No securities tendered to this bid will be taken up until (a) more than 50% of the outstanding securities of the class sought (excluding those securities beneficially owned, or over which control or direction is exercised, by the Offeror (as defined herein) or any person acting jointly or in concert with the Offeror) have been tendered to the bid (the “Statutory Minimum Condition”), (b) the minimum deposit period under the applicable securities laws has elapsed, and (c) any and all other conditions of the bid have been complied with or waived, as applicable. If these criteria are met, the Offeror will take up securities deposited under the bid in accordance with applicable securities laws and will extend the bid for an additional minimum period of 10 days to allow for further deposits of securities.

Neither this Notice of Variation, nor the Original Offer and Circular (as defined herein) has been approved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence. Shareholders in the United States should read the “Notice to CanniMed Shareholders in the United States” in the Original Offer and Circular.

FEBRUARY 5, 2018

NOTICE OF VARIATION

TO THE

AURORA CANNABIS INC.

OFFER TO PURCHASE ALL OF THE COMMON SHARES OF

CANNIMED THERAPEUTICS INC.

on an amended basis of, at the election of each holder of a common share of CanniMed:

(a)	3.40 common shares of Aurora (the “Share Alternative”);
(b)	$43.00 in cash (“Cash Alternative”); or
(c)	any combination thereof (the “Share and Cash Alternative”)

(Collectively, the “Improved Offer”)

The Cash Alternative and Share and Cash Alternative are subject to proration of maximum aggregate cash consideration of $140,000,000.

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 11:59 P.M. (PACIFIC TIME) ON MARCH 9, 2018, UNLESS THE OFFER IS ACCELERATED OR EXTENDED, OR WITHDRAWN BY THE OFFEROR.

Aurora Cannabis Inc.(“Aurora” or the “Offeror”) has prepared this notice of variation (the “Notice of Variation”) to (i) amend the terms set out in Aurora’s offer dated November 24, 2017 (the “Original Offer”) to purchase, on the terms and subject to the satisfaction or waiver of the conditions set out therein and in the takeover bid circular of Aurora that accompanied the Original Offer, as amended by the notice of change dated January 12, 2018 (the “Circular”), all of the issued and outstanding common shares (the “CanniMed Shares”) of CanniMed Therapeutics Inc. (“CanniMed”), (ii) update certain information set out in the Original Offer and Circular, including the unaudited pro forma financial statements attached to the Circular to reflect the change in the Offer consideration and more recent financial disclosure of CanniMed; and (iii) amend the Letter of Transmittal and exercise form to accommodate the election of the CanniMed Shareholders to receive Aurora Shares, cash, or a combination thereof, subject to pro ration.

TENDERYOURCANNIMEDSHARESTODAY.
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This Notice of Variation should be read in conjunction with the Original Offer and Circular. Except as otherwise set forth herein, the terms and conditions previously set forth in the Original Offer and Circular continue to be applicable in all respects. All references to the “Offer’’ in the Original Offer and Circular and this Notice of Variation mean the Original Offer as amended hereby, and all references in such documents to the ‘‘Circular’’ or the ‘‘Offer and Circular’’ mean the Original Offer and Circular as amended hereby. Unless the context requires otherwise, capitalized terms used herein but not defined herein that are defined in the Original Offer and Circular have the respective meanings given to them in the Original Offer and Circular.

Calculations of percentage amounts or amounts per CanniMed Share set forth in this Notice of Variation are based on 24,834,298 CanniMed Shares outstanding on a non-diluted basis and 25,259,022 CanniMed Share outstanding on a fully-diluted basis as of the close of business on February 5, 2018. For greater certainty, the 700,600 CanniMed Shares currently owned by Aurora will be excluded from the Offer.

The Offer Consideration

Under the Improved Offer, Aurora is offering to acquire all of the issued and outstanding CanniMed Shares (excluding the CanniMed Shares owned by Aurora and its affiliates), including any CanniMed Shares that may become issued and outstanding prior to the Expiry Time upon the conversion, exchange or exercise of any CanniMed Convertible Securities, upon the terms and subject to the conditions of the Improved Offer set forth herein.

The maximum amount of cash available under the Improved Offer will be $140 million, and the number of Aurora Shares to be issued will be between approximately 72 million (assuming full cash elections) and 84 million (assuming full share elections and no cash elections). If all CanniMed Shareholders elect to receive cash, then as a result of prorating, each CanniMed Shareholder would receive $5.70 in cash and 2.9493 Aurora Shares. Based on an implied Aurora share price of $12.65 and the 3.40 Exchange Ratio (defined below), the Improved Offer would equate to $43.00 per CanniMed Share, representing a 181% premium over the closing price of CanniMed Shares on November 14, 2017, the last day prior to the public disclosure of Aurora's intention to pursue a combination with CanniMed, and a 79% increase to the previous offer’s capped consideration of $24.00 per CanniMed Share.

The actual price of the Improved Offer and the premiums to other share prices will vary depending on the actual price of the Aurora Shares at the time of take-up. Based on the Aurora Share price on February 5, 2018 of $9.25 the value of the Improved Offer on February 5, 2018 would be $32.98 per CanniMed Share (based on full proration, with $5.70 being paid in cash on each CanniMed Share), which would equal a premium of 116% to the last day prior to the public disclosure of Aurora’s intention to pursue a combination with CanniMed ($15.30 CanniMed closing share price on November 14, 2017).

Pursuant to the Improved Offer, holders of CanniMed Shares will be entitled to elect (the “Consideration Election”) to receive one of the following:

The Share Alternative — If a CanniMed Shareholder elects to receive only Aurora Shares for their CanniMed Shares, the CanniMed Shareholder will receive 3.40 Aurora Shares for each of their CanniMed Shares (the “Exchange Ratio”). Based on an implied price of $12.65 per Aurora Share, the Exchange Ratio implies a price of $43.00 per CanniMed Share. The Exchange Ratio was established based on negotiations between Aurora and CanniMed. The actual price of an Aurora Share will fluctuate and may be more or less than $12.65 at the time that CanniMed Shares are taken-up and paid for under the Improved Offer.

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(ii)

The Cash Alternative — If a CanniMed Shareholder elects to receive all cash for their CanniMed Shares, the CanniMed Shareholder will receive up to $43.00 (minimum of $5.70 if all CanniMed Shareholders elect all cash) in cash per CanniMed Share (the “Cash Consideration”). The Cash Consideration is subject to pro ration based on a maximum aggregate cash consideration for the Improved Offer, any Compulsory Acquisition and any Subsequent Acquisition Transaction of $140,000,000 (the “Maximum Cash Consideration”) calculated in the manner described in the section entitled “The Improved Offer – Cash Proration”. If on any Take-Up Date, the aggregate Cash Consideration elected by the Cash Electing Shareholders exceeds the Maximum Take-Up Date Cash Consideration, then each such Cash Electing Shareholder will receive the balance (which is calculated as the difference between the Cash Consideration elected by such shareholder and the Cash Consideration payable after proration to such shareholder), if any, of the consideration to which they are entitled in the form of a number of Aurora Shares calculated by dividing such balance by $12.65, rounded down to the nearest whole number (with cash paid in lieu of any fractional Aurora Shares).

The Share and Cash Alternative —A CanniMed Shareholder may elect to receive any combination of Aurora Shares and cash based on a maximum of $43.00 in cash per CanniMed Share (a “Share and Cash Electing Shareholder”). In the case of a Share and Cash Electing Shareholder, the number of Aurora Shares to be issued per CanniMed Share will be equal to the quotient of (x) $43.00 minus the cash per CanniMed Share the Share and Cash Electing Shareholder has elected to receive divided by (y) $12.65, rounded down to the nearest whole number (with cash paid in lieu of any fractional Aurora Shares). Any cash elected by such CanniMed Shareholder will be subject to proration in the manner described in the section entitled “The Improved Offer – Cash Proration” whereby the Cash Component may be decreased and the Share Component increased. CanniMed Shareholders are advised that by electing the Share and Cash Alternative they may receive a proportionately smaller portion of cash than a CanniMed Shareholder who elects the Cash Alternative, if the cash payable is reduced from the elected amount due to the proration. Each such Share and Cash Electing Shareholder will receive the balance (which is calculated as the difference between the Cash Consideration elected by such shareholder and the Cash Consideration payable after proration to such shareholder), if any, of the consideration to which they are entitled in the form of a number of Aurora Shares calculated by dividing such balance by $12.65, rounded down to the nearest whole number (with cash paid in lieu of any fractional Aurora Shares).

CanniMed Shareholders are advised that any cash elected to be received is based on an implied Aurora Share price of $12.65, which may be more or less than the value of the share consideration at the time that the CanniMed Shares are taken-up under the Improved Offer. The Offeror therefore recommends that CanniMed Shareholders consider recent market price quotations for Aurora Shares before making their Consideration Election.

The Offer is made only for CanniMed Shares and is not made for any CanniMed Convertible Securities. Holders of CanniMed Convertible Securities who wish to participate in the Offer should exercise such Convertible Securities to acquire CanniMed Shares and deposit the resulting CanniMed Shares in response to the Offer. If any holder of Convertible Securities does not exercise such CanniMed Convertible Securities prior to the Expiry Time, such Convertible Securities will remain outstanding following the Expiry Time in accordance with their terms and conditions, including with respect to terms to expiry, vesting schedule and exercise price.

The Offeror has submitted an application to list, on the TSX, the Aurora Shares that may be distributed in connection with the Improved Offer. Listing of the Aurora Shares will be subject to Aurora fulfilling all of the applicable listing requirements of the TSX. The Offeror has received the approval of its shareholders for the issue of the Aurora Shares to CanniMed Shareholders pursuant to the Improved Offer.

How to Accept the Offer

Any CanniMed Shareholder who deposits CanniMed Shares under the Offer and does not make a proper Consideration Election will be deemed to have elected to receive the Share Alternative for their CanniMed Shares. The Amended Letter of Transmittal which accompanies this Notice of Variation sets out the manner in which such election may be made.

TENDERYOURCANNIMEDSHARESTODAY.
FORASSISTANCEPLEASECONTACTLAURELHILLADVISORYGROUPAT:
1-877-452-7184TOLL-FREE(416-304-0211COLLECT),ORBYEMAILATASSISTANCE@LAURELHILL.COM
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(iii)

CanniMed Shareholders who have validly deposited under the Offer and not withdrawn their CanniMed Shares need take no further action to accept the Improved Offer for the Share Alternative and will automatically be entitled to receive under the Offer 3.40 Aurora Shares for each CanniMed Share tendered. Such CanniMed Shareholders will, however, have the opportunity to elect to receive the Cash Alternative, or the Share and Cash Alternative instead by following the instructions under Section 7, “Manner of Acceptance” included in this Notice of Variation and in the Amended Letter of Transmittal, and returning the duly completed and executed Amended Letter of Transmittal before the Expiry Time.

CanniMed Shareholders who have not deposited their CanniMed Shares, whose CanniMed Shares are registered in their name and who wish to accept the Offer must properly complete and execute the Amended Letter of Transmittal, or a manually executed facsimile thereof, and deposit it, at or prior to the Expiry Time, together with DRS statement(s) representing their CanniMed Shares, with the depository for the Offer, Laurel Hill Advisory Group (“Laurel Hill” or the “Depository and Information Agent”) in accordance with the instructions in the Amended Letter of Transmittal. Alternatively, CanniMed Shareholders may follow the procedure for Book-based Transfer set forth in Section 7 of this Notice of Variation entitled “Manner of Acceptance”.

CanniMed Shareholders whose CanniMed Shares are held on their behalf, or for their account, by an investment dealer, broker, bank, trust company or other intermediary, should contact their intermediary directly if they wish to accept the Offer. Intermediaries will likely establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, CanniMed Shareholders who wish to tender their CanniMed Shares to the Improved Offer and whose CanniMed Shares are held through an intermediary should promptly and carefully follow the instructions provided to them by their investment dealer, broker, bank, trust company or other intermediary.

The Offeror recommends that CanniMed Shareholders obtain recent quotations for Aurora Shares before making your Consideration Election.

Offer Conditions

In addition to the Statutory Minimum Condition, completion of the Improved Offer is subject to a number of conditions which are set out in Section 1 of this Notice of Variation, including:

1.

That there shall have been validly deposited under the Improved Offer and not withdrawn at the Expiry Time that number of CanniMed Shares that constitutes more than 66 2/3% of the outstanding CanniMed Shares (calculated on a fully-diluted basis);

2.	That the Support Agreement (as defined herein) shall not have been terminated in accordance with its terms;

3.	The receipt of all regulatory approvals, including Competition Act Approval (as defined herein);

4.	That there is no legal prohibition to the completion of the Improved Offer;

5.

That there does not exist and there shall not have occurred or been publicly disclosed since the date of this Notice of Variation, any event, change, circumstance of development or occurrence that constitutes a Material Adverse Change (as defined in the Support Agreement) to CanniMed;

6.	CanniMed will have complied in all material respects with its covenants and obligations under the Support Agreement to be complied with at or prior to the Expiry Time; and

7.

the Offeror shall not have become aware of any untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings prior to the date of the Improved Offer in relation to all matters covered in earlier filings), in any document filed by or on behalf of CanniMed with any of the Securities Authorities or a similar securities regulatory authority in the United States or elsewhere that constitutes a Material Adverse Change.

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(iv)

As of the date of this Notice of Variation, the Offeror has received the approval of its shareholders and the TSX for the issuance of the Aurora Shares as consideration for the Improved Offer. The only outstanding Regulatory Approval is the Competition Act Approval.

Shareholder Questions

Questions and requests for assistance may be directed to Laurel Hill. Additional copies of this document, and the Amended Letter of Transmittal may also be obtained without charge from Laurel Hill. Contact details may be found on the back page of this document. Copies of this document and related materials may also be found on Aurora’s website at www.auroramj.com or on SEDAR at www.sedar.com. This SEDAR website address is provided for informational purposes only and no information contained on, or accessible from, this website is incorporated by reference in this document unless otherwise expressly noted herein.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this Notice of Variation or the Offer and Circular, and, if given or made, such information or representation must not be relied upon as having been authorized by the Offeror.

This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, CanniMed Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to CanniMed Shareholders in any such jurisdiction.

QUESTIONS MAY BE DIRECTED TO THE INFORMATION AGENT

Laurel Hill Advisory Group

70 University Avenue, Suite 1440 Toronto, ON M5J 2M4
North American Toll Free Phone: 1-877-452-7184
Outside of North America: 1-416-304-0211
Facsimile: 1-416-646-2415
E-mail: assistance@laurelhill.com

TENDERYOURCANNIMEDSHARESTODAY.
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(v)

TENDERYOURCANNIMEDSHARESTODAY.
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NOTICE OF VARIATION

This Notice of Variation and the accompanying Amended Letter of Transmittal supplements the Original Offer and Circular and replaces the original Letter of Transmittal pursuant to which the Offeror is offering to purchase all of the issued and outstanding CanniMed Shares. Except as otherwise set forth in this Notice of Variation, the information, terms and conditions previously set forth in the Original Offer and Circular continue to be applicable in all respects and this Notice of Variation should be read in conjunction with the Original Offer and Circular, all of the provisions of which are incorporated herein by reference, subject to the amendments thereto contained in this Notice of Variation. All references to the ‘‘Offer’’ in the Original Offer and Circular and this Notice of Variation mean the Original Offer as amended hereby and all references in such documents to the ‘‘Offer’’ and/or ‘‘Circular’’ mean the Original Offer and the Circular as amended hereby.

FEBRUARY 5, 2018

1.	THE IMPROVED OFFER

Offer Consideration

Section 1 “The Offer” in the Original Offer is deleted in its entirety and replaced with the following information:

The Offeror is offering to purchase all of the outstanding CanniMed Shares (excluding the CanniMed Shares owned by Aurora and its affiliates), at the election of each CanniMed Shareholder (the “Consideration Election”), on the basis of: (i) 3.40 common shares of Aurora (the “Share Alternative”); (ii) $43.00 in cash (“Cash Alternative”); or (iii) any combination thereof (the “Share and Cash Alternative”), for each CanniMed Share and subject to the Cash Proration of the maximum aggregate cash consideration of $140,000,000 as set out herein (the “Improved Offer”).

The maximum amount of cash available under the Improved Offer will be subject to an aggregate maximum of $140 million, and the number of Aurora Shares to be issued will be between approximately 72 million (assuming full cash elections) and 84 million (assuming full share elections and no cash elections). If all CanniMed Shareholders elect to receive cash, then each CanniMed Shareholder would receive $5.70 in cash and 2.9493 Aurora Shares. Based on an implied Aurora Share price of $12.65 and the 3.40 Exchange Ratio (defined below), the Improved Offer would equate to $43.00 per CanniMed Share, representing a 181% premium over the closing price of CanniMed Shares on November 14, 2017, the last day prior to the public disclosure of Aurora's intention to pursue a combination with CanniMed, and a 79% increase to the previous offers capped consideration of $24.00 per CanniMed Share.

The actual price of the Improved Offer and the premiums to other share prices will vary depending on the actual price of the Aurora Shares at the time of take-up. Based on the Aurora Share price on February 5, 2018 of $9.25 the value of the Improved Offer on February 5, 2018 would be $32.98 per CanniMed Share (based on full proration, with $5.70 being paid in cash on each CanniMed Share), which would equal a premium of 116% to the last day prior to the public disclosure of Aurora’s intention to pursue a combination with CanniMed ($15.30 CanniMed closing share price on November 14, 2017).

Calculations of percentage amounts or amounts per CanniMed Share set forth in this Notice of Variation are based on 24,834,298 CanniMed Shares outstanding on a non-diluted basis and 25,259,022 CanniMed Share outstanding on a fully-diluted basis as of the close of business on February 5, 2018. For greater certainty, the 700,600 CanniMed Shares currently owned by Aurora will be excluded from the Offer.

Pursuant to the Improved Offer, holders of CanniMed Shares will be entitled to elect (the “Consideration Election”) to receive one of the following:

The Share Alternative — If a CanniMed Shareholder elects to receive only Aurora Shares for their CanniMed Shares, the CanniMed Shareholder will receive 3.40 Aurora Shares for each of their CanniMed Shares (the “Exchange Ratio”). Based on an implied price of $12.65 per Aurora Share, the Exchange Ratio implies a price of $43.00 per CanniMed Share. The Exchange Ratio was established based on negotiations between Aurora and CanniMed. The actual price of an Aurora Share will fluctuate and may be more or less than $12.65 at the time that CanniMed Shares are taken-up and paid for under the Improved Offer.

TENDER YOUR CANNIMED SHARES TODAY.
FOR ASSISTANCE PLEASE CONTACT LAUREL HILL ADVISORY GROUP AT:
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The Cash Alternative — If a CanniMed Shareholder elects to receive all cash for their CanniMed Shares, the CanniMed Shareholder will receive up to $43.00 (minimum of $5.70 if all CanniMed Shareholders elect all cash) in cash per CanniMed Share (the “Cash Consideration”). The Cash Consideration is subject to pro ration based on a maximum aggregate cash consideration for the Improved Offer, any Compulsory Acquisition and any Subsequent Acquisition Transaction of $140,000,000 (the “Maximum Cash Consideration”) and calculated in the manner described in the section below entitled “Cash Proration”. If on any Take-Up Date, the aggregate Cash Consideration elected by the Cash Electing Shareholders exceeds the Maximum Take-Up Date Cash Consideration, then each such Cash Electing Shareholder will receive the balance (which is calculated as the difference between the Cash Consideration elected by such shareholder and the Cash Consideration payable after proration to such shareholder), if any, of the consideration to which they are entitled in the form of a number of Aurora Shares calculated by dividing such balance by $12.65, rounded down to the nearest whole number (with cash paid in lieu of any fractional Aurora Shares).

The Share and Cash Alternative —A CanniMed Shareholder may elect to receive any combination of Aurora Shares and cash based on a maximum of $43.00 in cash per CanniMed Share (a “Share and Cash Electing Shareholder”). In the case of a Share and Cash Electing Shareholder, the number of Aurora Shares to be issued per CanniMed Share will be equal to the quotient of (x) $43.00 minus the cash per CanniMed Share the Share and Cash Electing Shareholder has elected to receive divided by (y) $12.65, rounded down to the nearest whole number (with cash paid in lieu of any fractional Aurora Shares). Any cash elected by such CanniMed Shareholder will be subject to proration in the manner described in the section entitled “The Improved Offer – Cash Proration” whereby the Cash Component may be decreased and the Share Component increased. CanniMed Shareholders are advised that by electing the Share and Cash Alternative they may receive a proportionately smaller portion of cash than a CanniMed Shareholder who elects the Cash Alternative, if the cash payable is reduced from the elected amount due to the proration. Each such Share and Cash Electing Shareholder will receive the balance (which is calculated as the difference between the Cash Consideration elected by such shareholder and the Cash Consideration payable after proration to such shareholder), if any, of the consideration to which they are entitled in the form of a number of Aurora Shares calculated by dividing such balance by $12.65, rounded down to the nearest whole number (with cash paid in lieu of any fractional Aurora Shares).

CanniMed Shareholders are advised that any cash elected to be received is based on an implied Aurora Share price of $12.65, which may be more or less than the value of the share consideration at the time that the CanniMed Shares are taken-up under the Offer. The Offeror therefore recommends that CanniMed Shareholders consider recent market price quotations for the Aurora Shares before making their Consideration Election.

Any CanniMed Shareholder who deposits CanniMed Shares under the Offer and does not make a proper Consideration Election will be deemed to have elected to receive the Share Alternative for their CanniMed Shares.

The Amended Letter of Transmittal which accompanies this Notice of Variation sets out the manner in which the Consideration Election may be made.

Cash Proration

The maximum aggregate cash consideration for the Improved Offer, any Compulsory Acquisition and any Subsequent Acquisition Transaction is $140,000,000 (the “Maximum Cash Consideration”). The Cash Consideration of the Cash Alternative and the Share and Cash Alternative will be prorated, to ensure that the Maximum Cash Consideration payable is not exceeded, as follows:

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1.

The maximum cash available on any date on which Aurora elects to take-up shares pursuant to the Improved Offer, Compulsory Acquisition or Subsequent Acquisition Transaction (each, a “Take-Up Date”), shall be determined by multiplying the Maximum Cash Consideration by a fraction, the numerator of which is the number of CanniMed Shares that are to be taken up on such Take-Up Date and the denominator of which is the total number of outstanding CanniMed Shares not held by Aurora on the date of the Improved Offer, calculated on a fully diluted basis (the “Maximum Take-Up Date Cash Consideration”);

2.

If on any Take-Up Date, the aggregate Cash Consideration to be paid to CanniMed Shareholders who elect to receive the Cash Alternative and the Share and Cash Alternative (the “Cash Electing Shareholders”) exceeds the Maximum Take-Up Date Cash Consideration, then the Maximum Take-Up Date Cash Consideration will be prorated among the Cash Electing Shareholders as follows:

a.

Each Cash Electing Shareholder will receive an amount of cash equal to the amount of the cash sought by such Cash Electing Shareholder multiplied by a fraction, the numerator of which is the Maximum Take-Up Date Cash Consideration and the denominator of which is the aggregate amount of the cash consideration sought by all Cash Electing Shareholders on such Take-Up Date; and

b.

Each such Cash Electing Shareholder will receive the balance (which is calculated as the difference between the cash elected by the Cash Electing Shareholder and the cash received by the Cash Electing Shareholder as a result of proration) of the consideration to which they are entitled in the form of a number of Aurora Shares calculated by dividing such balance by $12.65, rounded down to the nearest whole number (with cash paid in lieu of any fractional Aurora Shares).

(collectively, the “Cash Proration”).

CanniMed Convertible Securities

The Offer is made only for CanniMed Shares and is not made for any CanniMed Convertible Securities. Holders of CanniMed Convertible Securities who wish to participate in the Offer should exercise such Convertible Securities to acquire CanniMed Shares and deposit the resulting CanniMed Shares in response to the Offer. If any holder of Convertible Securities does not exercise such CanniMed Convertible Securities prior to the Expiry Time, such Convertible Securities will remain outstanding following the Expiry Time in accordance with their terms and conditions, including with respect to terms to expiry, vesting schedule and exercise price.

The Board of Directors of CanniMed has unanimously determined that the terms of the Improved Offer are fair from a financial point of view to the CanniMed Shareholders and have recommended that CanniMed Shareholders tender to the Improved Offer. CanniMed and the Offeror have entered into an agreement (the “Support Agreement”) whereby CanniMed has agreed to support the Improved Offer (see Section 12 “Agreements Related to the Improved Offer”). Aurora understands that on or about February 5, 2018, CanniMed intends to issue a news release reducing the minimum initial deposit period to 84 days, which reduces the time that the Offeror must wait before being able to make the initial take up of CanniMed Shares pursuant to the Improved Offer to February 16, 2018. This reduction will not change the Expiry Time and the Improved Offer will remain open for CanniMed Shareholders to deposit their CanniMed Shares until the Expiry Time and such Mandatory Extension Period or any extension thereafter.

Conditions of the Offer

Section 4 “Conditions of the Offer” in the Original Offer is deleted in its entirety and replaced with the following information:

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Notwithstanding any other provision of the Offer, subject to applicable Law, and in addition to (and not in limitation of) the Offeror’s right to vary or change the Offer at any time prior to the Expiry Time pursuant to Section 5 of the Offer, “Acceleration, Extension and Variation of the Offer”, the Offeror will not take up, purchase or pay for any CanniMed Shares unless at the time Aurora elects to take up the CanniMed Shares, there shall have been validly deposited under the Offer and not withdrawn that number of CanniMed Shares, that constitutes more than the Statutory Minimum Condition. In the event the Statutory Minimum Condition is not satisfied, the Offeror will have the right to withdraw or terminate the Offer or to extend the period of time during which the Offer is open for acceptance. The Statutory Minimum Condition cannot be waived by the Offeror.

In addition, the Offeror shall have the right to withdraw the Offer and not take up, purchase or pay for any CanniMed Shares tendered to the Offer, unless all of the following conditions are satisfied or waived by the Offeror prior to 11:59 p.m. (Pacific time) on March 9, 2018 or such earlier or later time during which CanniMed Shares may be deposited under the Offer, excluding the Mandatory Extension Period or any extension thereafter:

1.

there shall have been validly deposited under the Offer and not withdrawn at the Expiry Time that number of CanniMed Shares that constitutes more than 66 2/3% of the outstanding CanniMed Shares (calculated on a fully-diluted basis);

2.	this Support Agreement shall not have been terminated in accordance with its terms;

3.

all Governmental Authority or regulatory consents, authorizations, waivers, permits, reviews, orders, rulings, decisions, approvals or exemptions (including pursuant to any competition or antitrust Laws and those of any stock exchange or other Securities Authorities) that are necessary to complete the Improved Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction shall have been obtained or concluded on terms and conditions reasonably satisfactory to the Offeror and all regulatory notice and waiting or suspensory periods in respect of the foregoing shall have expired or been terminated, including Competition Act Approval;

4.

no inquiry, act, action, suit, investigation, litigation, objection, opposition or other proceeding (whether formal or informal) shall have been commenced, announced, threatened or taken before or by, and no judgment or order shall have been issued by, any Governmental Authority, and no Law shall exist or have been proposed, enacted, promulgated, amended or applied (including with respect to the interpretation or administration thereof) to make illegal, enjoin, prohibit, materially delay or impose material limitations or conditions on the purchase by or the sale to the Offeror of the CanniMed Shares, the right of the Offeror to own or exercise full rights of ownership of the CanniMed Shares, or the consummation of the Improved Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction;

5.

there does not exist any prohibition at Law against the Offeror making or maintaining the Improved Offer or taking up and paying for any CanniMed Shares deposited under the Improved Offer or completing a Compulsory Acquisition or a Subsequent Acquisition Transaction;

6.

that there does not exist and there shall not have occurred or been publicly disclosed since the date of the Improved Offer, any event, change, circumstance of development or occurrence that constitutes a Material Adverse Change;

7.	CanniMed will have complied in all material respects with its covenants and obligations under the Support Agreement to be complied with at or prior to the Expiry Time; and

8.

the Offeror shall not have become aware of any untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings prior to the date of the Improved Offer in relation to all matters covered in earlier filings), in any document filed by or on behalf of CanniMed with any of the Securities Authorities or a similar securities regulatory authority in the United States or elsewhere that constitutes a Material Adverse Change;

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The foregoing conditions (other than the Statutory Minimum Condition) are for the exclusive benefit of the Offeror and may be asserted by the Offeror, at any time, regardless of the circumstances giving rise to any such condition. The Offeror may, in the Offeror’s sole discretion, waive any of the foregoing conditions (other than the Statutory Minimum Condition), in whole or in part, at any time and from time to time, both before and after the Expiry Time, without prejudice to any other rights the Offeror may have. The failure by the Offeror at any time to exercise any of the foregoing rights will not be deemed to be a waiver of any such right and each such right shall be considered an ongoing right which may be asserted at any time and from time to time.

As of the date of this Notice of Variation, the Offeror has received the approval of its shareholders and the TSX for the issuance of the Aurora Shares as consideration for the Improved Offer. The only outstanding Regulatory Approval for the completion of the offer is Competition Act Approval.

Although at the time of making the Original Offer, the Offer was not a Notifiable Transaction under the Competition Act, Aurora subsequently concluded, based on the publicly available financial information regarding CanniMed, that as of March 9, 2018 the transactions contemplated by the Offer would likely constitute a Notifiable Transaction under the Competition Act. Accordingly, after making the Original Offer, the Offeror made a notification pursuant to Section 114(1) of the Competition Act (a “Notification”) on January 15, 2018, and also requested an advance ruling certificate (an “ARC”) on January 12, 2018. On January 16, 2018, the Notification was verified complete with a 30 day statutory waiting period set to expire on February 14, 2018. On January 26, 2018, CanniMed filed materials in response to the Commissioner’s mandatory notification to CanniMed. On January 30, 2018, CanniMed issued its October 31, 2017 financial statements, which confirmed that the Offer is a Notifiable Transaction. On January 31, 2018, the Commissioner advised that the transaction has been designated complex, and that the Competition Bureau’s service standard for response to the Notification would be 45 days, ending on March 1, 2018, unless a supplementary information request is issued on or before February 14, 2018, in which case the service standard is extended until 30 days after compliance with the supplementary information request.

2.	BACKGROUND TO THE AMENDED OFFER

Section 6 “Background to the Offer” in the Original Offer is supplemented with the following information:

On November 24, 2017, Aurora launched the Offer to Purchase all issued and outstanding CanniMed Shares. That same day, CanniMed announced that it did not support the Offer and urged its shareholders to take no action. On December 11, 2017, the Board of Directors of CanniMed filed and mailed the CanniMed Directors’ Circular in which they recommended that CanniMed Shareholders reject Aurora’s Offer.

On November 28, 2017, CanniMed announced that it had adopted a shareholder rights plan (the “Rights Plan”). The Rights Plan prevented Aurora from acquiring any CanniMed Shares other than those already tendered and also barred Aurora from entering into any lock-up agreements other than the Lock-Up Agreements which Aurora had already entered into on November 12, 2017.

On December 4, 2017, Aurora filed an application with the Financial and Consumer Affairs Authority of Saskatchewan (the “FCAAS”) and the Ontario Securities Commission (the “OSC”, and together with the FCAAS the “Securities Regulators”) to cease trade the Rights Plan and to shorten the minimum deposit period under the Offer from 105 days, to 35 days, from the date of the Offer (the “Deposit Period Order”).

On December 11, 2017 CanniMed and the Special Committee of the Board of CanniMed (“CanniMed Special Committee”), in turn, through amended applications, sought orders to prevent Aurora from acquiring up to 5% of the outstanding shares of CanniMed on the open market (in accordance to the exemption in section 2.2(3) of National Instrument 62-104 Take-Over Bids and Issuer Bids) (the “5% Restriction Order”); deem Aurora to be acting jointly or in concert with the Locked-Up Shareholders of CanniMed; and deem the Offer an “insider bid”.

On December 20, 2017, the Securities Regulators held joint hearings in response to the applications, and on December 22, 2017, issued orders (the “Orders”) in respect of the applications. Under the Orders, the Securities Regulators cease traded the Rights Plan, rejected the argument that Aurora and the Locked-Up Shareholders were acting jointly and in concert, and also denied the 5% Restriction Order. CanniMed’s argument to deem the Offer as an “insider bid” was also rejected as was Aurora’s application for the Deposit Period Order. Aurora was ordered to amend its disclosures to include, amongst other things, how it became aware that the board of CanniMed would be meeting on November 13, 2017 to discuss a deal with Newstrike Resources Ltd. (“Newstrike”).

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Also, on December 20, 2017 Aurora filed and mailed a dissident information circular (“Dissident Circular”) for the special meeting (the “CanniMed Meeting”) of CanniMed Shareholders scheduled for January 23, 2018 to approve the arrangement with Newstrike (the “Newstrike Arrangement”).

In addition to the mailing of the Dissident Circular and the hearings with Securities Regulators, both Aurora and CanniMed issued a number of news releases, regarding the Original Offer and the Newstrike Arrangement, including responding to certain statements made in various news releases and issuing voting reminders to the CanniMed Shareholders.

On January 12, 2018, Aurora filed and mailed the Notice of Change and issued amended and restated news releases in response to the Orders.

On January 12, 2018, CanniMed filed a lawsuit (the “Lawsuit”) in the Ontario Superior Court of Justice against Aurora, several large shareholders of CanniMed and others alleging various allegations in connection with the Original Offer and related matters. The Lawsuit sought to adjudicate certain matters that were previously brought before the Securities Regulators.

At various times since the Offer was made, Aurora had signalled a willingness, to engage with CanniMed to effect a merger of the two organizations on a cooperative basis. During this time, Aurora through its proxy advisors, had also been in touch with certain CanniMed Shareholders in order to garner support for the Offer and to also solicit votes against the Newstrike Arrangement.

In light of the movement in market prices of CanniMed and Aurora shares, Aurora management made a proposal that improved the terms of the Original Offer and submitted it to CanniMed management on January 17, 2018 (the “January 17 Proposal”). The January 17 Proposal was for $28.75 for one CanniMed Share (assuming completion of the Newstrike Arrangement) with the consideration comprised of Aurora Shares and cash (capped at $140 million). Late in the evening of January 17, 2018, Cormark Securities Inc., financial advisor to the CanniMed Special Committee, approached Canaccord Genuity Corp. (“Canaccord Genuity”), financial advisors to Aurora, to clarify certain elements of the January 17 Proposal.

On January 18, 2018, in response to Aurora’s revised proposal, CanniMed postponed the CanniMed Meeting originally scheduled for January 23, 2018 to January 25, 2018 to allow time for discussions regarding a possible transaction with Aurora as permitted under the terms of the Newstrike Arrangement. The cut off time for the deposit of proxies was also changed to 48 hours prior to the time of the CanniMed Meeting. Concurrently with the postponement of the CanniMed Meeting, CanniMed and Aurora each agreed to a standstill until January 21, 2018 at 11:59 p.m. (EST) (which was later extended), and each of them agreed not to solicit any proxies of CanniMed Shareholders, acquire any additional CanniMed Shares, or make any announcement or public statements in respect of a potential transaction, amongst other things (the “Standstill”).

Later on January 18, 2018, following discussions amongst Canaccord Genuity and Cormark, revised proposal alternatives (the “January 18 Proposal Alternatives”) were presented by Canaccord Genuity, on behalf of Aurora. The January 18 Proposal Alternatives included the same terms as the January 17 Proposal, in addition to an alternative proposal for CanniMed Shares, assuming the Newstrike Arrangement was terminated.

Soon thereafter, Aurora agreed to a confidentiality agreement as required under the terms of the Newstrike Arrangement for CanniMed to enter into discussions with Aurora regarding the January 18 Proposal Alternatives, CanniMed and Aurora entered into a mutual non-disclosure agreement (the “NDA”).

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After the NDA was executed, from January 19, 2018 through to and including January 21, 2018, the legal and financial advisors of Aurora, CanniMed, and the CanniMed Special Committee discussed and negotiated terms of a potential transaction. During this period, Aurora made a subsequent proposal of $35.65 for one CanniMed Share (assuming completion of the Newstrike Arrangement) with the consideration comprised of Aurora Shares and cash (capped at $100 million), followed by a number of subsequent proposals at higher prices (all of which contemplated the termination of the Newstrike Arrangement), before providing the proposal which, through negotiation between the parties, resulted in the Improved Offer.

On January 22, 2018, Aurora and CanniMed agreed to extend the Standstill to expire at 5:00 pm (EST) on January 22, 2018 and extended the cut off time for the deposit of proxies for the CanniMed Meeting to 10:00 a.m. (EST) on January 24, 2018. The legal and financial advisors to Aurora, the CanniMed Special Committee and the CanniMed Board continued discussions and negotiations during the day on January 22, 2018.

During this period, Aurora management held meetings to discuss the negotiations, gain advice of legal counsel and the financial advisors, evaluate the various proposals and proposed transaction terms and provide direction to its legal counsel and financial advisors.

On January 23, 2018, Aurora and CanniMed again extended the Standstill, this time to expire at 5:00 pm (EST) on January 23, 2018, and extended the cut off time for the deposit of proxies for the CanniMed Special Meeting to 9:00 a.m. (EST) on January 25, 2018.

The negotiations culminated on January 24, 2018, when Aurora and CanniMed entered into the Support Agreement, which provides for the Consideration Election on the basis of the Share Alternative, Cash Alternative or the Share and Cash Alternative. For details of the Support Agreement please refer to “Agreements Related to the Improved Offer - Support Agreement”. For details of the Support Agreement please refer to “Agreements Related to the Improved Offer - Support Agreement”. For details of the revised consideration please refer to “Offer Consideration”.

In furtherance of the Support Agreement, on January 24, 2018, CanniMed entered into a termination agreement (the “Termination Agreement”) with Newstrike pursuant to which CanniMed and Newstrike agreed to terminate the Newstrike Arrangement. The Termination Agreement required the payment of a $9.5 million termination fee to Newstrike, which was paid by Aurora pursuant to the Support Agreement. As a result of entering into the Support Agreement and the Termination Agreement, the CanniMed Meeting was cancelled. Additionally, CanniMed also agreed to file a notice of discontinuance in regards to the Lawsuit, which occurred on February 1, 2018 and to reduce the initial deposit period once Regulatory Approval was received.

3.	CANNIMED BOARD’S UNANIMOUS RECOMMENDATION

The CanniMed Board has unanimously determined, after consultation with its financial and legal advisors, and following receipt of the recommendation of the CanniMed Special Committee, that the consideration offered under the Improved Offer is fair, from a financial point of view, to the CanniMed Shareholders (other than Aurora and its affiliates), and that it would be in the best interests of CanniMed to support and facilitate the Improved Offer and to recommend that CanniMed Shareholders ACCEPT the Improved Offer and TENDER their CanniMed Shares thereto. In making its recommendation, the CanniMed Board consulted with its financial and legal advisors, received the recommendation of the Special Committee, and carefully considered all aspects of the Improved Offer. The CanniMed Board, upon the recommendation of the CanniMed Special Committee, also unanimously approved the entering into of the Support Agreement with Aurora.

CanniMed has filed the notice of change (the “CanniMed Notice of Change”) pursuant to which it amended and supplemented the Directors’ Circular dated December 8, 2017. The CanniMed Notice of Change provides a more detailed disclosure of the recommendation of the Improved Offer by the CanniMed Board.

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4.	INTENTIONS WITH RESPECT TO THE IMPROVED OFFER

Aurora entered into lock-up agreements (the “Original Lock-Up Agreements”) on November 12, 2017 with Saskworks Venture Fund Inc., Golden Opportunities Fund Inc., Apex Investment Limited Partnership and Vantage Asset Management Inc. (hereinafter after called, the “Original Locked-Up Shareholders”) to support the Original Offer (and the Improved Offer). Each Original Lock-Up Agreement sets out the terms and conditions pursuant to which each Original Locked-Up CanniMed Shareholder is prepared to support the Original Offer and any improved offer, including the Improved Offer, in respect of the aggregate 8,740,321 CanniMed Shares held by them, representing approximately 36% of the CanniMed Shares, as of the date of this Notice of Variation. Copies of the Original Lock-Up Agreements are also available under CanniMed’s profile on SEDAR at www.sedar.com.

In addition, each director and certain officers of CanniMed have entered into lock-up agreements (the “New LockUp Agreements”) in which they have agreed, subject to the terms of such New Lock-Up Agreements, to tender the CanniMed Shares held by them or over which they exercise control to the Improved Offer. Such CanniMed Shares represent approximately 12% of the CanniMed Shares outstanding (on a fully diluted basis). A copy of the form of the New Lock-Up Agreements is available on CanniMed’s profile on SEDAR at www.sedar.com.

As of the date of this Notice of Variation, approximately 48% of the CanniMed Shares on a fully-diluted basis are subject to either the New Lock-Up Agreements or the Original Lock-Up Agreements.

Except for the Original Lock-Up Agreements, the New Lock-Up Agreements or as otherwise disclosed in this Notice of Variation, to the knowledge of the directors and officers of Aurora, after reasonable enquiry, no insider of CanniMed, no associate or affiliate of any director, officer or other insider of CanniMed, no associate or affiliate of CanniMed nor any person acting jointly or in concert with CanniMed has accepted or indicated an intention to accept the Improved Offer.

5.	TIME FOR DEPOSIT

The Offer remains open for acceptance until 11:59 p.m. (Pacific Time) on March 9, 2018, unless the Offer is extended or accelerated, or withdrawn, by Aurora. If Aurora elects to extend the period during which CanniMed Shareholders may tender their CanniMed Shares under the Offer, it will publicly announce details of the extension, as required by applicable Canadian Securities Laws, and will mail a copy of the notice of extension to CanniMed securityholders who are entitled to receive notice under applicable Canadian Securities Laws.

Prior to the commencement of the Offer, Aurora applied to the Autorité des marches financiers (“AMF”), the securities regulatory authority in the Province of Québec, for an order that the documents incorporated by reference in the Circular be translated and filed on SEDAR after the commencement of the Offer. On November 23, 2017, the AMF issued an order (the “AMF Order”) permitting the Offeror to translate and file the documents incorporated by reference in the Circular after the commencement of the Offer, provided that the expiry date of the Offer to CanniMed Shareholders residing in the Province of Québec shall not occur earlier than 105 days from the date all such translated documents are filed on SEDAR. As of December 20, 2017, all translated documents incorporated by reference in the Circular had been filed on SEDAR. Aurora has applied for an amendment to the AMF Order in order to reduce the period of time before the Expiry Time that the documents incorporated by reference must be filed to 35 days.

As of November 23, 2017, Aurora believed that there were 293 CanniMed Shareholders in the Province of Québec holding 148,379 CanniMed Shares, representing 0.71% of the issued and outstanding CanniMed Shares. As a result of the New AMF Order, no additional extension to the Expiry Time will be required for persons resident in the Province of Quebec to accommodate translation of documents incorporated by reference.

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6.	LETTER OF TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY

The Offeror has amended the Letter of Transmittal that accompanied the Original Offer and Circular to accommodate for the increased consideration (the “Amended Letter of Transmittal”). Accordingly, all references in the Original Offer and Circular, as amended, are deleted and replaced with the Amended Letter of Transmittal, as applicable.

As of the date hereof, there are no outstanding physical share certificates representing CanniMed Shares, and as such the original Notice of Guaranteed Delivery in the form which accompanied the Original Offer and Circular is withdrawn. An amended or revised notice of guaranteed delivery will not be provided in furtherance of the Improved Offer.

7.	MANNER OF ACCEPTANCE

Section 3 “Manner of Acceptance” in the Original Offer is supplemented with the following information:

Accompanying this Notice of Variation is the Amended Letter of Transmittal, which replaces the original Letter of Transmittal which accompanied the Original Offer and Circular. References in the Original Offer and Circular to the Letter of Transmittal should be read as references to the Amended Letter of Transmittal.

CanniMed Shareholders who wish to accept the Offer must properly complete and duly manually execute the Amended Letter of Transmittal (printed on BLUE paper), or a facsimile thereof, and deposit it, at or prior to the Expiry Time, together with the DRS statement(s) representing their CanniMed Shares (if available) and all other required documents, with the Depositary and Information Agent at its office in Toronto, Ontario specified in the Amended Letter of Transmittal, in accordance with the instructions set out therein. See Section 3 of the Original Offer, “Manner of Acceptance – Letter of Transmittal”. Alternatively, registered CanniMed Shareholders may accept the Offer by following the procedures for a book-entry transfer of CanniMed Shares set out in Section 3 of the Original Offer, “Manner of Acceptance – Acceptance by Book-Entry Transfer”.

Shareholders described below will be deemed to have elected to receive the Share Alternative and the Shareholder will be deemed to have elected to receive 3.40 Aurora Shares per deposited CanniMed Share:

(a)	CanniMed Shareholders who accept the Offer by delivering the original Letter of Transmittal in the form that accompanied the Original Offer and Circular; and

(b)	CanniMed Shareholders who deposit CanniMed Shares under the Offer and do NOT make a proper Consideration Election in the Amended Letter of Transmittal.

For example, if a CanniMed Shareholder deposits 100,000 CanniMed Shares pursuant to the original Letter of Transmittal in the form accompanying the Original Offer and Circular or with an Amended Letter of Transmittal but does not specify the Consideration Election, such Shareholder will be entitled to receive under the Offer, upon take-up and payment for such CanniMed Shares, 3.40 Aurora Shares per deposited CanniMed Share, for an aggregate of 340,000 Aurora Shares.

CanniMed Shareholders whose CanniMed Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact that nominee for assistance in depositing their CanniMed Shares. Such nominees are likely to have established tendering cut-off times that are earlier than the Expiry Time.

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8.	TAKE-UP AND PAYMENT FOR DEPOSITED CANNIMED SHARES

Section 7 “Payment for Deposited Cannimed Shares” in the Original Offer is deleted in its entirety and replaced with the following information:

Upon the terms and subject to the conditions of the Offer (including but not limited to the conditions specified in Section 1 of this Notice of Variation, “Conditions of the Offer”), the Offeror will immediately take up CanniMed Shares validly tendered to the Offer and not withdrawn pursuant to Section 10 of this Offer, “Right to Withdraw Deposited CanniMed Shares”. The Offeror will pay for CanniMed Shares taken up under the Offer as soon as possible but in any event not later than three business days after the CanniMed Shares are taken up. In accordance with applicable Law, if the Offeror is obligated to take up such CanniMed Shares the Offeror will extend the period during which CanniMed Shares may be deposited under the Offer for an additional period of at least ten days following the expiry of the initial deposit period (the “mandatory 10-day extension period”) and may extend the deposit period after expiration of the mandatory 10-day extension period.

The Offeror will take up and pay for CanniMed Shares deposited under the Offer during the mandatory 10-day extension period not later than 10 days after such deposit.

Subject to applicable Law, the Offeror expressly reserves the right, in its sole discretion, to delay taking up and paying for any CanniMed Shares or to terminate the Offer and not take up or pay for any CanniMed Shares pursuant to the Offer if any condition specified in Section 1 of this Offer, “Conditions of the Offer” is not satisfied or waived, by giving written notice thereof or other communication confirmed in writing to the Depositary at its principal office in Toronto, Ontario.

Subject to applicable Law, the Offeror expressly reserves the right, in its sole discretion, to delay taking up and paying for any CanniMed Shares or to terminate the Offer and not take up or pay for any CanniMed Shares pursuant to the Offer if any condition specified in Section 1 of this Offer, “Conditions of the Offer” is not satisfied or waived, by giving written notice thereof or other communication confirmed in writing to the Depositary at its principal office in Toronto, Ontario. The Offeror also expressly reserves the right, in its sole discretion and notwithstanding any other condition of the Offer, to delay taking up and paying for CanniMed Shares in order to comply, in whole or in part, with any Law.

For the purposes of the Offer, the Offeror will be deemed to have taken up and accepted for payment CanniMed Shares validly tendered and not validly withdrawn pursuant to the Offer if, as and when the Offeror gives written notice or other communication confirmed in writing to the Depositary of its acceptance for payment of such deposited CanniMed Shares pursuant to the Offer at its principal office in Toronto, Ontario.

The Offeror will pay for CanniMed Shares validly tendered to the Offer and not withdrawn by providing the Depositary with sufficient funds (by bank transfer or other means satisfactory to the Depositary) and electronically delivering Aurora Shares for transmittal to depositing CanniMed Shareholders. Under no circumstances will interest accrue or be paid by the Offeror or the Depositary, to Persons depositing CanniMed Shares, regardless of any delay in making payment for those shares. No physical certificate(s) for Aurora Shares will be issued to CanniMed Shareholders. A DRS Statement will be delivered by the Depositary along with a cheque, if applicable, for any cash portion of the consideration to be received by CanniMed Shareholders pursuant to the Offer. Aurora Shares will be held in the name of the applicable CanniMed Shareholders and registered electronically in the Offeror’s records.

The Depositary will act as the agent of the Persons who have tendered CanniMed Shares in acceptance of the Offer for the purposes of receiving payment under the Offer and transmitting that payment to such Persons, and receipt of payment by the Depositary will be deemed to constitute receipt of payment by those Persons who have properly deposited CanniMed Shares pursuant to the Offer.

All cash payments under the Offer are stated and will be made in Canadian dollars.

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Settlement with each CanniMed Shareholder who has validly tendered and not validly withdrawn CanniMed Shares under the Offer will be made upon the Depositary forwarding: (i) if applicable, the DRS Statement(s) for the Aurora Shares to which such CanniMed Shareholder is entitled; and (ii) if applicable, a cheque (or wire in respect of payments in excess of $25 million) for an amount in Canadian dollars to which such CanniMed Shareholder is entitled.

Subject to the foregoing and unless otherwise directed by the Amended Letter of Transmittal and Election Form, the DRS Statement(s) and/or cheque will be issued in the name of the registered CanniMed Shareholder of the CanniMed Shares so tendered. Unless the person depositing the CanniMed Shares instructs the Depositary to hold the DRS Statement(s) representing the Aurora Shares and cheques for pick-up by checking the appropriate box in the Amended Letter of Transmittal and Election Form, the DRS Statement(s) and cheque will be forwarded by first class insured mail to such person at the address specified in the Amended Letter of Transmittal and Election Form. If no such address is specified, the DRS Statement(s) and/or cheque will be sent to the address of the CanniMed Shareholder as shown on the securities register maintained by or on behalf of CanniMed. DRS Statements and cheques mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing. Pursuant to applicable Law, the Offeror may, in certain circumstances, be required to make withholdings from the amount otherwise payable to a CanniMed Shareholder.

No Aurora Shares will be delivered to any person who is, or appears to the Offeror or the Depositary to be, a resident of any other foreign country unless such Aurora Shares may be lawfully delivered to such foreign country without further action by the Offeror. If the Aurora Shares cannot be lawfully delivered to such foreign country without further action, such Aurora Shares will be delivered by the Depositary to a broker retained for the purpose of effecting a sale on behalf of residents of such other foreign countries. Such persons will receive their pro rata share of the cash proceeds from the sale of such Aurora Shares, less commission and applicable withholding tax.

If any deposited CanniMed Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or if certificates are submitted for more CanniMed Shares than are tendered, certificate(s) for unpurchased CanniMed Shares will be returned, at the Offeror’s expense, to the depositing CanniMed Shareholder as soon as it is practicable following the Expiry Time or the termination or withdrawal of the Offer. Unless otherwise directed in the Amended Letter of Transmittal and Election Form, certificate(s) representing unpurchased CanniMed Shares will be forwarded to the address of the registered CanniMed Shareholder as shown on the securities register maintained by or on behalf of the CanniMed or by crediting the securities ledger position of the ledger account maintained by the applicable CDS Participant in the amount of the unpurchased CanniMed Shares.

Pursuant to rules of the Canadian Payments Association, a $25 million ceiling has been established on cheques, bank drafts and other paper-based payments processed through Canada’s clearing system. As a result, any payment to a CanniMed Shareholder in excess of $25 million will be effected by the Depositary by wire transfer in accordance with the Large Value Transfer System Rules established by the Canadian Payments Association. Accordingly, settlement with a CanniMed Shareholder involving a payment in excess of $25 million will be made only in accordance with wire transfer instructions provided by the CanniMed Shareholder to the Depositary in writing. In the event wire transfer instructions are required as set out above, the Depositary will contact the CanniMed Shareholder promptly following the Expiry Time for the purposes of obtaining wire transfer instructions. Any delay in payment by the Depositary resulting from the provision by the CanniMed Shareholder of wire transfer instructions will not entitle the CanniMed Shareholder to interest or other compensation in addition to the amounts to which the CanniMed Shareholder is entitled pursuant to the Offer.

CanniMed Shareholders tendering CanniMed Shares will not be required to pay any fee or commission if they accept the Offer by tendering their CanniMed Shares directly with the Depositary.

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9.	RECENT DEVELOPMENTS

Special Warrant Financing

On November 28, 2017, Aurora completed a private placement of 115,000 special warrants (the “Special Warrants”) of Aurora issued at the price of $1,000 per Special Warrant, for aggregate gross proceeds of $115,000,000 (the “Special Warrant Offering”). Each Special Warrant is automatically exercisable into $1,000 principal amount of 6.0% unsecured convertible debentures of Aurora (the “SW Debentures”) on the date that is the earlier of: (i) the date that is three business days following the date on which Aurora obtains a receipt from the applicable securities regulatory authorities in Canada for a (final) short form prospectus qualifying the distribution of the SW Debentures, and (ii) the date that is four months and one day after the closing date of the Special Warrant Offering. The SW Debentures will have a maturity date of five years from the closing date of the Special Warrant Offering will bear interest from their exercise date at 6.0% per annum, payable semi-annually on June 30 and December 31 of each year. The SW Debentures will be convertible, at the option of the holder, into Aurora Shares at any time prior to the close of business on the maturity date of the SW Debentures at a conversion price of $6.50 per Aurora Share. Upon a change of control of Aurora, holders of the SW Debentures will have the right to require Aurora to repurchase their SW Debentures, in whole or in part, on the date that is 30 days following the giving of notice of the change of control, at a price equal to 104% of the principal amount of the SW Debentures then outstanding plus accrued and unpaid interest thereon. If 90% or more of the principal amount of the SW Debentures outstanding on the date of the notice of the change of control have been tendered for redemption, Aurora will have the right to redeem all of the remaining SW Debentures at such price. Aurora filed a final short form prospectus on January 2, 2018 and an amendment No. 1 to the final short form prospectus on January 5, 2018 to qualify the distribution of the SW Debentures. Aurora received a receipt for the amendment No.1 and the SW Debentures are deemed to be issued on January 12, 2018.

Acquisition of H2

On November 30, 2017, Aurora completed the acquisition of H2 Biopharma Inc. (“H2”). H2 is currently completing a state-of-the-art, purpose-built 48,000 square foot cannabis production facility which upon completion is projected to produce approximately 4,500 kilograms of high-quality cannabis per annum. The facility is located on 46 acres of land with significant expansion potential, which H2 has the right to acquire for $136,000. Aurora acquired all of the issued and outstanding shares of H2 for aggregate consideration, including milestone payments related to receipt of cultivation and sales licenses under the ACMPR, of up to $25 million payable in Aurora common shares. On closing, Aurora issued 4,789,273 common shares of which, 2,878,935 common shares are held in escrow and will be released upon achievement of the milestones.

Acquisition of Larssen

On December 4, 2017, Aurora completed the acquisition of Larssen Ltd. (“Larssen”), a Canadian company that consults on the design, engineering, and construction oversight for advanced greenhouse cultivation facilities. Larssen is overseeing the construction of Aurora’s Aurora Sky facility. Aurora acquired all of the issued and outstanding shares of Larssen for aggregate consideration of up to $13.5 million. In closing, Aurora paid $3,500,000 and shall pay an additional $2,500,000 and $1,500,000 on the first and second anniversary of the closing date, respectively. In addition, pursuant to the acquisition agreement, Aurora may pay up to $6,000,000 upon achievement of future performance milestones related to construction projects completed by Larssen.

Additional Investment in Cann Group

On December 4, 2017, Aurora announced that it has increased its ownership stake in Cann Group from 19.9% to 22.9% by participating in Cann Group’s latest underwritten placement of shares price at AUS $2.50 per share. Cann Group is Australia’s first company licensed to do research on and cultivate cannabis for medical purposes. Aurora currently has two small-scale facilities, and has commenced working on a Phase III, 172,000 square foot expansion. The funds raised by Cann Group will enable it to accelerate completion of this facility and ramp up production.

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Joint Venture with Alfred Petersen & Søn

On January 4, 2018, Aurora signed a binding term sheet for the formation of a joint venture (the “Danish JV”) with Alfred Petersen & Søn (“APS”) pursuant to which Aurora will ultimately own a 51% interest in Aurora Nordic Cannabis A/S (“Aurora Nordic”), the Danish JV company, which is based in Odense, Denmark. Aurora and APS are currently negotiating a final joint venture agreement, including a share subscription agreement and a shareholder agreement. Aurora anticipates executing these documents by mid-February. Upon execution of a final joint venture agreement, Aurora Nordic will commence construction of a 1 million sq. ft. fully automated cannabis production facility. On January 1, 2018, APS received a licence to cultivate cannabis from Lægemiddelstyrelsen, the Danish Medicines Agency. Aurora anticipates cannabis production capacity at the Danish JV facility to be in excess of 120,000 kg per annum. Completion of the first 200,000 sq. ft. of the Danish JV facility is expected in the 3rd quarter of 2018, upon which cultivation will commence. Under the terms of the Danish JV, Aurora Nordic has the option to access to existing greenhouse space that could be utilized for cannabis cultivation starting the summer of 2018. Upon the completion of certain milestones, Aurora and APS intend to fund the Danish JV through a combination of non-dilutive project finance and direct investment by each of Aurora and APS, on a pro-rata basis. Aurora expects to use approximately $61 million from the proceeds of the Offering to fund the production facility construction.

Investment in The Green Organic Dutchman Holdings Ltd.

On January 4, 2018, Aurora entered into a subscription agreement with The Green Organic Dutchman Holdings Ltd. (“TGOD”) to purchase an aggregate of $55 million (the “TGOD Subscription Amount”) of subscription receipts of TGOD (the “TGOD Subscription Receipts”) at the price of $1.65 per Subscription Receipt (the “TGOD Investment”). Each Subscription Receipt will automatically convert into one unit of TGOD (the “TGOD Units”) upon TGOD completing a transaction that results in TGOD’s common shares being listed on a stock exchange in Canada (the “TGOD Listing Date”). Each TGOD Unit consists of one common share and one-half of one common share purchase warrant of TGOD. Each full warrant is exercisable into one common share of TGOD at the exercise price of $3.00 per common share until the earlier of i) 36 months from the TGOD Listing Date or ii) February 28, 2021. If the TGOD Listing Date does not occur on or before July 31, 2018, the TGOD Subscription Receipts shall be automatically cancelled and TGOD shall be required to repay to Aurora the TGOD Subscription Amount plus an additional amount equal to 7.5% of the TGOD Subscription Amount. The TGOD Investment closed on January 12, 2018. Upon conversion of the Subscription Receipts Aurora will hold a 17.62% interest in TGOD on a non-diluted basis.

Additionally, Aurora and TGOD entered into an investor rights agreement (the “TGOD Investor Rights Agreement”), whereby Aurora has the option to incrementally increase its ownership interest in TGOD by purchasing common shares from treasury of TGOD to increase Aurora’s ownership to over 50% upon TGOD achieving certain operational milestones, as set out as follows (the “TGOD Milestones”):

(a)	a number of common shares equal to 8% of the issued and outstanding common shares of TGOD (calculated on a fully diluted basis), three (3) months after the TGOD Listing Date;

(b)

a number of common shares equal to 8% of the issued and outstanding common shares of TGOD (calculated on a fully diluted basis) if TGOD’s cannabis cultivation facility located in Valleyfield, Quebec (the “TGOD Quebec Project”) is permitted and construction of the Quebec Project has reached 50% completion, as determined based on the construction budget of the Quebec Project;

(c)

a number of common shares equal to 8% of the common shares (calculated on a fully diluted basis) upon the TGOD Quebec Project receiving a license to cultivate cannabis in accordance with the ACMPR or the Cannabis Act; and

(d)	a number of common shares equal to 12% of the common shares (calculated on a fully diluted basis) when TGOD completes an aggregate of $100,000,000 in sales.

(the “TGOD Milestone Options”)

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In addition, the options pursuant to Milestones (b) through (d) shall be conditional on achievement of a second trigger, being that they cannot be exercise prior to the TGOD Listing Date; therefore, each of such Milestones will be considered achieved when (i) the applicable event respectively specified in Milestones (b) through (d) has occurred, and (ii) the TGOD Listing Date has occurred. The price for common shares issued pursuant to these Milestones shall be based on: (i) if the Milestone is achieved after the TGOD Listing Date, the volume-weighted average trading price of the common shares of TGOD for the 10 consecutive trading days following the achievement of the relevant Milestone; or (ii) if the Milestone is achieved prior to the TGOD Listing Date, the volume-weighted average trading price for the common shares of TGOD for the 20 consecutive trading days following the TGOD Listing Date, in either case minus a discount of 10%. As such, until the milestones are achieved, the cost of further investments in TGOD cannot be estimated.

TGOD shall provide a notice (the “TGOD Milestone Notice”) to Aurora within five business days of the achievement of each Milestone. If Aurora does not exercise any one of the Milestone Options within 30 days after the date of the Milestone Notice, then that Milestone Option and all remaining Milestone Options will expire.

The Investor Rights Agreement also provides Aurora with the right to participate in any new equity offerings of TGOD to maintain its pro rata ownership.

In connection with the TGOD Investment, Aurora and TGOD have also entered into a cannabis supply agreement whereby Aurora has the right to purchase up to 20% of TGOD's annual production of organic cannabis from TGOD's Ancaster, Ontario and Valleyfield, Québec facilities. Aurora will also have the right to purchase up to 33% of TGOD's organic cannabis production from the two facilities if Aurora increases its equity ownership interest in TGOD to a minimum of 31%, on a fully-diluted basis. In addition, Aurora Larssen, an indirect wholly-owned subsidiary of Aurora, has entered into a consulting and design agreement with TGOD to assist TGOD with the design and consulting for TGOD’s proposed cannabis greenhouse facility located in Valleyfield, Québec. The approximate total value of the contract is $1 million. This is an ordinary course agreement for Aurora Larssen.

Aurora used $55 million of the proceeds from the Special Warrant Offering towards the TGOD Investment. Aurora may use proceeds from the Offering to fund further investments in TGOD, provided that such investments will be at the discretion of Aurora and subject to the terms of the TGOD Investor Rights Agreement.

Bought Deal Financing

On January 5, 2018, Aurora announced that it had entered into an agreement with a syndicate of underwriters, led by Canaccord Genuity, pursuant to which Canaccord Genuity agreed to purchase, on a bought deal basis, 200,000 convertible debentures (the “Initial Convertible Debentures”), at a price of $1,000 per Initial Convertible Debenture, for gross proceeds of $200 million (the “Offering”). Aurora also granted Canaccord Genuity an option (the “Canaccord Option”), exercisable up to 30 days after closing of the Offering, to purchase up to an additional 30,000 convertible debentures (the “Additional Convertible Debentures” and, together with the Initial Convertible Debentures, the “Convertible Debentures”) for additional gross proceeds of $30 million. If the Canaccord Option is exercised in full, the aggregate gross proceeds of the Offering will be $230 million.

The Convertible Debentures will have a maturity date of two years from the closing date of the Offering (the “Maturity Date”) and will bear interest from the date of closing at 5.0% per annum, payable semiannually on June 30 and December 31 of each year. The Convertible Debentures will be convertible, at the option of the holder, into Aurora Shares at any time prior to the close of business on the last business day immediately preceeding the Maturity Date at a conversion price of $13.05 per Aurora Share (the “Conversion Price”). Aurora may force the conversion of the principal amount of the then outstanding Convertible Debentures at the Conversion Price on not less than 30 days’ notice should the daily volume weighted average trading price of the Aurora Shares be greater than $17.00 for any 10 consecutive trading days.

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10.	RIGHT TO WITHDRAW DEPOSITED CANNIMED SHARES

CanniMed Shareholders have the right to withdraw their CanniMed Shares deposited under the Offer in the manner set forth in Section 6 of the Original Offer, ‘‘Withdrawal of Deposited CanniMed Shares’’.

11.	CONSEQUENTIAL AMENDMENTS TO THE ORIGINAL OFFER AND CIRCULAR AND OTHER DOCUMENTS

The Original Offer and Circular and Letter of Transmittal shall be read together with this Notice of Variation and are hereby amended to the extent necessary to reflect the amendments contemplated by, and the information contained in, this Notice of Variation. Except as otherwise set forth in or amended by this Notice of Variation, the terms and conditions of the Offer and the information in the Original Offer and Circular and the Letter of Transmittal continue to be applicable in all respects.

12.	CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Section 20 “Certain Canadian Federal Income Tax Considerations” in the Takeover Bid Circular is deleted in its entirety and replaced with the following information:

In the opinion of McMillan LLP, counsel to the Offeror, the following is a summary of certain Canadian federal income tax considerations under the Tax Act, as of the date hereof, generally applicable to a CanniMed Shareholder who, for purposes of the Tax Act and at all relevant times, holds CanniMed Shares and will hold any Aurora Shares acquired pursuant to the Offer as capital property, deals at arm’s length with CanniMed and the Offeror, is not affiliated with CanniMed or the Offeror, and who disposes of CanniMed Shares to the Offeror pursuant to the Offer or otherwise disposes of CanniMed Shares pursuant to certain transactions described in Section 19 of the Original Offer, “Acquisition Of CanniMed Shares Not Deposited Under Offer”. A CanniMed Shareholder who meets all of the foregoing requirements is referred to as a “Holder” in this summary, and this summary only addresses such Holders.

CanniMed Shares and Aurora Shares generally will be considered capital property to a Holder for purposes of the Tax Act unless the Holder holds such shares in the course of carrying on a business of buying and selling securities or the Holder has acquired or holds them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is based on the current provisions of the Tax Act in force as of the date hereof and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) publicly available prior to the date hereof. Except as noted below, this summary takes into account all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in the form proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any other changes in law, whether by judicial, governmental or legislative decision or action, or changes in the administrative policies or assessing practices of the Canada Revenue Agency (the “CRA”), nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ materially from those described in this summary. This summary also does not take into account the consultation paper released on July 18, 2017 by the Minister of Finance (Canada) proposing that the tax treatment of passive investment income (such as interest, dividends and capital gains) earned through a private corporation be changed, or related follow-up announcements or legislative proposals. The summary also assumes that CanniMed is a “taxable Canadian corporation” for purposes of the Tax Act. Counsel has not independently verified any of the assumptions made in this summary.

This summary is not applicable to persons holding Options, warrants or other CanniMed Convertible Securities, or to CanniMed Shareholders who acquired CanniMed Shares pursuant to employee compensation plans, including employee stock options. In addition, this summary does not apply to (a) a Holder that is a “financial institution” for the purposes of the mark-to-market rules in the Tax Act, (b) a Holder an interest in which is a “tax shelter investment”, as defined in the Tax Act, (c) a Holder that is a “specified financial institution”, as defined in the Tax Act, (d) a Holder that has made a “functional currency” election under section 261 of the Tax Act, (e) a Holder that has entered into, or will enter into, a “derivative forward agreement” or a “synthetic disposition arrangement”, as each of those terms is defined in the Tax Act, with respect to CanniMed Shares or Aurora Shares, (f) a Holder that is exempt from tax under Part I of the Tax Act, or (g) a Holder that is a “foreign affiliate”, as defined in the Tax Act, of a taxpayer resident in Canada. In addition, this summary is not applicable to a Holder that (i) is a corporation resident in Canada and (ii) is, or becomes (or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes) as part of a transaction or event or series of transactions or events that includes the transactions contemplated in the Offer, controlled by a non-resident corporation for the purposes of the “foreign affiliate dumping rules” in section 212.3 of the Tax Act. All of the foregoing Holders should consult their own tax advisors.

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This summary is of a general nature only and is not, and is not intended to be, nor should it be construed to be, legal or tax advice or representations to any particular Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Holders are urged to consult their own legal and tax advisors with respect to the tax consequences to them having regard to their particular circumstances, including the application and effect of the income and other tax laws of any country, province or other jurisdiction that may be applicable to the Holder.

Holders Resident in Canada

This part of the summary is applicable only to a Holder who, for purposes of the Tax Act and any applicable income tax treaty or convention and at all relevant times, is resident, or deemed to be resident, in Canada (herein, a “Resident Holder”).

Disposition of CanniMed Shares Pursuant to the Offer

Exchange of CanniMed Shares for Cash only or a Combination of Aurora Shares and Cash – No Tax Election

A Resident Holder whose CanniMed Shares are disposed of for cash only will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Resident Holder’s CanniMed Shares immediately before the exchange.

A Resident Holder whose CanniMed Shares are disposed of for a combination of Aurora Shares and cash pursuant to the Offer and who does not make a valid Tax Election (as defined herein, and as described below under “- Disposition of CanniMed Shares Pursuant to the Offer - Exchange of CanniMed Shares for Aurora Shares only or a Combination of Aurora Shares and Cash – Tax Election”) will also realize a capital gain (or capital loss), equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Resident Holder’s CanniMed Shares immediately before the exchange.

For purposes of computing the capital gain or capital loss realized upon the disposition of CanniMed Shares to the Offeror, a Resident Holder will be considered to have disposed of such Resident Holder’s CanniMed Shares to the Offeror for proceeds of disposition equal to the aggregate of any cash received in respect of such CanniMed Shares (including cash received in lieu of a fraction of a share) and the fair market value (determined at the time the CanniMed Shares are taken up on the exchange) of any Aurora Shares received from the Offeror in consideration therefor. For a description of the treatment of capital gains and capital losses, see “– Disposition of CanniMed Shares Pursuant to the Offer – Taxation of Capital Gains and Capital Losses” below.

The cost to the Resident Holder of any Aurora Shares acquired on such an exchange will equal the aggregate fair market value, at the time of the exchange, of the CanniMed Shares disposed of by such Resident Holder, less the aggregate amount of cash received on the exchange. If the Resident Holder separately owns other Aurora Shares as capital property at that time, the adjusted cost base of all Aurora Shares owned by the Resident Holder as capital property immediately after the exchange will be determined by averaging the cost of the Aurora Shares acquired on the exchange with the adjusted cost base of those other Aurora Shares.

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Exchange of CanniMed Shares for Aurora Shares Only – No Tax Election

In the case of a Resident Holder who elects the Share Alternative, or who makes no election and is deemed to have elected the Share Alternative, and who in either event receives only Aurora Shares and no cash (except for cash in lieu of a fractional share, if applicable), a capital gain or capital loss that would otherwise be realized on the exchange of a CanniMed Share for an Aurora Share may be deferred under the provisions of section 85.1 of the Tax Act as described below.

In general, in accordance with section 85.1 of the Tax Act, a Resident Holder will be deemed to have disposed of each of the Resident Holder’s CanniMed Shares for proceeds of disposition equal to the adjusted cost base of such share immediately before the disposition, and will be deemed to have acquired Aurora Shares at a cost equal to such adjusted cost base. This deferral will not apply where (a) such Resident Holder has, in the Resident Holder’s income tax return for the year of the exchange, included in computing its income for that year any portion of the gain or loss otherwise determined from the disposition of such an exchanged Cannimed Share, (b) such Resident Holder has made a Tax Election in respect of such an exchanged CanniMed Share, or (c) immediately after the exchange, such Resident Holder, or persons with whom such Resident Holder does not deal at arm’s length for purposes of the Tax Act, or such Resident Holder together with such persons, either controls the Offeror or beneficially owns shares of the capital stock of the Offeror having a fair market value of more than 50% of the fair market value of all outstanding shares of the capital stock of the Offeror. Pursuant to the CRA’s current administrative practice, a Resident Holder who receives cash not exceeding $200 in lieu of a fractional share will have the option of recognizing the capital gain or capital loss arising on the disposition of the fractional share or alternatively of reducing the adjusted cost base of the Aurora Shares acquired by the amount of cash so received.

The provisions described above with respect to the deferral of a capital gain or a capital loss in respect of an exchanged CanniMed Share under section 85.1 of the Tax Act will not apply to Resident Holders who, in their income tax return for the year of exchange, elect to include in their income for the year of exchange any portion of the gain or loss otherwise determined in respect of such exchanged CanniMed Share. A Resident Holder who includes any such amount in income will be deemed to have disposed of such exchanged CanniMed Share for proceeds of disposition equal to the full fair market value of Aurora Shares (and cash in lieu of a fractional share, if applicable) received in exchange therefor and to have acquired such Aurora Shares at a cost equal to the fair market value of such exchanged CanniMed Share. A Resident Holder who desires to realize a portion only of the gain or loss is urged to consult their own tax advisors in this regard, including with respect to the possibility of making a Tax Election. See also “– Disposition of CanniMed Shares Pursuant to the Offer – Exchange of CanniMed Shares for Aurora Shares only or a Combination of Aurora Shares and Cash – Tax Election” below. For a description of the treatment of capital gains and capital losses, see “– Disposition of CanniMed Shares Pursuant to the Offer – Taxation of Capital Gains and Capital Losses” below.

If the Resident Holder separately owns other Aurora Shares as capital property at that time, the adjusted cost base of all Aurora Shares owned by the Resident Holder as capital property immediately after the exchange will be determined by averaging the cost of the Aurora Shares acquired on the exchange with the adjusted cost base of those other Aurora Shares.

Exchange of CanniMed Shares for Aurora Shares only or a Combination of Aurora Shares and Cash – Tax Election

The following applies to a Resident Holder who is an Eligible Holder. An Eligible Holder who receives Aurora Shares only, or a combination of cash and Aurora Shares, under the Offer, may obtain a full or partial tax deferral in respect of the disposition of CanniMed Shares as a consequence of filing with the CRA (and, where applicable, with a provincial tax authority) a joint election made by the Eligible Holder and the Offeror under subsection 85(1) of the Tax Act (or, in the case of a partnership, under subsection 85(2) of the Tax Act, provided all members of the partnership jointly elect) and the corresponding provisions of any applicable provincial tax legislation (collectively, the “Tax Election”).

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If, at the time of the disposition, the adjusted cost base to an Eligible Holder of the Eligible Holder’s CanniMed Shares equals or exceeds the aggregate of the amount of any cash received as a result of such disposition by such Eligible Holder, the Eligible Holder may choose to select an Elected Amount in the Tax Election so as to not realize a capital gain for the purposes of the Tax Act on the exchange. The “Elected Amount” means the amount selected by an Eligible Holder, subject to the limitations described below, in the Tax Election to be treated as the Eligible Holder’s proceeds of disposition of the CanniMed Shares.

In general, where an election is made, the Elected Amount must comply with the following rules:

(a)	the Elected Amount may not be less than the aggregate of the amount of cash received by the Eligible Holder as a result of the disposition;

(b)

the Elected Amount may not be less than the lesser of the adjusted cost base to the Eligible Holder of the CanniMed Shares disposed of, determined at the time of the disposition, and the fair market value of the CanniMed Shares at that time; and

(c)	the Elected Amount may not exceed the fair market value of the CanniMed Shares at the time of the disposition.

Where an Eligible Holder and the Offeror make an election that complies with the rules above, the tax treatment to the Eligible Holder generally will be as follows:

(d)	the CanniMed Shares will be deemed to have been disposed of by the Eligible Holder for proceeds of disposition equal to the Elected Amount;

(e)

if the Elected Amount is equal to the aggregate of the adjusted cost base to the Eligible Holder of the CanniMed Shares, determined at the time of the disposition, and any reasonable costs of disposition, no capital gain or capital loss will be realized by the Eligible Holder;

(f)

to the extent that the Elected Amount exceeds (or is less than) the aggregate of the adjusted cost base of the CanniMed Shares to the Eligible Holder and any reasonable costs of disposition, the Eligible Holder will, in general, realize a capital gain (or capital loss); and

(g)

the aggregate cost to the Eligible Holder of Aurora Shares acquired as a result of the disposition will equal the amount, if any, by which the Elected Amount exceeds the aggregate of the amount of cash received by the Eligible Holder as a result of the disposition, and such cost will be averaged with the adjusted cost base of all other Aurora Shares held by the Eligible Holder immediately prior to the disposition for the purpose of determining thereafter the adjusted cost base of each Aurora Share held by such Eligible Holder.

On the basis described herein, the Offeror has agreed to make a Tax Election with an Eligible Holder at the amount determined by such Eligible Holder, subject to the limitations set out in subsection 85(1) or subsection 85(2) of the Tax Act (or any applicable provincial tax legislation). The procedure for making a Tax Election is described in general terms below.

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Procedure for Making the joint Tax Election

A tax instruction letter (the “Tax Instruction Letter”) providing certain information and instructions on how to complete the Tax Election forms will be posted to, and may then be obtained on, the Offeror’s website (https://cannimed.auroramj.com/) on or about March 1, 2018.

An Eligible Holder may access such Tax Instruction Letter directly on the website as and when indicated above. An Eligible Holder may also choose to have the Offeror email a reminder to the Eligible Holder (indicating when the Tax Instruction Letter is available on the Offeror’s website), by checking the appropriate box in the Amended Letter of Transmittal.

To make a Tax Election, an Eligible Holder must provide the necessary information in accordance with the procedures set out in the Tax Instruction Letter within 90 days after the disposition of the CanniMed Shares by the Eligible Holder. The information will include the number of CanniMed Shares transferred, the consideration received, the applicable Elected Amount for the purposes of such election, and other items. Subject to the information appearing to comply with the provisions of the Tax Act (and any applicable provincial income tax legislation), a copy of the election form containing the information provided will be signed on behalf of the Offeror and sent back to the Eligible Holder (at the address indicated by the Eligible Holder in accordance with the procedures under the Tax Instruction Letter), within thirty (30) days of receipt by the Offeror, for filing with the CRA (or the applicable provincial tax authority) by the Eligible Holder. Each Eligible Holder is solely responsible for ensuring the Tax Election is completed correctly and filed with the CRA (and any applicable provincial tax authority) by the required deadline.

The Offeror will make a Tax Election only with an Eligible Holder, and at the amount selected by the Eligible Holder, subject to the limitations set out in the Tax Act (and any applicable provincial tax legislation). Neither the Offeror nor CanniMed will be responsible for the proper completion or filing of any election form, and the Eligible Holder will be solely responsible for such completion and filing, and solely responsible for the payment of any taxes, interest, penalties, damages or expenses arising in respect of any Tax Elections or late filed Tax Elections. The Offeror agrees only to execute an election form containing information provided by the Eligible Holder which appears (in the Offeror’s sole discretion) to comply with the provisions of the Tax Act (and any applicable provincial tax legislation) and to return such executed election form to the Eligible Holder (by mailing or delivery in accordance with the procedures referenced in the Tax Instruction Letter) for filing by the Eligible Holder with the CRA (and any applicable provincial tax authority). The Offeror will not be responsible for the Eligible Holder’s receipt or non-receipt of things mailed or sent for delivery. At its sole discretion, the Offeror may accept and execute an election form that is not received within the 90 day period; however, no assurances are provided that the Offeror will do so. Accordingly, all Eligible Holders who wish to make a joint election with the Offeror should give their immediate attention to this matter. With the exception of execution and mailing or sending for delivery of the election form by the Offeror, compliance with the requirements for a valid Tax Election will be the sole responsibility of the Eligible Holder making the election. Accordingly, none of the Offeror, CanniMed, the Depositary and Information Agent or the Tax Election Website Agent will be responsible or liable for taxes, interest, penalties, damages or expenses resulting from the failure by anyone to provide information necessary for the election in accordance with the procedures set out in the Tax Instruction Letter, to properly complete any election form or to properly file it within the time prescribed and in the form prescribed under the Tax Act (or the corresponding provisions of any applicable provincial tax legislation), or otherwise in respect of the Tax Elections.

In order for the CRA to accept a Tax Election without a late filing penalty being paid by an Eligible Holder, the election form must be received by the CRA on or before the day that is the earliest of the days on or before which either the Offeror or the Eligible Holder (or any partner thereof where the Eligible Holder is a partnership) is required to file an income tax return for the taxation year in which the disposition occurs. The Offeror’s 2018 taxation year is scheduled to end on June 30, 2018, although the Offeror’s taxation year may end earlier as a result of an event such as an amalgamation. The Offeror’s income tax return is required to be filed within six months of its taxation year end. Eligible Holders are urged to consult their own advisors as soon as possible respecting the deadlines (including, where applicable, provincial deadlines) applicable to their own particular circumstances. However, regardless of such deadlines, information necessary for an Eligible Holder to make a Tax Election must be received by the Offeror in accordance with the procedures set out in the Tax Instruction Letter no later than 90 days after the disposition of CanniMed Shares by the Eligible Holder.

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Any Eligible Holder who does not ensure that information necessary to make a Tax Election has been received in accordance with the procedures set out in the Tax Instruction Letter within the time period noted above will not be able to benefit from the potential tax deferral provisions in subsections 85(1) and 85(2) of the Tax Act (or the corresponding provisions of any applicable provincial tax legislation). Accordingly, all Eligible Holders who wish to make a Tax Election with the Offeror should give their immediate attention to this matter. Eligible Holders are also referred to Information Circular 76-19R3 and Interpretation Bulletin IT-291R3 (archived) issued by the CRA for further information respecting the Tax Election. Eligible Holders wishing to make the Tax Election are urged to consult their own tax advisors. The comments herein with respect to the Tax Election are provided for general assistance only. The law in this area is complex and contains numerous technical requirements.

Taxation of Capital Gains and Capital Losses

Generally, a Resident Holder will be required to include in computing income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized in that year. A Resident Holder will be required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back to any of the three preceding taxation years or carried forward to any subsequent taxation year and deducted against net taxable capital gains realized in such years, subject to and in accordance with the detailed rules contained in the Tax Act.

The amount of any capital loss realized on the disposition of a CanniMed Share or an Aurora Share by a Resident Holder that is a corporation may, to the extent and under the circumstances specified by the Tax Act, be reduced by the amount of any dividends received or deemed to have been received by the corporation on such share (or on a share for which such share is substituted or exchanged). Similar rules may apply where shares are owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders to whom these rules may be relevant are urged to consult their own tax advisors.

A Resident Holder that is throughout the year a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay an additional tax (refundable in certain circumstances) on certain investment income, including taxable capital gains realized, interest and certain dividends. Capital gains realized by a Resident Holder who is an individual or a trust, other than certain specified trusts, will be taken into account in determining liability for alternative minimum tax under the Tax Act.

Disposition of CanniMed Shares Pursuant to a Compulsory Acquisition

As described in Section 19 of the Original Offer, “Acquisition of CanniMed Shares Not Deposited Under Offer – Compulsory Acquisition”, the Offeror may, in certain circumstances, acquire or be required to acquire CanniMed Shares not deposited pursuant to the Offer pursuant to statutory rights of purchase under Part 17 of the CBCA. The income tax consequences to a Resident Holder of a disposition of CanniMed Shares in such circumstances generally will be as described above under the heading “– Disposition of CanniMed Shares Pursuant to the Offer – Exchange of CanniMed Shares for Cash only or a Combination of Aurora Shares and Cash – No Tax Election”, “– Disposition of CanniMed Shares Pursuant to the Offer – Exchange of CanniMed Shares for Aurora Shares Only – No Tax Election”, or “– Disposition of CanniMed Shares Pursuant to the Offer – Exchange of CanniMed Shares for Aurora Shares only or a Combination of Aurora Shares and Cash – Tax Election”, as the case may be depending on the nature of the consideration received by the Resident Holder and whether the Resident Holder is able to make a Tax Election.

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A Resident Holder who dissents and obtains an order from a court of competent jurisdiction in respect of a Compulsory Acquisition and receives a cash payment from the Offeror for his, her or its CanniMed Shares will be considered to have disposed of such CanniMed Shares for proceeds of disposition equal to the amount received (not including the amount of any interest awarded by the court). As a result, such dissenting Resident Holders will realize a capital gain (or capital loss) generally calculated in the same manner and with the tax consequences as described under the heading “– Disposition of CanniMed Shares Pursuant to the Offer – Exchange of CanniMed Shares for Cash only or a Combination of Aurora Shares and Cash – No Tax Election” and “– Disposition of CanniMed Shares Pursuant to the Offer – Taxation of Capital Gains and Losses” above.

Any interest awarded to a Resident Holder by the court in connection with a Compulsory Acquisition must be included in computing such Resident Holder’s income for purposes of the Tax Act.

Resident Holders are urged to consult their own tax advisors with respect to the potential income tax consequences to them of having their CanniMed Shares acquired pursuant to a Compulsory Acquisition.

Disposition of CanniMed Shares Pursuant to a Subsequent Acquisition Transaction

As described in Section 19 of the Original Offer, “Acquisition of CanniMed Shares Not Deposited Under Offer – Subsequent Acquisition Transaction”, if the Offeror does not acquire all of the CanniMed Shares pursuant to the Offer or by means of a Compulsory Acquisition, the Offeror may propose other means of acquiring the remaining issued and outstanding CanniMed Shares.

The income tax treatment of a Subsequent Acquisition Transaction to a Resident Holder will depend on the exact manner in which the transaction is carried out and the consideration offered. It is not possible to comment on the tax treatment of such a transaction until the form of such transaction is determined. However, the income tax consequences of such a transaction may differ from those arising on the disposition of CanniMed Shares under the Offer and will depend on the particular form and circumstances of the transaction. Depending on the form of the transaction, a Resident Holder may realize a capital gain (or capital loss) and/or be deemed to receive a dividend. No opinion is expressed herein as to the income tax consequences of any such transaction to a Resident Holder. A Tax Election may not be available to an Eligible Holder depending on the particular form and circumstances of a Subsequent Acquisition Transaction.

Resident Holders are urged to consult their own tax advisors with respect to the potential income tax consequences to them of having their CanniMed Shares acquired pursuant to a Subsequent Acquisition Transaction.

Potential Delisting

As described in Section 16 of the Original Offer, “Effect of the Offer”, the CanniMed Shares may cease to be listed on the TSX. Resident Holders are cautioned that, if the CanniMed Shares are no longer listed on a “designated stock exchange” (which currently includes the TSX) and if CanniMed ceases to be a “public corporation” for purposes of the Tax Act, the CanniMed Shares will not be qualified investments for trusts governed by registered retirement savings plans (“RRSPs”), registered retirement income funds (“RRIFs”), registered education savings plans (“RESPs”), registered disability savings plans (“RDSPs”), deferred profit sharing plans or tax-free savings accounts (“TFSAs”) (collectively, “Deferred Income Plans”), with adverse results not discussed herein. Resident Holders are urged to consult their own tax advisors with respect to the potential income tax consequences to them in this regard.

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Holding and Disposing of Aurora Shares

Dividends on Aurora Shares

Dividends, if any, on Aurora Shares will be included in the recipient’s income for the purposes of the Tax Act. Such dividends received by a Resident Holder who is an individual will be subject to the gross-up and dividend tax credit rules in the Tax Act normally applicable to taxable dividends received from taxable Canadian corporations. Provided that appropriate designations are made by the Offeror at or prior to the time the dividend is paid, such dividend may be treated as an eligible dividend for the purposes of the Tax Act and a Resident Holder who is an individual may then be entitled to an enhanced dividend tax credit in respect of such dividend. The Offeror’s ability to make such designations may be subject to limitations under the Tax Act, and the Offeror has made no commitments in this regard. Dividends received by an individual (including certain trusts) may give rise to a liability for alternative minimum tax.

In the case of a Resident Holder of Aurora Shares that is a corporation, dividends received on the Aurora Shares will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received and will generally be deductible in computing the corporation’s taxable income, subject to all limitations and special rules under the Tax Act and Tax Proposals. A Resident Holder of Aurora Shares that is a “private corporation” (as defined in the Tax Act), or any other corporation resident in Canada and controlled, whether because of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable under Part IV of the Tax Act to pay a special tax (refundable in certain circumstances) on dividends received on the Aurora Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income.

Disposition of Aurora Shares

A disposition or deemed disposition of an Aurora Share by a Resident Holder will generally result in a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the Aurora Share immediately before the disposition. For a description of the tax treatment of capital gains and capital losses, see generally “– Disposition of CanniMed Shares Pursuant to the Offer – Taxation of Capital Gains and Capital Losses” above.

Eligibility for Investment

Provided that Aurora Shares are listed on a designated stock exchange (which currently includes the TSX) at all relevant times, the Aurora Shares, if issued on the date of this Circular, would be qualified investments under the Tax Act for a Deferred Income Plan.

Notwithstanding that the Aurora Shares may be qualified investments, the holder of a TFSA or RDSP, the annuitant under an RRSP or RRIF, or the subscriber of an RESP, as the case may be, will be subject to a penalty tax (and other potential tax consequences may apply) if the Aurora Shares are a “prohibited investment” (as defined in the Tax Act) for the relevant Deferred Income Plan. The Aurora Shares will generally be a “prohibited investment” if the holder, annuitant or subscriber, as the case may be, does not deal at arm’s length with the Offeror for purposes of the Tax Act or has a “significant interest” (as defined in the Tax Act) in the Offeror. Aurora Shares will not be a prohibited investment for a TFSA, RDSP, RRSP, RRIF or RESP if such shares are “excluded property” (as defined in the Tax Act) for such Deferred Income Plan. Resident Holders are urged to consult their own tax advisors in this regard.

Holders Not Resident in Canada

This part of the summary is generally applicable to a Holder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is neither resident nor deemed to be resident in Canada, and does not use or hold, and is not deemed to use or hold, CanniMed Shares or Aurora Shares in connection with carrying on a business in Canada (herein, a “Non-Resident Holder”). Special rules, not discussed in this summary, may apply to a Non-Resident Holder that is an insurer or financial institution. Such Non-Resident Holders should consult their own tax advisors.

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Disposition of CanniMed Shares Pursuant to the Offer

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition of CanniMed Shares pursuant to the Offer unless (i) those CanniMed Shares constitute “taxable Canadian property” as defined in the Tax Act (“taxable Canadian property”) and (ii) are not “treaty-protected property” as defined in the Tax Act (“treaty-protected property”). A Non-Resident Holder’s CanniMed Shares would constitute treaty-protected property at a particular time if gains on the disposition of such shares would be, at that time, exempt from Canadian federal income tax under an income tax treaty or convention between Canada and the jurisdiction of residence of the Non-Resident Holder. Non-Resident Holders should consult their own tax advisors with respect to the application of any relevant income tax treaty or convention in their particular circumstances.

Generally, a CanniMed Share will not be taxable Canadian property of a Non-Resident Holder at a particular time provided that such share is listed on a designated stock exchange (which includes the TSX) at that time, unless at any time during the 60-month period immediately preceding the particular time (a) the Non-Resident Holder, Persons with whom the Non-Resident Holder did not deal at arm’s length, a partnership in which the Non-Resident Holder or a non-arm’s length Person holds a membership interest directly or indirectly through one or more partnerships, or the Non-Resident Holder together with such Persons or partnerships, owned 25% or more of the issued shares of any class or series of shares of CanniMed, and (b) more than 50% of the fair market value of the CanniMed Share was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act) or “timber resource properties” (as defined in the Tax Act), and options in respect of, or interests in, or for civil law rights in, any such properties (whether or not such property exists).

CanniMed Shares may also be deemed to be taxable Canadian property to the Non-Resident Holder in other circumstances for the purposes of the Tax Act. Non-Resident Holders whose CanniMed Shares may constitute taxable Canadian property should consult their own tax advisors for advice having regard to their particular circumstances.

In the event that the CanniMed Shares constitute taxable Canadian property to a particular Non-Resident Holder on the disposition thereof pursuant to the Offer, the Non-Resident Holder will realize a capital gain (or capital loss) generally in the circumstances as described above under “Holders Resident in Canada – Disposition of CanniMed Shares Pursuant to the Offer”. The Non-Resident Holder may be entitled to the tax deferral provisions of section 85.1 of the Tax Act generally in the circumstances as described therein (and provided, as discussed in such portion of the summary, that the Non-Resident Holder chooses the Share Alternative or is deemed to have elected the Share Alternative), and should consult the Non-Resident Holder’s own tax advisors in this regard. As described below, a Non-Resident Holder that is an Eligible Holder may also be able to make a Tax Election, and should consult the Non-Resident Holder’s own tax advisors in this regard.

In the event that the CanniMed Shares constitute taxable Canadian property and the disposition of such CanniMed Shares by a Non-Resident Holder gives rise to a capital gain which is not exempt from Canadian tax under the terms of an applicable income tax treaty or convention, the Non-Resident Holder will be an Eligible Holder and may, in general terms, require the Offeror to jointly execute (and return to the Non-Resident Holder for filing with the CRA by the Non-Resident Holder) a Tax Election generally as described above under “Holders Resident in Canada – Disposition of CanniMed Shares Pursuant to the Offer – Exchange of CanniMed Shares for Aurora Shares only or a Combination of Aurora Shares and Cash – Tax Election” by following the procedures and meeting the requirements as set out under such description, and the exchange may occur on an income tax-deferred basis (or partially-deferred basis) in general terms on the same basis as if the Non-Resident Holder were a Resident Holder. Where such NonResident does not fulfill the relevant requirements or does not make a valid Tax Election for any reason (and a gain or loss otherwise arising is not tax-deferred under section 85.1 of the Tax Act in the relevant circumstances), such Non-Resident Holder will realize a capital gain (or capital loss) generally in the circumstances and computed in the manner described above under “Holders Resident in Canada – Disposition of CanniMed Shares Pursuant to the Offer – Exchange of CanniMed Shares for Cash only or a Combination of Aurora Shares and Cash – No Tax Election” as if the Non-Resident Holder were a Resident Holder, and the income tax consequences as described above under “Holders Resident in Canada – Disposition of CanniMed Shares Pursuant to the Offer – Taxation of Capital Gains and Capital Losses” will generally apply on the same basis as if the Non-Resident Holder were a Resident Holder.

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In general terms, Aurora Shares received in exchange or partial exchange for CanniMed Shares that constituted taxable Canadian property to such Non-Resident Holder may be deemed to be taxable Canadian property to such Non-Resident Holder.

Non- Resident Holders whose CanniMed Shares may constitute taxable Canadian property are urged to consult their own tax advisors for advice having regard to their particular circumstances.

Disposition of CanniMed Shares Pursuant to a Compulsory Acquisition

As described in Section 19 of the Original Offer, “Acquisition of CanniMed Shares Not Deposited Under Offer – Compulsory Acquisition”, the Offeror may, in certain circumstances, acquire or be required to acquire CanniMed Shares not deposited under the Offer pursuant to statutory rights of purchase under Part 17 of the CBCA.

A Non-Resident Holder whose CanniMed Shares do not constitute taxable Canadian property will not be subject to tax under the Tax Act in respect of any capital gain realized on the disposition of CanniMed Shares by way of a Compulsory Acquisition.

Whether a CanniMed Share is considered to be taxable Canadian property at the time of a disposition by way of a Compulsory Acquisition will generally be determined as described above (see “Holders Not Resident in Canada – Disposition of CanniMed Shares Pursuant to the Offer”), except that more stringent rules may be applied (and related compliance requirements and withholding tax may be imposed) where the CanniMed Shares cease to be listed on a designated stock exchange (see also “Holders Not Resident in Canada – Potential Delisting” below).

A Non-Resident Holder whose CanniMed Shares are taxable Canadian property for purposes of the Tax Act may be subject to tax under the Tax Act in respect of any capital gain realized on the disposition of CanniMed Shares by way of a Compulsory Acquisition unless, in general terms, the CanniMed Shares constitute treaty-protected property or such Non-Resident Holder receives only Aurora Shares as consideration for CanniMed Shares of the NonResident Holder (and qualifies for tax-deferral under section 85.1 of the Tax Act) or the Non-Resident Holder is able to make a Tax Election. See also “Holders Not Resident in Canada – Disposition of CanniMed Shares Pursuant to the Offer”.

Generally, where interest is paid or credited to a Non-Resident Holder in connection with a Compulsory Acquisition, the Non-Resident Holder will not be subject to Canadian withholding tax on such interest under the Tax Act.

Non-Resident Holders are urged to consult their own tax advisors with respect to the potential income tax consequences to them of having their CanniMed Shares acquired pursuant to a Compulsory Acquisition.

Disposition of CanniMed Shares Pursuant to a Subsequent Acquisition Transaction

As described in Section 19 of the Original Offer, “Acquisition of CanniMed Shares Not Deposited Under Offer – Subsequent Acquisition Transaction”, if the Offeror does not acquire all of the CanniMed Shares pursuant to the Offer or by means of a Compulsory Acquisition, the Offeror may propose other means of acquiring the remaining issued and outstanding CanniMed Shares.

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The income tax treatment to a Non-Resident Holder of a Subsequent Acquisition Transaction will depend upon the exact manner in which the transaction is carried out and the consideration offered. It is not possible to comment on the tax treatment of such a transaction until the form of such transaction is determined. However, the income tax consequences of such a transaction may differ from those arising on the disposition of CanniMed Shares under the Offer and will depend on the particular form and circumstances of the transaction. There can be no assurance that a tax deferral or Tax Election will be available.

Depending on the form of the transaction, a Non-Resident Holder may (among other potential impacts) realize a capital gain (or capital loss) and/or be deemed to receive a dividend. Whether or not a Non-Resident Holder would be subject to tax under the Tax Act on any such capital gain generally would depend in the first instance on whether the CanniMed Shares are taxable Canadian property of the Non-Resident Holder for the purposes of the Tax Act at the time of the disposition and whether the Non-Resident Holder is entitled to relief under an applicable tax treaty or convention. Whether a CanniMed Share is considered to be taxable Canadian property at the time of disposition by way of a Subsequent Acquisition Transaction will generally be determined as described above (see “Holders Not Resident in Canada – Disposition of CanniMed Shares Pursuant to the Offer”), except that more stringent rules (and related compliance requirements and withholding tax) may be applied where the CanniMed Shares cease to be listed on a designated stock exchange (see also “Holders Not Resident in Canada – Potential Delisting” below).

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder will be subject to Canadian withholding tax at a rate of 25%, subject to any reduction pursuant to an applicable income tax treaty or convention.

Generally, where interest is paid or credited to a Non-Resident Holder in connection with a Subsequent Acquisition Transaction, the Non-Resident Holder will not be subject to Canadian withholding tax on such interest under the Tax Act.

Non-Resident Holders are urged to consult their own tax advisors with respect to the potential income tax consequences to them of having their CanniMed Shares acquired pursuant to a Subsequent Acquisition Transaction.

Potential Delisting

As described in Section 16 of the Original Offer, “Effect of the Offer”, CanniMed Shares may cease to be listed on the TSX and may not be listed on the TSX (or another designated stock exchange) at the time of their disposition pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction.

Non-Resident Holders who do not dispose of their CanniMed Shares pursuant to the Offer are cautioned that CanniMed Shares that are not listed on a designated stock exchange at the time of their disposition will be considered taxable Canadian property of the Non-Resident Holder if, at any time within the 60-month period immediately preceding the disposition, more than 50% of the fair market value of the CanniMed Shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act), and options in respect of, or interests in, or for civil law rights in, any such properties (whether or not such property exists). Notwithstanding the foregoing, in certain other circumstances set out in the Tax Act, CanniMed Shares may also be deemed to be taxable Canadian property.

If the CanniMed Shares are taxable Canadian property of the Non-Resident Holder at the time of their disposition and are not treaty-protected property of the Non-Resident Holder for purposes of the Tax Act, the Non-Resident Holder may be subject to tax under the Tax Act in respect of any capital gain realized on disposition. In addition, if such CanniMed Shares constitute taxable Canadian property and are not listed on a “recognized stock exchange” as defined in the Tax Act (which currently includes the TSX) at the time of their disposition, the notification and withholding provisions of section 116 of the Tax Act may apply to the Non-Resident Holder, in which case the Offeror (or a successor thereof, as applicable) may deduct and withhold 25% from any payment made to the NonResident Holder and will remit such amount to the Receiver General for Canada on account of the Non-Resident Holder’s potential liability for tax under the Tax Act.

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Non-Resident Holders are urged to consult their own tax advisors in this regard.

Holding and Disposing of Aurora Shares

Dividends on Aurora Shares

Any dividends paid in respect of Aurora Shares to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction pursuant to an applicable income tax treaty or convention.

Disposition of Aurora Shares

A Non-Resident Holder who holds Aurora Shares that are not taxable Canadian property will not in general be subject to tax under the Tax Act on the disposition of such Aurora Shares (other than, generally, to the Offeror). The circumstances in which the Aurora Shares may constitute taxable Canadian property will be, in general terms, similar to those described above in respect of CanniMed Shares under “Holders Not Resident in Canada – Disposition of CanniMed Shares Pursuant to the Offer”. In addition, in general terms, Aurora Shares received in exchange or partial exchange for CanniMed Shares that constituted taxable Canadian property to such Non-Resident Holder may be deemed to be taxable Canadian property to such Non-Resident Holder. Non-Resident Holders are advised to consult their own tax advisors in this regard.

If the Aurora Shares are considered to be taxable Canadian property to a Non-Resident Holder, a taxable capital gain resulting from the disposition of the Aurora Shares will not be included in computing the Non-Resident Holder’s income for purposes of the Tax Act if the Aurora Shares constitute treaty- protected property. Aurora Shares owned by a Non-Resident Holder will generally be treaty-protected property if the gain from the disposition of such property would, because of an applicable income tax treaty or convention, be exempt from tax under Part I of the Tax Act.

Non-Resident Holders who hold Aurora Shares that are or may be taxable Canadian property are urged to consult their own advisors as to the Canadian income tax consequences of disposing of their Aurora Shares.

In the event that Aurora Shares constitute taxable Canadian property but not treaty-protected property to a particular Non-Resident Holder, the tax consequences as described above under “Holders Resident in Canada – Disposition of CanniMed Shares Pursuant to the Offer – Taxation of Capital Gains and Capital Losses” will generally apply. A disposition or deemed disposition of an Aurora Share by a Resident Holder in these circumstances will generally result in a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the Aurora Share immediately before the disposition. A Non-Resident Holder who disposes of taxable Canadian property is urged to consult his, her or its own tax advisors regarding any resulting Canadian reporting requirements.

13.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Section 21 “Certain United States Federal Income Tax Considerations” in the Takeover Bid Circular is deleted in its entirety and replaced with the following information:

Certain United States Federal Income Tax Considerations

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) with respect to the Offer and the ownership and disposition of Aurora Shares received pursuant to the Offer. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the Offer or as a result of the ownership and disposition of Aurora Shares received pursuant to the Offer. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. Except as discussed below, this summary does not discuss applicable income tax reporting requirements. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the Offer or the acquisition, ownership, and disposition of CanniMed Shares or Aurora Shares. Each U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences of the Offer and the acquisition, ownership, and disposition of CanniMed Shares and Aurora Shares.

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No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Offer and the ownership and disposition of Aurora Shares received pursuant to the Offer. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations (final, temporary, and certain proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Offer. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of CanniMed Shares participating in the Offer (or after the Offer, Aurora Shares) that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (a) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of CanniMed Shares participating in the Offer that is not a U.S. Holder and is not a partnership. This summary does not address the U.S. federal income tax consequences applicable to non-U.S. Holders arising from the Offer or the ownership and disposition of Aurora Shares received pursuant to the Offer. Accordingly, a non-U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the Offer and the ownership and disposition of Aurora Shares received pursuant to the Offer.

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Transactions Not Addressed

This summary does not address the U.S. federal income tax consequences of transactions effected prior or subsequent to, or concurrently with, the Offer (whether or not any such transactions are undertaken in connection with the Offer), and does not address the following: (a) any conversion into CanniMed Shares or Aurora Shares of any notes, debentures or other debt instruments; (b) any vesting, conversion, assumption, disposition, exercise, exchange, or other transaction involving any options, warrants or other rights to acquire CanniMed Shares or Aurora Shares; and (c) any transaction, other than the Offer, in which CanniMed Shares or Aurora Shares are acquired.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the Offer to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own CanniMed Shares (or after the Offer, Aurora Shares) as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquired CanniMed Shares (or after the Offer, Aurora Shares) in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold CanniMed Shares (or after the Offer, Aurora Shares) other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or (h) own, directly, indirectly, or by attribution, 5% or more, by voting power or value, of the outstanding CanniMed Shares (or after the Offer, Aurora Shares) are not now and will not as a result of any transactions described in the Notice become United States Shareholders of Aurora as that term is defined in Subpart F of the Code if Aurora is or were to become classified as a Controlled Foreign Corporation under such provision. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold CanniMed Shares (or after the Offer, Aurora Shares) in connection with carrying on a business in Canada; (d) persons whose CanniMed Shares (or after the Offer, Aurora Shares) constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the Offer and the ownership and disposition of Aurora Shares received pursuant to the Offer.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds CanniMed Shares (or after the Offer, Aurora Shares), the U.S. federal income tax consequences to such partnership and the partners of such partnership of participating in the Offer and the ownership of Aurora Shares received pursuant to the Offer generally will depend in part on the activities of the partnership and the status of such partners. Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the Offer and the ownership and disposition of Aurora Shares received pursuant to the Offer.

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Certain U.S. Federal Income Tax Consequences of the Offer

Consequences of Exchanging the CanniMed Shares Pursuant to the Offer

In considering the tax consequences of the Offer, U.S. Holders must take into account the discussion under “Tax Consequences if CanniMed is Classified as a PFIC” below.

The determination of whether the Offer will qualify as a tax-deferred “reorganization” within the meaning of Section 368(a) of the Code (a “Reorganization”) depends on the resolution of complex issues and facts, some of which will not be known until the closing of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, and as a result, it is uncertain as to whether the Offer will qualify as a Reorganization or a fully taxable transaction. Aurora has not determined how any Subsequent Acquisition Transaction will be structured, and as of the date of this Offer, Aurora does not expect that the U.S. federal income tax consequences to U.S. Holders will be a significant factor in determining the structure of any such Subsequent Acquisition Transaction. As described in detail below, even if the Offer qualifies as a Reorganization, the PFIC (as defined below) rules may require a U.S. Holder to fully recognize gain (but not loss) if CanniMed is considered a PFIC with respect to a particular U.S. Holder. All U.S. Holders of CanniMed Shares should consult their own tax advisors regarding the specific U.S. federal income tax consequences of the Offer that are applicable to them.

Tax Consequences if the Offer Qualifies as a Reorganization – Exchange of CanniMed Shares for Aurora Shares Only

If the Offer qualifies as a Reorganization, subject to the PFIC rules discussed below, then the following U.S. federal income tax consequences will result for U.S. Holders who exchange their CanniMed Shares for Aurora Shares only:

(a)	no gain or loss will be recognized by a U.S. Holder on the exchange of CanniMed Shares for Aurora Shares pursuant to the Offer;

(b)	the tax basis of a U.S. Holder in the Aurora Shares acquired in exchange for CanniMed Shares pursuant to the Offer will be equal to such U.S. Holder’s tax basis in the CanniMed Shares exchanged;

(c)	the holding period of a U.S. Holder for the Aurora Shares acquired in exchange for CanniMed Shares pursuant to the Offer will include such U.S. Holder’s holding period for CanniMed Shares; and

(d)

a U.S. Holder who exchanges CanniMed Shares for Aurora Shares pursuant to the Offer generally will be required to report certain information to the IRS on their U.S. federal income tax returns for the tax year in which the Offer occurs, and to retain certain records related to the Offer.

Tax Consequences if the Offer Qualifies as a Reorganization – Exchange of CanniMed Shares for Aurora Shares and Cash

If the Offer qualifies as a Reorganization, subject to the PFIC rules discussed below, then the following U.S. federal income tax consequences will result for U.S. Holders who exchange their CanniMed Shares for Aurora Shares and cash:

(a)

a U.S. Holder will recognize gain (but not loss) to the extent of the lesser of (a) the excess of the fair market value of the Aurora Shares and the U.S. dollar amount of the Canadian dollars on the date of receipt over the adjusted tax basis of the CanniMed Shares surrendered, and (b) the U.S. dollar amount of the Canadian dollars on the date of receipt;

(b)

the aggregate tax basis of a U.S. Holder in the Aurora Shares received pursuant to the Offer will be equal to such U.S. Holder's aggregate tax basis in the CanniMed Shares surrendered in exchange therefor, increased by the amount of gain recognized and decreased by the U.S. dollar amount of the Canadian dollars on the date of receipt;

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(c)	the holding period of a U.S. Holder for the Aurora Shares acquired in exchange for CanniMed Shares pursuant to the Offer will include such U.S. Holder’s holding period for CanniMed Shares; and

(d)

a U.S. Holder who exchanges CanniMed Shares for Aurora Shares and cash pursuant to the Offer generally will be required to report certain information to the IRS on their U.S. federal income tax returns for the tax year in which the Offer occurs, and to retain certain records related to the Offer.

Tax Consequences if the Offer Qualifies as a Reorganization – Exchange of CanniMed Shares for Cash Only

Subject to the PFIC rules discussed below, a U.S. Holder who receives only cash in exchange for all of such U.S. Holder's CanniMed Shares generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the U.S. dollar amount of Canadian dollars received by such U.S. Holder in exchange for CanniMed Shares and (b) the tax basis of such U.S. Holder in such CanniMed Shares surrendered. If CanniMed is not classified as a PFIC for any tax year in which a U.S. Holder held CanniMed Shares, any such gain or loss generally would be capital gain or loss, which will be long- term capital gain or loss if such CanniMed Shares were held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to complex limitations under the Code.

Treatment of the Offer as a Taxable Transaction

If the Offer does not qualify as a Reorganization for U.S. federal income tax purposes, subject to the PFIC rules discussed below, then the following U.S. federal income tax consequences will result for U.S. Holders:

(a)

a U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between (A) the sum of (x) the fair market value (expressed in U.S. dollars) of any Aurora Shares, and (y) the U.S. dollar amount of any Canadian dollars, received pursuant to the Offer, and (B) the adjusted tax basis (expressed in U.S. dollars) of such U.S. Holder in the CanniMed Shares exchanged pursuant to the Offer;

(b)

the tax basis of a U.S. Holder in the Aurora Shares received in exchange for CanniMed Shares pursuant to the Offer would be equal to the fair market value of such Aurora Shares on the date of receipt; and

(c)	the holding period of a U.S. Holder for the Aurora Shares received in exchange for CanniMed Shares pursuant to the Offer will begin on the day after the date of receipt.

If CanniMed is not classified as a PFIC for any tax year in which a U.S. Holder held CanniMed Shares, any gain or loss described in clause (a) immediately above generally would be capital gain or loss, which will be long- term capital gain or loss if such CanniMed Shares were held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to complex limitations under the Code.

Tax Consequences if CanniMed is Classified as a PFIC

A U.S. Holder of CanniMed Shares would be subject to special, potentially adverse tax rules in respect of the Offer if CanniMed was classified as a “passive foreign investment company” under Section 1297 of the Code (a “PFIC”) for any tax year during which such U.S. Holder holds or held CanniMed Shares.

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A non-U.S. corporation is classified as a PFIC for each tax year in which: (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes); or (ii) on the quarterly average for such tax year, 50% or more (by value) of its assets either produce or are held for the production of passive income. For purposes of the PFIC provisions, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes dividends, interest, royalties, rents, and gains from commodities or securities transactions. In determining whether or not it is classified as a PFIC, a non-U.S. corporation is required to take into account its pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest.

Aurora does not know whether CanniMed was classified as a PFIC during one or more prior tax years or will be classified as a PFIC for its current tax year.

Under proposed U.S. Treasury Regulations, absent application of the “PFIC-for-PFIC Exception” discussed below, if CanniMed is classified as a PFIC for any tax year during which a U.S. Holder holds or has held CanniMed Shares, special rules may increase such U.S. Holder’s U.S. federal income tax liability with respect to the Offer. Under the PFIC rules, the following tax consequences under Section 1291 of the Code would result with regard to such U.S. Holder’s federal income tax liability with respect to the Offer:

•	the acquisition of CanniMed pursuant to the Offer may be treated as a fully taxable exchange even if such transaction qualifies as a Reorganization as discussed above;

•	any gain on the sale, exchange or other disposition of CanniMed Shares will be allocated ratably over such U.S. Holder’s holding period;

•	the amount allocated to the current tax year and to any tax year prior to the first year in which CanniMed was classified as a PFIC will be taxed as ordinary income in the current year;

•	the amounts allocated to each of the other tax years will be subject to tax as ordinary income at the highest rate of tax in effect for the applicable class of taxpayer for that year;

•

an interest charge for a deemed deferral benefit will be imposed with respect to the resulting tax attributable to each of the other tax years, which interest charge is not deductible by non-corporate U.S. Holders; and

•	any loss realized would generally not be recognized if the Offer qualifies as a Reorganization.

A U.S. Holder that has made a “Mark-to-Market Election” under Section 1296 of the Code or a timely and effective election to treat CanniMed as a “qualified electing fund” (a “QEF”) under Section 1295 of the Code (a “QEF Election”) generally may mitigate the PFIC consequences described above with respect to the Offer.

U.S. Holders should be aware that there can be no assurances that CanniMed will satisfy the record keeping requirements that apply to a QEF, or that CanniMed will supply U.S. Holders with information that such U.S. Holders require to report under the QEF rules, in the event that CanniMed is a PFIC during its current tax year or was a PFIC during any prior tax year. Thus, U.S. Holders may not be able to make a QEF Election with respect to their CanniMed Shares. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election. U.S. Holders should consult with their own tax advisors regarding the potential application of the PFIC rules or any Mark-to-Market Election or QEF Election. A shareholder of PFIC stock who does not make a timely QEF Election is referred to for purposes of this summary as a “Non-Electing Shareholder.”

Under certain proposed U.S. Treasury Regulations:

•

a Non-Electing Shareholder does not recognize gain in a Reorganization where the Non-Electing Shareholder transfers stock in a PFIC so long as such Non-Electing Shareholder receives in exchange solely stock of another corporation that qualifies as a PFIC for its tax year that includes the day after the date of transfer (for purposes of this summary, this exception will be referred to as the “PFIC-for-PFIC Exception”); and

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•

a Non-Electing Shareholder generally does recognize gain (but not loss) in a Reorganization where the Non-Electing Shareholder transfers stock in a PFIC and receives in exchange stock of another corporation that does not qualify as a PFIC for its tax year that includes the day after the date of transfer.

As discussed below, based on current business plans and financial expectations, Aurora anticipates that it should not be a PFIC for its current tax year ending June 30, 2018 and for the foreseeable future. Accordingly, if the proposed U.S. Treasury Regulations were finalized and made applicable to the Offer (even if this occurs after the effective date of the Offer), it is likely that the PFIC-for-PFIC Exception will not be available to U.S. Holders with respect to the Offer. PFIC classification is factual in nature, and generally cannot be determined until the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurances regarding the PFIC status of Aurora during the tax year which includes the day after the effective date of the Offer or the availability of the PFIC-for-PFIC Exception. Under the rules applicable to excess distributions and dispositions of PFIC stock set forth in Section 1291 of the Code, the amount of any such gain recognized by a Non-Electing Shareholder in connection with the Offer would be equal to the excess, if any, of (A) the sum of (x) the fair market value (expressed in U.S. dollars) of any Aurora Shares, and (y) the U.S. dollar amount of any Canadian dollars, received pursuant to the Offer, over (B) the adjusted tax basis (expressed in U.S. dollars) of such Non-Electing Shareholder in the CanniMed Shares exchanged pursuant to the Offer. Such gain would be recognized on a share-by-share basis and would be taxable as if it were an excess distribution under the default PFIC rules, as described above.

Each U.S. Holder should consult its own tax advisors regarding the potential application of the PFIC rules to the exchange of CanniMed Shares pursuant to the Offer, and the information reporting responsibilities in connection with the Offer.

In addition, the proposed U.S. Treasury Regulations discussed above were proposed in 1992 and have not been adopted in final form. The proposed U.S. Treasury Regulations state that they are to be effective for transactions occurring on or after April 1, 1992. However, because the proposed U.S. Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance they will be finally adopted in the form and with the effective date proposed. It is uncertain whether the IRS would accept the approach set forth in the proposed U.S. Treasury Regulations for purposes of determining the U.S. federal income tax treatment of the acquisition of CanniMed. In the absence of the proposed U.S. Treasury Regulations being finalized in their current form, the U.S. federal income tax consequences to a U.S. Holder set forth above in the discussion “Tax Consequences if the Offer Qualifies as a Reorganization” or “Treatment of the Offer as a Taxable Transaction” should apply to the acquisition of CanniMed; however, it is unclear whether the IRS would agree with this interpretation and/or whether the IRS could attempt to treat the acquisition of CanniMed as a fully taxable exchange on some alternative basis. If the Offer qualifies as a Reorganization and such Reorganization treatment is accepted under the proposed U.S. Treasury Regulations, a U.S. Holder’s holding period for the Aurora Shares received pursuant to the Offer for purposes of applying the PFIC rules presumably would include the period during which the U.S. Holder held its CanniMed Shares. Consequently, a subsequent disposition of the Aurora Shares presumably would be taxable under the default PFIC rules described above to a Non-Electing Shareholder. U.S. Holders should consult their own tax advisors regarding whether the proposed U.S. Treasury Regulations under Section 1291 of the Code would apply if the acquisition of CanniMed qualifies as a Reorganization. Furthermore, in connection with issuing the proposed U.S. Treasury Regulations, the IRS announced that, in the absence of final U.S. Treasury Regulations, taxpayers may apply reasonable interpretations of Code provisions applicable to PFICs and that the IRS considers the rules set forth in the proposed U.S. Treasury Regulations to be reasonable interpretations of those Code provisions. U.S. Holders should consult their own tax advisors regarding whether the proposed U.S. Treasury Regulations under Section 1291 of the Code would apply if the acquisition of CanniMed qualifies as a Reorganization. Additional information regarding the PFIC rules is discussed under “Ownership of Aurora Shares” below.

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Transfer of CanniMed Shares Not Exchanged Pursuant to the Offer

As described under Section 19 of the Takeover Bid Circular, “Acquisition of CanniMed Shares Not Deposited Under Offer”, Aurora may, in certain circumstances, acquire CanniMed Shares not deposited under the Offer pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction. A U.S. Holder whose CanniMed Shares are acquired pursuant to a Compulsory Acquisition should be subject to tax consequences generally similar to those described above under “Consequences of Exchanging the CanniMed Shares Pursuant to the Offer.” The tax treatment of a Subsequent Acquisition Transaction to a U.S. Holder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out and may be substantially the same or materially different than the tax consequences described above. Aurora does not expect that the U.S. federal income tax consequences to U.S. Holders will be a significant factor in determining the structure of any such Subsequent Acquisition Transaction. U.S. Holders should consult their own tax advisors for advice with respect to the income tax consequences of having their CanniMed Shares acquired pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction, including the consequences of exercising dissent rights pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction.

A U.S. Holder that exercises dissent rights in any Compulsory Acquisition or Subsequent Acquisition Transaction and is paid cash in exchange for all of such U.S. Holder’s CanniMed Shares generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the U.S. dollar amount of cash received by such U.S. Holder in exchange for CanniMed Shares (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and (b) the tax basis of such U.S. Holder in such CanniMed Shares surrendered. Subject to the PFIC rules discussed in this summary, such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if such CanniMed Shares have been held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. Deductions for capital losses are subject to complex limitations under the Code.

Ownership of Aurora Shares

The following discussion is subject to the PFIC rules discussed below under “Passive Foreign Investment Company Rules Relating to the Ownership of Aurora Shares.”

Distributions with Respect to Aurora Shares

Subject to the PFIC rules discussed below, a U.S. Holder that receives a distribution (including a constructive distribution, but excluding certain pro rata distributions of stock described in Code Section 305) with respect to the Aurora Shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of Aurora, as determined under U.S. federal income tax rules. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of Aurora, such distribution will be treated: (a) first, as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Aurora Shares; and (b) thereafter, as gain from the sale or exchange of such shares (see more detailed discussion below under the heading “Disposition of Aurora Shares”). However, Aurora may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder therefore may have to assume that any distribution by Aurora with respect to Aurora Shares will constitute ordinary dividend income. Dividends paid on the Aurora Shares generally will not be eligible for the “dividends received deduction” generally available to U.S. corporate shareholders receiving dividends from U.S. corporations. Subject to applicable limitations and provided Aurora is eligible for the benefits of the Canada-U.S. Tax Convention or the Aurora Shares are readily tradable on a United States securities market, dividends paid by Aurora to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that Aurora not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

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Dispositions of Aurora Shares

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of Aurora Shares in an amount equal to the difference, if any, between: (a) the U.S. dollar amount of cash plus the fair market value of any property received; and (b) such U.S. Holder’s tax basis in the Aurora Shares sold or otherwise disposed of. Subject to the PFIC rules discussed below, any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if the Aurora Shares are held for longer than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules Relating to the Ownership of Aurora Shares

If Aurora is or becomes a PFIC, the preceding section of this summary may not describe the U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of Aurora Shares. Certain U.S. federal income tax consequences of owning and disposing of Aurora Shares if Aurora is or becomes a PFIC are generally described below.

If Aurora were to constitute a PFIC for any tax year during a U.S. Holder’s holding period, then certain potentially adverse rules may affect the U.S. federal income tax consequences to a U.S. Holder as a result of the ownership and disposition of Aurora Shares.

Based on current business plans and financial expectations, Aurora expects that it will not be a PFIC for its current tax year and for the foreseeable future. No opinion of legal counsel or ruling from the IRS concerning the status of Aurora as a PFIC has been obtained or is currently planned to be requested. The determination of whether any non-U.S. corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any non-U.S. corporation is a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this Offer. Accordingly, there can be no assurance that Aurora will or will not be a PFIC for the current tax year or any future tax year or that the IRS will not challenge any determination made by Aurora (or any subsidiary of Aurora) concerning its PFIC status. Each U.S. Holder should consult its own tax advisors regarding the PFIC status of Aurora and any subsidiary of Aurora, the application of the PFIC rules to the Aurora Shares and the consequences of being treated as the owner of subsidiary PFICs.

In any tax year in which Aurora is a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

If Aurora were a PFIC in any tax year during which a U.S. Holder held Aurora Shares, such holder generally would be subject to special rules with respect to any “excess distribution” made by Aurora on the Aurora Shares and with respect to gain from the disposition of the Aurora Shares. An “excess distribution” generally is defined as the excess of distributions with respect to the Aurora Shares received by a U.S. Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from Aurora during the shorter of the three preceding tax years, or such U.S. Holder’s holding period for the Aurora Shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Aurora Shares ratably over its holding period for the Aurora Shares. Such amounts allocated to the tax year of the disposition or excess distribution and to any tax year prior to the first year in which Aurora was a PFIC would be taxed as ordinary income, and amounts allocated to all other tax years would be taxed as ordinary income at the highest tax rate in effect for each such tax year and an interest charge at a rate applicable to underpayments of tax would apply. Any loss realized on the disposition of Aurora Shares would generally not be recognized.

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While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including the “QEF Election” under Section 1295 of the Code and the “Mark-to-Market Election” under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner.

U.S. Holders should be aware that, for each tax year, if any, that Aurora is a PFIC, Aurora can provide no assurances that it will satisfy the record keeping requirements or make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to Aurora or any subsidiary of Aurora that also is classified as a PFIC. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Aurora Shares, and the availability of certain U.S. tax elections under the PFIC rules for Aurora and any subsidiary of Aurora that is also a PFIC.

Other Considerations

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the Offer or in connection with the ownership or disposition of Aurora Shares may be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source”. Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the Aurora Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership of Aurora Shares, or on the sale, exchange or other taxable disposition of Aurora Shares, or any Canadian dollars received as a result of shareholders of CanniMed exercising dissent rights under a Compulsory Acquisition or Subsequent Acquisition Transaction, generally will be equal to the U.S. dollar value of such Canadian dollars based on the exchange rate applicable on the date of receipt (regardless of whether such Canadian dollars are converted into U.S. dollars at that time). A U.S. Holder that receives Canadian dollars and converts such Canadian dollars into U.S. dollars at a conversion rate other than the rate in effect on the date of receipt may have a foreign currency exchange gain or loss, which generally would be treated as U.S. source ordinary income or loss for foreign tax credit purposes.

Taxable dividends with respect to Aurora Shares that are paid in Canadian dollars will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the dividend, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes.

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Different rules apply to U.S. Holders who use the accrual method. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Additional Tax on Passive Income

Certain U.S. Holders that are individuals, estates or trusts (other than trusts that are exempt from tax) will be subject to a 3.8% tax on all or a portion of their “net investment income,” which includes dividends on the CanniMed Shares or Aurora Shares and net gains from the disposition of the CanniMed Shares or Aurora Shares. Further, excess distributions treated as dividends, gains treated as excess distributions under the PFIC rules discussed above, and mark-to-market inclusions and deductions are all included in the calculation of net investment income.

U.S. Treasury Regulations provide, subject to the election described in the following paragraph, that solely for purposes of this additional tax, that distributions of previously taxed income will be treated as dividends and included in net investment income subject to the additional 3.8% tax. Additionally, to determine the amount of any capital gain from the sale or other taxable disposition of CanniMed Shares or Aurora Shares that will be subject to the additional tax on net investment income, a U.S. Holder who has made a QEF Election will be required to recalculate its basis in such shares excluding QEF basis adjustments.

Alternatively, a U.S. Holder may make an election which will be effective with respect to all interests in controlled foreign corporations and QEFs held in that year or acquired in future years. Under this election, a U.S. Holder pays the additional 3.8% tax on QEF income inclusions and on gains calculated after giving effect to related tax basis adjustments. U.S. Holders that are individuals, estates or trusts should consult their own tax advisors regarding the applicability of this tax to any of their income or gains in respect of the CanniMed Shares or Aurora Shares.

Information Reporting; Backup Withholding Tax

Under U.S. federal income tax law and U.S. Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless their CanniMed Shares or Aurora Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of: (a) distributions on the Aurora Shares; (b) proceeds arising from the sale or other taxable disposition of Aurora Shares; or (c) any payments received in connection with a Compulsory Acquisition or Subsequent Acquisition Transaction generally may be subject to information reporting and backup withholding tax, at the rate of 24%, if a U.S. Holder: (i) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9); (ii) furnishes an incorrect U.S. taxpayer identification number; (iii) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax; or (iv) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit. against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

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The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

14.	AGREEMENTS RELATED TO THE IMPROVED OFFER

Support Agreement

CanniMed and Aurora have entered into the Support Agreement pursuant to which, and subject to the conditions set forth therein, Aurora agreed to amend the Original Offer and CanniMed agreed to support the Improved Offer. The material terms and provisions of the Support Agreement are summarized below. This summary is qualified in its entirety by the terms of the Support Agreement, a copy of which is available on CanniMed's issuer profile on SEDAR at www.sedar.com.

The Improved Offer

Pursuant to the terms of the Support Agreement, Aurora has agreed to amend the Original Offer to, among other things, provide the Improved Offer. For details of the Improved Offer please see “The Improved Offer – The Offer Consideration”.

Aurora has agreed to take up all of the CanniMed Shares tendered to the Improved Offer no later than 9:00 a.m. on the first business day following the first scheduled Expiry Time if and when all of the conditions to the Improved Offer have been satisfied or waived and Aurora has agreed to pay for such CanniMed Shares promptly, and in any event not later than three business days following such scheduled Expiry Time.

Aurora may, in its sole discretion, waive any term or condition of the Improved Offer (other than the Statutory Minimum Condition, but including any further extension of the Expiry Time) or increase the consideration offered; provided that Aurora will not, without the prior consent of CanniMed, otherwise amend the Improved Offer, impose additional conditions to the Improved Offer, decrease the consideration per CanniMed Share, decrease the cash amount of the Improved Offer, decrease the number of CanniMed Shares in respect of which the Improved Offer is made, change the form of consideration payable under the Improved Offer (other than to increase the total consideration per CanniMed Share or add additional consideration) or otherwise vary the Improved Offer or any terms or conditions thereof in a manner which is adverse to the CanniMed Shareholders.

If Aurora takes up any CanniMed Shares under the Improved Offer, it will make a public announcement of such fact and Aurora will extend the Improved Offer for a period of not less than 10 days.

Support of the Improved Offer

In connection with the Support Agreement, the CanniMed Board unanimously determined, after consultation with its financial and legal advisors and following receipt of the recommendation of the Special Committee, (i) that the consideration offered for the CanniMed Shares pursuant to the Improved Offer is fair, from a financial point of view, to all CanniMed Shareholders (other than Aurora and its affiliates), and (ii) that it would be in the best interests of CanniMed to support and facilitate the Improved Offer and enter into the Support Agreement and to recommend that CanniMed Shareholders tender their CanniMed Shares to the Improved Offer, all on the terms and subject to the conditions contained in the Support Agreement.

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No Solicitation

CanniMed has agreed that it will direct and cause its subsidiaries and its and their representatives to, immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any person (other than Aurora or its representatives) with respect to any potential Acquisition Proposal, whether or not initiated by CanniMed, and in connection therewith, CanniMed will discontinue access to any data rooms (virtual or otherwise). CanniMed will not amend, modify or waive any confidentiality agreement, standstill agreement or standstill provisions contained in any agreements entered into by CanniMed with other parties relating to a potential Acquisition Proposal.

CanniMed further agreed that, except as otherwise provided in the Support Agreement, CanniMed will not, and will not authorize or permit any of its subsidiaries or its or their representatives to, unless Aurora has materially breached any covenant or obligation under the Support Agreement or suffers an Aurora Material Adverse Change: (a) solicit, assist, initiate, encourage or otherwise knowingly facilitate (including by way of furnishing information, permitting any visit to any facilities or properties of CanniMed or any of its subsidiaries or entering into any contract) the initiation of any inquiries, offers or proposals regarding an Acquisition Proposal; provided that, for greater certainty, CanniMed may advise any person making an unsolicited Acquisition Proposal that such Acquisition Proposal does not constitute a Superior Proposal when the CanniMed Board has so determined; (b) engage or participate in or otherwise facilitate any discussions or negotiations with, or provide any information to any person regarding, an Acquisition Proposal; (c) withdraw, modify or qualify (or propose to do so), in a manner adverse to Aurora, the approval or recommendation of the CanniMed Board, of the Improved Offer or the Support Agreement; (d) approve or recommend or remain neutral or propose publicly to approve or recommend or remain neutral with respect to any Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to an Acquisition Proposal for a period of no more than five business days following the public announcement of such Acquisition Proposal will not be considered to be in violation of the Support Agreement); or (e) accept, recommend, approve or enter into any letter of intent, agreement in principle, agreement, understanding or arrangement in respect of an Acquisition Proposal or providing for the payment of any break, termination or other fees or expenses to any person in the event that CanniMed completes the transactions contemplated in the Support Agreement or any other transaction with Aurora or any of its affiliates agreed to prior to any termination of the Support Agreement, whether formal or informal.

CanniMed has agreed to, as soon as practicable and in any event within 24 hours following receipt thereof, notify Aurora, at first orally and then as soon as possible thereafter within such 24 hour period in writing, of any inquiry, proposal or offer (or any amendment thereto) or request relating to or constituting an Acquisition Proposal, any request for discussions or negotiations, and/or any request for non-public information relating to CanniMed or for access to properties, books and records or a list of the CanniMed Shareholders or other securityholders of CanniMed of which CanniMed, its subsidiaries, or its or their representatives are or become aware, or any amendments to the foregoing. Such notice will include the material terms and conditions of, and the identity of the person making, any inquiry, proposal or offer (including any amendment thereto), and will include, in the case of a proposal or offer, copies of any such proposal or offer or any amendment to any of the foregoing. CanniMed has agreed to keep Aurora informed of the status, including any change to the material terms, of any such proposal or offer or any amendment to the foregoing, and will respond promptly to all reasonable inquiries by Aurora with respect thereto. CanniMed has agreed to ensure that its subsidiaries and its and their representatives, are aware of, and agree to be bound by, the non-solicitation provisions of the Support Agreement and CanniMed will be responsible for any breach by such persons.

CanniMed has agreed that, if it receives a request for material non-public information in connection with a potential Acquisition Proposal or receives a bona fide Acquisition Proposal (that was not solicited, encouraged or facilitated after entering into the Support Agreement or in contravention of the Support Agreement), and the CanniMed Board determines in good faith after consultation with its financial advisors and its legal counsel, that such Acquisition Proposal would, if consummated in accordance with its terms (but not assuming away any risk of non-completion), be a Superior Proposal, then, and only then, CanniMed may provide such person with access to information regarding CanniMed and its subsidiaries and engage in discussions and negotiations with such person, subject to the execution of an appropriate and customary confidentiality agreement (if one has not already been entered into) providing for standstill provisions (which will not be waived or modified without the prior written approval of Aurora) other than to effect a Superior Proposal with the consent of the CanniMed Board in compliance with the Support Agreement, provided however that Aurora is provided with access to similar information to which such person was provided if it has not already been provided such information.

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Notice of Superior Proposal Determination

CanniMed has agreed that, subject to the provisions of the Support Agreement, it will not accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of an Acquisition Proposal (other than a confidentiality agreement permitted under the Support Agreement) and/or withdraw, modify or qualify its approval or recommendation in respect of the Improved Offer and recommend or approve the Acquisition Proposal, unless: (a) the CanniMed Board has determined that the Acquisition Proposal constitutes a Superior Proposal; (b) CanniMed has complied with its obligations under the Support Agreement and has provided Aurora with a copy of the Acquisition Proposal (including, if applicable, a copy of any proposed agreement relating to such Acquisition Proposal); (c) a period (the "Response Period") of five business days will have elapsed from the later of (i) the date on which Aurora received written notice from the CanniMed Board that the CanniMed Board determined, subject to compliance with the non-solicitation provisions of the Support Agreement, to accept, approve, recommend or enter into a binding agreement to proceed with the Superior Proposal, and (ii) the date Aurora received a copy of such Acquisition Proposal; (d) after the Response Period, the CanniMed Board has determined in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal continues to constitute a Superior Proposal; and (e) CanniMed concurrently terminates the Support Agreement pursuant to its terms and pays to Aurora the Termination Payment.

During the Response Period, Aurora will have the right, but not the obligation, to offer to amend the terms of the Support Agreement and the Improved Offer. The CanniMed Board will review any proposal by Aurora to amend the terms of the Improved Offer in order to determine, in good faith in the exercise of its fiduciary duties whether the Improved Offer as it is proposed by Aurora to be amended would, upon acceptance by CanniMed, result in the Acquisition Proposal ceasing to be a Superior Proposal compared to the proposed amended Improved Offer. If the CanniMed Board does so determine, the CanniMed Board will cause CanniMed to promptly enter into an amendment to the Support Agreement reflecting the amended Improved Offer.

The CanniMed Board will promptly (and in any event within three business days) reaffirm its recommendation of the Improved Offer by news release after the CanniMed Board determines that the proposed amendment to the transaction contemplated under the Support Agreement and the Improved Offer would result in an Acquisition Proposal that was publicly announced not being a Superior Proposal and Aurora has so amended the terms of the Support Agreement.

CanniMed Board

CanniMed acknowledges that, promptly upon the take-up and payment by Aurora pursuant to the Improved Offer of such number of CanniMed Shares which, together with CanniMed Shares already owned by Aurora, represent in excess of 50% of the then outstanding CanniMed Shares plus one CanniMed Share and from time to time thereafter, Aurora will be entitled to designate such number of directors of the CanniMed Board, proportionate to the percentage of CanniMed Shares owned by Aurora and CanniMed will not frustrate the attempts of Aurora to do so and covenants to co-operate with Aurora, subject to applicable law, to enable the designees of Aurora to be elected or appointed to the CanniMed Board, and to constitute such proportionate representation on the CanniMed Board, which for greater certainty, will be a majority of the CanniMed Board, including, without limitation, at the request of Aurora, by using its reasonable commercial efforts to increase the size of the CanniMed Board and reasonable commercial efforts to secure the resignations of such directors as Aurora may request.

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Termination of the Support Agreement

The Support Agreement may be terminated prior to the time that Aurora will have first taken up, acquired ownership of and paid for CanniMed Shares pursuant to the Improved Offer in the following circumstances: (a) by mutual written consent of Aurora and CanniMed; (b) by Aurora by written notice to CanniMed if any condition to amending the Original Offer has not been satisfied or waived by Aurora, in its sole discretion, at or before the mailing of this Notice of Variation in accordance with the Support Agreement, except where failure to satisfy such condition is, in whole or in part, a result of a default by Aurora of its covenants or obligations pursuant to the Support Agreement; (c) by Aurora by written notice to CanniMed at any time if: (i) CanniMed is in material default of certain covenants or obligations relating to the non-solicitation, notice of superior proposal determination or fairness opinions, press releases, the CanniMed Notice of Change, or provisions of the Support Agreement; (ii) CanniMed has breached any other covenant or obligation under the Support Agreement except for breaches that neither individually nor in the aggregate, result or could reasonably be expected to result, in a Material Adverse Change; or (iii) any representation or warranty of CanniMed: (A) that is qualified by reference to a Material Adverse Change is found to be untrue or incorrect in any respect; or (B) that is not qualified by reference to a Material Adverse Change is found to be untrue or incorrect unless the failure to be true or correct has neither individually nor in the aggregate with other such representations being untrue or incorrect caused or reasonably may be expected to cause, a Material Adverse Change; provided that in each case, such right of termination will not be available with respect to any breach or failure that is capable of being cured and such breach or failure has been cured by the earlier of the date which is five business days from the date of written notice of such breach or failure and the business day prior to the day on which the Expiry Time occurs; (d) by Aurora by written notice to CanniMed if the CanniMed Board fails to publicly recommend the Improved Offer in accordance with the terms of the Support Agreement or reaffirm its approval of the Improved Offer within five business days of any written request by Aurora (or, in the event that the Improved Offer will be scheduled to expire within such five business day period, prior to the scheduled expiry of the Improved Offer); (e) absent a material breach by Aurora of any covenant or obligation under the Support Agreement or an Aurora Material Adverse Change, by Aurora by written notice to CanniMed if the CanniMed Board or any committee thereof withdraws, amends or modifies in any manner adverse to Aurora or the CanniMed Board fails to publicly recommend or reaffirm its approval of the Improved Offer and recommendation that Shareholders tender all of the CanniMed Shares under the Improved Offer within three business days of (i) the public announcement of any Acquisition Proposal which the CanniMed Board has determined is not a Superior Proposal or (ii) the written request by Aurora that the CanniMed Board make such a recommendation or reaffirmation; (f) by Aurora by written notice to CanniMed if a Material Adverse Change occurs or by CanniMed by written notice to Aurora if an Aurora Material Adverse Change occurs; (g) by CanniMed by written notice to Aurora at any time if any representation or warranty of Aurora under the Support Agreement: (i) that is qualified by reference to a Aurora Material Adverse Change is found to be untrue or incorrect in any respect; or (ii) that is not qualified by reference to a Aurora Material Adverse Change is found to be untrue or incorrect unless the failure to be true or correct has neither individually nor in the aggregate with other such representations being untrue or incorrect caused or reasonably may be expected to cause, a Aurora Material Adverse Change; (h) by CanniMed by written notice to Aurora if: (A) Aurora has not mailed the Notice of Variation in accordance with the timeframe set forth in the Support Agreement except where such failure is attributable, in whole or in part, to a default by CanniMed; or (B) the Improved Offer (or any amendment thereto other than as permitted under the Support Agreement or any amendment thereof that has been mutually agreed to by CanniMed and Aurora) does not conform in all material respects with the Support Agreement or any amendment thereof that has been mutually agreed to by CanniMed and Aurora and such non conformity is not cured within five business days from the date of written notice to that effect from CanniMed; (i) by CanniMed or Aurora by written notice to the other if the Competition Act Approval is not obtained by the Outside Date; (j) by CanniMed by written notice to Aurora in order to accept, approve, recommend or enter into a binding written agr eement with respect to a Superior Proposal; (k) by CanniMed or Aurora by written notice to the other if the Effective Time does not occur on or prior to the Outside Date, provided that the failure of the Effective Time to so occur is not attributable, in whole or in part, to a breach of a representation, warranty or covenant by the party terminating the Support Agreement (however, CanniMed may only terminate if Aurora has not waived the unsatisfied conditions and publicly announced its intention to take up and pay for CanniMed Shares that have been deposited pursuant to the Improved Offer); (l) by either CanniMed or Aurora by written notice to the other if the Improved Offer terminates, expires or is withdrawn at the Expiry Time without Aurora taking up and paying for any of the CanniMed Shares as a result of the failure of any condition to the Improved Offer to be satisfied or waived, unless the failure of such condition will be attributable, in whole or in part, to the failure of the party seeking to terminate the Support Agreement to perform the obligations required to be performed by it under the Support Agreement; (m) by either CanniMed or Aurora by written notice to the other if any law in force in Canada or the United States (other than a judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings or awards of any governmental authority (“Governmental Authority”) resulting from action inconsistent with the Support Agreement) makes the completion of the Improved Offer or the transactions contemplated under the Support Agreement illegal or otherwise prohibited; or (n) by CanniMed by written notice to Aurora at any time if Aurora has breached any covenant or obligation under the Support Agreement except for breaches that neither individually nor in the aggregate, result or could reasonably be expected to result, in an Aurora Material Adverse Change, provided that in each case, such right of termination will not be available with respect to any breach or failure that is capable of being cured and such breach or failure has been cured by the earlier of the date which five business days from the date of written notice of such breach or failure and the business day prior to the Expiry Date.

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Termination Payment and Expense Reimbursement

Aurora will be entitled to a cash termination payment (the "Termination Payment") in an amount equal to $43,500,000 upon the occurrence of any of the following events (each a "Termination Payment Event"), which will be paid by CanniMed within the time specified in respect of any such Termination Payment Event: (x) Aurora has terminated the Support Agreement pursuant to the following clauses, provided that at such time (i) Aurora is not in default of its covenants or obligations pursuant to the Support Agreement, and (ii) no Aurora Material Adverse Change has occurred, described under "Agreements Relating to the Improved Offer – Support Agreement – Termination of the Support Agreement" set out above: (c)(i) (material breach or default by CanniMed); (d) (failure to re-affirm), or (e) (change in or failure to make recommendation) in which case the Termination Payment must be paid by 4:00 pm (Toronto time) on the second business day following the date on which the Support Agreement is terminated; (y) CanniMed proposes to terminate the Support Agreement pursuant to clauses (j) described under "Agreements Relating to the Improved Offer – Support Agreement – Termination of the Support Agreement" set out above (acceptance of Superior Proposal), in which case CanniMed will pay Aurora the Termination Payment prior to entering into of the definitive agreement relating to a Superior Proposal; or (z) on or after the date of the Support Agreement and prior to the Expiry Time an Acquisition Proposal is publicly announced or any person has publicly announced an intention to make an Acquisition Proposal, and such Acquisition Proposal has not expired, been withdrawn or been publicly abandoned, and an Acquisition Proposal is completed within 12 months following the later of (I) the date the Support Agreement is terminated and (II) the Effective Time in which case the Termination Payment must be paid to Aurora concurrently with the completion of such Acquisition Proposal.

Unless the Termination Payment is paid, Aurora will be entitled to an expense reimbursement payment of up to $9,500,000 (the "Expense Reimbursement") if the Support Agreement is terminated pursuant to the following clauses described under "Agreements Relating to the Improved Offer – Support Agreement – Termination of the Support Agreement" set out above (c)(ii) (breach of non-material covenants) or (c)(iii) (breach of representations) in which case the Expense Reimbursement must be paid to Aurora by 4:00 p.m. (Toronto time) on the day on which the Support Agreement is terminated.

CanniMed will be entitled to a cash termination payment of $43,500,000 (the “Reverse Termination Payment”), if the Support Agreement is terminated pursuant to the following clauses described under "Agreements Relating to the Improved Offer – Support Agreement – Termination of the Support Agreement" set out above (i) (Competition Act approval not obtained by Outside Date) in which case the Reverse Termination Payment must be paid by Aurora within three business days of the day on which the Support Agreement is terminated.

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Representations and Warranties

The Support Agreement contains customary representations and warranties of Aurora and CanniMed relating to, among other things: corporate authorization, capitalization and enforceability of the Support Agreement. The representations and warranties of each of CanniMed and Aurora also address various matters relating to the business, operations and properties of each and subsidiaries of each, including, among other things: public filings; accuracy of financial statements; liabilities and indebtedness; books and records; absence of certain changes or events; litigation; compliance with laws; tax matters; material contracts; collateral benefits; permits; disclosure controls and procedures; internal controls; reporting issuer status and anti-corruption laws.

Conduct of Business

CanniMed has covenanted and agreed that, during the period from the date of the Support Agreement until such time as designees of Aurora representing at least a majority of the directors on the CanniMed Board have been appointed to the CanniMed Directors, unless Aurora otherwise expressly consents in writing (such consent not to be unreasonably withheld, delayed or conditioned) or as expressly permitted or specifically contemplated by the Support Agreement or required by law, the business of CanniMed be conducted only, and CanniMed will not take any action except, in the ordinary course of business and CanniMed shall, and will cause its subsidiaries and its and their representatives, to use commercially reasonable efforts to maintain and preserve its business organization and goodwill and assets, to keep available the services of its directors, officers and employees, to maintain satisfactory relationships with suppliers, distributors, customers, employees and others having key business relationships with them; and will not make any material change in the business, assets, liabilities, operations, capital or affairs of CanniMed or its subsidiaries other than changes in the ordinary course of business or as otherwise permitted under the terms of the Support Agreement. Without limiting the generality of the foregoing, CanniMed has also agreed that it will not, directly or indirectly, do or permit to occur, certain actions specified in the Support Agreement. The Support Agreement provides that CanniMed is not prevented, subject to advance notice to Aurora, to sell up to $1,000,000 of non-material non-core assets at fair market value, subject to CanniMed’s right to retain a 19.9% minority interest in such assets.

Aurora has covenanted and agreed that, during the period from the date of the Support Agreement until completion of a Subsequent Acquisition Transaction or Compulsory Acquisition, unless a majority of the directors of CanniMed independent of Aurora otherwise expressly consent in writing (such consent not to be unreasonably withheld, delayed or conditioned), the business of Aurora must be conducted only, and Aurora will not take any action except, in the ordinary course of business and Aurora will use commercially reasonable efforts to maintain and preserve its business organization and goodwill and assets, to keep available the services of its directors, officers and employees, to maintain satisfactory relationships with suppliers, distributors, customers, employees and others having key business relationships with them; and will not make any material change in the business, assets, liabilities, operations, capital or affairs of Aurora. Without limiting the generality of the foregoing, Aurora has also agreed that it will not, directly or indirectly, do or permit to occur, certain actions specified in the Support Agreement. Among other things, Aurora will not: (a) amend its organizational documents or stock option plan; (b) reorganize, amalgamate or merge with any other person; or (c) declare or pay any dividend or distribution on the Aurora Shares or engage in any capital reorganization or repurchase of Aurora Shares. In addition, Aurora has covenanted for a period of six (6) months following the effective date of the Subsequent Acquisition Transaction or Compulsory Acquisition to not terminate the employment of any employee of CanniMed other than for cause.

Payments to CanniMed Directors, Officers and Employees

CanniMed is permitted to make available a pool of up to approximately $14,600,000 for payments to certain CanniMed employees, officers and directors (as determined by the CanniMed Board). Such payments are to be made solely in connection with such individuals having provided services as an employee, director or officer of CanniMed or an affiliate. The terms of the Support Agreement also require that no less than 65% of the bonus pool will be paid to individuals who are employees of CanniMed.

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Other Covenants

Each of Aurora and CanniMed has agreed to promptly notify the other if: (i) it becomes aware that this Notice of Variation, the CanniMed Notice of Change, an application for an order, any registration, consent, circular or approval, or any other filing under applicable laws contains an untrue statement of a material fact or omits to state a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement thereto; and (ii) the occurrence, or failure to occur, of any event or state of facts which occurrence or failure would or would be reasonably likely to (A) cause any of the representations or warranties of any party contained in the Support Agreement to be untrue or inaccurate in any material respect; or (B) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by either party prior to the Expiry Time or the time that Aurora first takes up, acquires ownership of and pays for the CanniMed Shares pursuant to the Improved Offer, as applicable.

CanniMed and Aurora each have agreed to a number of mutual covenants, including to use its reasonable efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated pursuant to the Support Agreement and to cooperate with each other in connection with their respective obligations under the Support Agreement, including using reasonable commercial efforts: (a) to obtain all necessary or advisable consents, approvals and authorizations as are required or advisable to be obtained under applicable law, including, without limitation, under the rules of the TSX and, in the case of Aurora to list the Aurora Shares issuable pursuant to the Improved Offer; (b) to defend all lawsuits or other legal proceedings challenging the Support Agreement or the consummation of the transactions contemplated thereunder; (c) to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated under the Support Agreement; (d) to effect all necessary registrations and other filings and submissions of information requested by Governmental Authorities or required under any applicable Securities Laws, or any other Law relating to the transactions contemplated under the Support Agreement; (g) to execute and deliver such documents as the other party may reasonably require; and (h) to fulfil all conditions within its power and satisfy all provisions of the Support Agreement, the Improved Offer and the transactions contemplated under the Support Agreement.

Pursuant to the Support Agreement, CanniMed agreed to discontinue and has delivered a notice of discontinuance regarding the lawsuit dated January 12, 2018 filed by CanniMed in the Ontario Superior Court of Justice against Aurora and certain other persons and CanniMed has also agreed not to assign any rights in connection therewith.

CanniMed has agreed to provide assistance to Aurora in the preparation of its prospectus as reasonably required and use its reasonable commercial efforts to deliver to Aurora comfort letters from its auditors in the form and substance satisfactory to Aurora, in respect of the foregoing.

CanniMed has also agreed to use its reasonable commercial efforts to take or cause to be taken all reasonable actions to permit an orderly transition of CanniMed’s operations following the Effective Time, which, for greater certainty will include using reasonable commercial efforts to enter into employee retention arrangements with any employees reasonably identified by Aurora, on terms reasonably satisfactory to Aurora.

Directors' and Officers' Insurance and Indemnification

On or prior to the initial take up under the Improved Offer, CanniMed, in consultation with Aurora, will use its best efforts to attain the lowest price to purchase a customary pre-paid, non-cancellable directors’ and officers’ “trailing” or “run-off” insurance policy for up to $20,000,000 coverage, provided that the premium for such policy will not exceed $1,000,000.

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Outstanding Options

The CanniMed Board, subject to any required regulatory approvals, agreed in the Support Agreement to resolve to permit the exercise or surrender of all Convertible Securities conditional upon, and immediately prior to, Aurora first taking up CanniMed Shares under the Improved Offer and to further resolve that all Convertible Securities, including Options contemplated under the CanniMed Stock Option Plan and predecessor plans will become immediately exercisable.

Payment to Newstrike

Pursuant to the Support Agreement, Aurora has made a payment of $9,500,000 to Newstrike (on behalf of CanniMed) as the fee required to be paid by CanniMed to Newstrike in accordance with the terms of the Newstrike Acquisition Agreement, in full satisfaction of the termination payment obligations of CanniMed therein.

Lock-Up Agreements

New Lock-Up Agreements

CanniMed will use reasonable commercial efforts to cause each of CanniMed’s directors and officers to enter into the New Lock-Up Agreements. Under the terms of the New Lock-Up Agreements, the New Locked-Up Shareholders have agreed to (i) tender, deposit and not withdraw, except in certain circumstances, all of their CanniMed Shares (together with any CanniMed Shares they may acquire upon the exercise or conversion of their CanniMed Options or other Convertible Securities) to the Improved Offer; (ii) not take any action which may adversely affect the success of the Improved Offer; (iii) not participate in making any statement or take any action which might reasonably be regarded to interfere with, delay or reduce the success of the Improved Offer; and (iv) not sell, transfer, assign or pledge any of their CanniMed Shares without prior written consent.

The New Lock-Up Agreements will terminate on (i) the Expiry Date of the Improved Offer; (ii) the date the Support Agreement is terminated in accordance with its terms; (iii) the date that the Improved Offer or the terms of the Improved Offer or the Support Agreement are amended in any manner adverse to the New Locked-Up Shareholders; (iv) April 15, 2018; and (v) the date that a Superior Proposal (as determined by the CanniMed Board) has been made for all or substantially all of the CanniMed Shares or assets. In the event of such termination, such tendering New Locked-Up Shareholders will be entitled to withdraw all of the CanniMed Shares deposited by them in accordance with the terms of the Improved Offer.

A copy of the form of New Lock-Up Agreements is available on CanniMed's issuer profile on SEDAR at www.sedar.com.

Original Lock-Up Agreements

The Original Locked-Up CanniMed Shareholders entered into the Original Lock-Up Agreements in connection with the Original Offer. Under the terms of the Original Lock-Up Agreements, the Original Locked-Up Shareholders have agreed to deposit, and not withdraw, except in certain circumstances, all of their CanniMed Shares to the Original Offer (and the Improved Offer). See the section entitled “Agreements Relating to the Offer – Lock-Up Agreements” in the Original Aurora Circular.

A copy of the form of Original Lock-Up Agreements is available on CanniMed's issuer profile on SEDAR at www.sedar.com.

As of the date of this Notice of Variation, approximately 48% of the CanniMed Shares on a fully-diluted basis are subject to either the New Lock-Up Agreements or the Original Lock-Up Agreements.

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15.	UPDATED PRO-FORMAS

Annex A to this Notice of Variation contains revised updated unaudited pro-forma consolidated financial statements (the “Updated Pro-Formas”) which have been updated to reflect the increase in the consideration offered by Aurora and the publication of new financial information in respect of CanniMed. The Updated Pro-Formas supersede and replace the unaudited pro-forma consolidated financial statements provided in Annex 1 of the Original Offer and the Circular.

16.	STATUTORY RIGHTS

Securities legislation of the provinces and territories of Canada provides CanniMed Shareholders with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages if there is a misrepresentation in a circular or notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. CanniMed Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

17.	DIRECTORS’ APPROVAL

The contents of this Notice of Variation have been approved and the sending thereof to the CanniMed Shareholders has been authorized by the Board of Directors of Aurora..

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FORWARD-LOOKING STATEMENTS

This Notice of Variation contains certain forward-looking information (referred to herein as “forward-looking statements”). Forward-looking statements are often, but not always, identified by the use of words such as “anticipate”, “believe”, “plan”, “scheduled”, “intend”, “objective”, “continuous”, “ongoing”, “estimate”, “expect”, “may”, “will”, “project”, “should”, or similar words suggesting future events, circumstances or outcomes.

In particular, this Notice of Variation contains forward-looking information concerning the Original Offer, and other statements that are not historical facts, in addition to certain statements and information contained elsewhere in this document and in the documents incorporated by reference concerning the business, operations and financial performance and condition of the Offeror and CanniMed that are not historical facts and are forward-looking statements or forward-looking information within the meaning of applicable securities laws. All such forward-looking statements are subject to important risks, uncertainties and assumptions. It is important to know that:

•	unless otherwise indicated, forward-looking statements in this document describe the Offeror’s expectations as at February 5, 2018 and, accordingly, are subject to change after such date;

•	forward-looking statements in the documents incorporated by reference herein are as at the dates specified in the applicable documents and are expressly qualified by the statements made therein;

•

the Offeror’s actual results and events could differ materially from those expressed or implied in the forward-looking statements in this document or documents incorporated by reference herein, if known or unknown risks affect the business of the Offeror, or if its estimates or assumptions turn out to be inaccurate. As a result, the Offeror cannot guarantee that the results or events expressed or implied in any forward- looking statement will materialize, and accordingly, you are cautioned against relying on these forward- looking statements; and

•

the Offeror disclaims any intention and assumes no obligation to update or revise any forward-looking statement even if new information becomes available, as a result of future events or for any other reason, except in accordance with applicable Canadian Securities Laws.

Forward-looking statements are based upon, among other things, the opinions and expectations of management of the Offeror as at the effective date of such statements and, in some cases, information supplied by third parties. Although the Offeror believes the opinions and expectations reflected in such forward-looking statements are based upon reasonable assumptions and that information received from third parties is reliable, it can give no assurance that those opinions and expectations will prove to have been correct. The Offeror made a number of assumptions in making forward-looking statements in the Offer and the Circular, including the documents incorporated by reference. In particular, in making these statements, the Offeror has assumed, among other things, that the Offeror will receive the Regulatory Approvals applicable to the Offer on the timelines and in the manner currently anticipated and that the other conditions to the Offer will be satisfied on a timely basis in accordance with their terms.

Forward-looking information respecting the Offer, various terms of the Offer and the anticipated timing of certain steps or events associated with the Offer is based upon various assumptions and factors, including publicly reported financial information concerning CanniMed, publicly reported information concerning the number of outstanding CanniMed Shares and the number of options and other convertible or exchangeable rights and securities granted by CanniMed (entitling holders thereof to acquire CanniMed Shares), advice from professional advisors with respect to statutorily mandated time frames for various applications and steps/events associated with the Offer, that CanniMed has made full and accurate disclosure of all material information concerning CanniMed in accordance with applicable Canadian Securities Laws (including disclosure of all material contracts and existing and potential contingent liabilities) and that there have been no material changes in the business, affairs, capital, prospects or assets of CanniMed. Forward-looking information concerning possible synergies and efficiencies that may be achieved upon a combination of the businesses of the Offeror and CanniMed and other benefits of a combination of the businesses of the Offeror and CanniMed is based upon various assumptions and factors, including (in addition to assumptions and factors noted above and elsewhere in this document), financial information of CanniMed available through publicly filed documents and the Offeror’s general industry knowledge and experience. Forward-looking information concerning the business and geographical diversification that may be achieved upon a combination of the businesses of the Offeror and CanniMed is based upon various assumptions and factors, including (in addition to assumptions and factors noted above and elsewhere in this document) publicly available information concerning the location and size of various CanniMed operating facilities and the Offeror’s general industry knowledge and experience. Forward-looking information concerning the anticipated market capitalization of the Offeror following successful completion of the Offer is based upon various assumptions and factors including the current market capitalization of both the Offeror and CanniMed, advice from the Offeror’s financial advisor, the absence of market disruptions that would affect the trading price of Aurora Shares and the absence of material adverse changes or developments affecting the Offeror or CanniMed.

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Additional risk factors could cause actual results or events to differ materially from the results or outcomes expressed or implied by the forward-looking statements in this document and various documents incorporated by reference herein. For a discussion regarding such risks, see, in particular, the sections of the Circular entitled “Purpose of the Offer and Plans for CanniMed”, “Certain Information Concerning Securities of the Offeror”, “Regulatory Matters” and “Risk Factors”, as well as the information contained under the heading “Risk Factors” in each of the documents incorporated by reference. The Offeror cautions you that the risks described or referenced in this section are not the only ones that could affect the Offer or the Offeror. Additional risks and uncertainties not presently known by the Offeror or that the Offeror currently believes are not material may also materially and adversely affect the receipt of the Regulatory Approvals, the satisfaction or waiver by the Offeror of any of the conditions of the Offer, the successful completion of the Offer or the business, operations, financial condition, financial performance, cash flows, reputation or prospects of the Offeror. Except as otherwise indicated by the Offeror, forward-looking statements do not reflect the potential impact of any special initiatives or of any dispositions, monetizations, mergers, acquisitions, other business combinations or other transactions that may be announced or that may occur after February 5, 2018. The financial impact of any such special initiatives or transactions may be complex and will depend on the facts particular to each of them. The Offeror, therefore, cannot describe the expected effects in a meaningful way or in the same way it presents known risks affecting its business. Forward-looking statements are presented herein for the purpose of providing information about the Offeror and the Offer and its anticipated impacts.

INFORMATION CONCERNING CANNIMED

Except as otherwise expressly indicated herein, the information concerning CanniMed contained in the Offer and Circular has been taken from and is based solely upon CanniMed’s public disclosure, including disclosure on file with the Canadian securities regulatory authorities. CanniMed has not reviewed the Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of CanniMed contained in the Offer and Circular. Although Aurora has no knowledge that would indicate that any information or statements contained in the Offer and Circular concerning CanniMed taken from, or based upon, such public disclosure contain any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, neither Aurora. nor any directors or officers of Aurora have verified, nor do they assume any responsibility for, the accuracy or completeness of such information or statements or for any failure by CanniMed to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information or statements but which are unknown to Aurora.

CURRENCY

Unless otherwise noted herein, all references to “$” in this Notice of Variation mean Canadian dollars.

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NOTICE OF VARIATION

This Notice of Variation should be read in conjunction with the Original Offer and the accompanying Circular dated November 24, 2017, as amended by the Notice of Change dated January 12, 2018. Unless the context requires otherwise or unless otherwise defined herein or amended hereby, defined terms used in this Notice of Variation have the same meaning as in the Original Offer and Circular, as amended by the Notice of Change.

NOTICE TO CANNIMED SHAREHOLDERS IN THE UNITED STATES

The Offer is being made for the securities of a Canadian foreign private issuer that does not have securities registered under Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Offer is not subject to Section 14(d) of the Exchange Act, or Regulation 14D promulgated thereunder.

The Aurora Shares offered as consideration under the Offer are being offered pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “US Securities Act”), provided by Rule 802 thereunder. No Aurora Shares will be delivered in the United States or for the account or for the benefit of a person in the United States, unless the Offeror is satisfied that such Aurora Shares may be delivered in the relevant jurisdiction in reliance upon available exemptions from the registration requirements of the US Securities Act and the securities Laws of the relevant United States state or other local jurisdiction, or on a basis otherwise determined to be acceptable to the Offeror in its sole discretion, and without subjecting the Offeror to any registration or similar requirements.

US CanniMed Shareholders that hold “restricted securities” as defined in Rule 144 under the US Securities Act will receive Aurora Shares that are restricted to the same extent, including legends, and proportion that the Aurora Shares held by US Aurora Shareholders are restricted securities. Restricted securities may be offered, sold, pledged or otherwise transferred, directly or indirectly, only pursuant to a subsequent registration statement or an exemption or exclusion from the registration requirements of the US Securities Act and applicable state securities Laws.

On November 27, 2017, the Offeror furnished to the United States Securities and Exchange Commission (the “SEC”) a Form CB – Tender Offer/Rights Offering Notification Form (a “Form CB”) in respect of the offer and the sale of the Aurora Shares as described in the Original Offer and the Offeror’s takeover bid circular that accompanied the Original Offer (the “Original Circular”). On January 16, 2018, the Offeror furnished to the SEC as an exhibit to Amendment No. 1 a Notice of Change dated January 12, 2018, which revised and updated certain information contained in the Original Offer and the Original Circular. This Notice of Variation (i) amends the terms set out in the Original Offer, (ii) updates certain information set out in the Original Offer and the Original Circular, as amended by the Notice of Change; and (iii) amends the letter of transmittal and exercise form to accommodate the election of the CanniMed Shareholders to receive Aurora Shares, cash, or a combination thereof, subject to pro ration.

The Offeror will furnish this Notice of Variation to the SEC as an exhibit to Amendment No. 5 to the Form CB. The Offeror has mailed this Notice of Variation to CanniMed Shareholders. CanniMed Shareholders are urged to read this Offer and Circular and any other relevant documents to be filed with the SEC because they will contain important information. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by the Offeror will be available free of charge from the Offeror. You should direct requests for documents to Laurel Hill Advisory Group, 70 University Avenue, Suite 1440, Toronto, Ontario, M5J 2M4, North American Toll Free Phone: 1-877-452-7184, outside North America Phone: 1-416-304-0211. To obtain timely delivery, such documents should be requested not later than five (5) business days prior to the Expiry Time (as defined herein).

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The Offer is being conducted in accordance with Rule 802, Section 14(e) of the Exchange Act and Regulation 14E promulgated thereunder. The Offeror, a Canadian foreign private issuer, is permitted to prepare the Offer and Notice of Variation in accordance with the disclosure requirements of applicable Canadian provincial securities laws, and in accordance with applicable Canadian federal and provincial corporate and takeover offer rules.

The Offer is being made for the securities of a Canadian issuer and by a Canadian issuer that is permitted to prepare the Offer and Circular in accordance with the disclosure requirements in force in Canada. CanniMed Shareholders in the United States should be aware that such requirements are different from those of the United States. The financial statements included or incorporated by reference herein have been prepared in accordance with IFRS, and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of U.S. companies.

CanniMed Shareholders in the United States should be aware that the disposition of their CanniMed Shares and the acquisition of Aurora Shares by them as described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein and such CanniMed Shareholders are encouraged to consult their tax advisors. See also “Certain Canadian Federal Income Tax Considerations” and “Certain United States Federal Income Tax Considerations” in the Circular.

The enforcement by CanniMed Shareholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Offeror is incorporated under the laws of British Columbia, Canada, and CanniMed is incorporated under the federal laws of Canada, that some or all of their respective officers and directors may be residents of a foreign country, that some or all of the experts named herein may be residents of a foreign country and that all or a substantial portion of the assets of the Offeror and CanniMed and said Persons may be located outside the United States. CanniMed Shareholders may not be able to sue the Offeror or CanniMed or their officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel the Offeror or CanniMed or their respective affiliates (as defined herein) to subject themselves to a U.S. court’s judgment.

You should be aware that the Offeror may purchase securities otherwise than under the Offer, subject to compliance with applicable Canadian Securities Laws.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY U.S. STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY U.S. STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In accordance with Rule 802, the Offer is not required to be extended to security holders in those states that require registration or qualification.

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED FOR OFFER AND SALE IN CERTAIN U.S. STATES WHERE HOLDERS OF CANNIMED SHARES RESIDE AND NO SUCH OFFER TO SELL OR SALE, OR SOLICITATION OF AN OFFER TO BUY MAY BE MADE IN SUCH U.S. STATES.

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CERTIFICATE OF AURORA CANABIS INC.

Dated: February 5, 2018

The foregoing, together with the Original Offer and Circular, as amended by the Notice of Change dated January 12, 2018, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it is made.

(signed) Terry Booth	(signed) Glen Ibbott
Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

(signed) Steve Dobler	(signed) Michael Singer
Director	Director

ANNEX A
Pro forma Condensed Interim Consolidated Statements of Financial Position

[Please see attached]

AURORACANNABISINC.
ProformaCondensedInterimConsolidatedStatementsofFinancialPosition
AsatSeptember30,2017andOctober31,2017
(Unaudited–InthousandsofCanadiandollars)

			Adjustments	Adjusted
			for Aurora’s	Balance
	Aurora		Subsequent	Aurora	CanniMed
	Sept 30,		Material	Sept 30,	Oct 31,		Pro forma	Pro forma
	2017	Notes	Transactions	2017	2017	Notes	Adjustments	Consolidated
	$		$	$	$		$	$
Assets
Current
Cash and cash equivalents	127,915	3 (a)	111,009	273,976	48,378	4 (a)	(140,000)	182,354
		3 (b)	70,646				-
		3 (c)	(38)				-
		3 (d)	(205)				-
		3 (e)	(3,500)				-
		3 (f)	(144)
		3 (g)	(2,131)
		3 (h)	(11,999)
		3 (i)	(17,577)
		3 (j)	-
Short-term investments	-	3 (c)	511	511	-		-	511
Accounts receivable	3,701	3 (c)	243	5,407	1,065		-	6,472
		3 (d)	369				-
		3 (c)	1,094				-
Marketable securities	34,760	3 (h)	37,811	47,469	-		-	47,469
		3 (i)	(25,102)
Inventory	11,653	3 (c)	2,606	14,259	9,033		-	23,292
Biological assets	6,083		-	6,083	1,451		-	7,534
Promissory notes receivable	5,250	3 (c)	(2,250)	-	-		-	-
		3 (d)	(3,000)				-
Loans receivable	2,132		-	2,132	-		-	2,132
Prepaid and other current assets	1,742	3 (c)	76	1,818	58		-	1,876
	193,236		158,419	351,655	59,985		(140,000)	271,640

Property, plant and equipment	71,385	3 (c)	2,876	82,565	38,622		-	121,187
		3 (d)	8,304				-
Convertible debenture	-		-	-	1,003		-	1,003
Derivatives	4,892	3 (h)	(650)	4,242	3,398		-	7,640
Deposits	-	3 (c)	102	102	-		-	102
Investment in associates	-	3 (i)	24,204	24,204	-		-	24,204
Intangible assets	30,670	3 (d)	26,939	57,609	2,654		-	60,263
Goodwill	47,651	3 (c)	2,251	68,755	492	4 (a)	(492)	969,331
		3 (d)	9,129			4 (a)	900,576
		3 (e)	9,724				-

Total assets	347,834		241,298	589,132	106,154		760,084	1,455,370

Liabilities
Current
Accounts payable and accrued liabilities	12,015	3 (c)	968	15,150	3,063	4 (b)	14,750	33,183
		3 (d)	2,167			4 (c)	220
Deferred revenue	1,548		-	1,548	136		-	1,684
Finance lease	71		-	71	-		-	71
Loans and borrowings	-		-	-	2,558		-	2,558
Contingent consideration payable	9,928	3 (d)	14,957	31,109	-		-	31,109
		3 (e)	6,224				-
	23,562		24,316	47,878	5,757		14,970	68,605

Finance lease	263		-	263	-		-	263
Loans and borrowings	-		-	-	11,166		-	11,166
Convertible notes	66,581	3 (a)	68,663	68,663	-		-	68,663
		3 (f)	(3,397)
		3 (g)	(63,184)
Deferred gain on derivative	3,856	3 (h)	(2,019)	1,837	-		-	1,837
Deferred tax liability	8,656	3 (a)	11,406	29,191	57		-	29,248
		3 (d)	9,129
Total liabilities	102,918		44,914	147,832	16,980		14,970	179,782
(Continued)

AURORACANNABISINC.
ProformaCondensedInterimConsolidatedStatementsofFinancialPosition
AsatSeptember30,2017andOctober31,2017
(Unaudited–InthousandsofCanadiandollars)
(Continued)

			Adjustments	Adjusted
			for Aurora’s	Balance
	Aurora		Subsequent	Aurora	CanniMed
	Sept 30,		Material	Sept 30,	Oct 31,		Pro forma	Pro forma
	2017	Notes	Transactions	2017	2017	Notes	Adjustments	Consolidated
	$		$	$	$		$	$
Shareholders’ equity
Share capital	230,432	3 (b)	68,360	390,380	109,103	4 (a)	849,258	1,239,418
		3 (d)	15,283			4 (a)	(109,103)
		3 (f)	4,136			4 (c)	(220)
		3 (g)	72,169
Reserves	39,108	3 (a)	30,940	44,144	3,825	4 (a)	(3,825)	44,144
		3 (b)	2,286
		3 (f)	(640)
		3 (g)	(9,067)
		3 (h)	456
		3 (i)	(18,939)
Deficit	(24,624)	3 (f)	(243)	273	(23,754)	4 (a)	23,754	(14,477)
		3 (g)	(2,049)			4 (b)	(14,750)
		3 (h)	26,725
		3 (i)	464
Total equity attributable to Aurora shareholders	244,916		189,881	434,797	89,174		745,114	1,269,085
Non-controlling interest	-	3 (c)	6,503	6,503	-		-	6,503
Total equity	244,916		196,384	441,300	89,174		745,114	1,275,588

Total liabilities and equity	347,834		241,298	589,132	106,154		760,084	1,455,370

See accompanying notes to the unaudited pro forma consolidated financial statements.

AURORACANNABISINC.
ProformaCondensedInterimConsolidatedStatementsofComprehensiveIncome(Loss)
ThreemonthsendedSeptember30,2017andOctober31,2017
(Unaudited– InthousandsofCanadiandollars,exceptshareandpershareamounts)

			Adjustments	Adjusted
			For Aurora’s	Balance
	Aurora		Subsequent	Aurora	CanniMe
	Sept 30,		Material	Sept 30,	Oct 31		Pro forma	Pro forma
	2017	Notes	Transactions	2017	201	Notes	Adjustments	Consolidated
	$		$	$	$		$	$
Revenue	8,249		-	8,249	4,81		-	13,067

Unrealized gain on changes in fair value of biological assets	(4,611)		-	(4,611)	(5,930		-	(10,541)
Inventory expensed to cost of sales	1,973		-	1,973	5,90		-	7,876
Production costs	2,077		-	2,077	47		-	2,550
Cost of sales (recovery)	(561)		-	(561)	44		-	(115)

Gross profit	8,810		-	8,810	4,37		-	13,182

Expenses
General and administration	2,993		-	2,993	1,62		-	4,613
Sales and marketing	3,668		-	3,668	1,76		-	5,432
Research and development	107		-	107	84		-	952
Acquisition and project evaluation costs	340		-	340		4 (b)	14,750	15,090
Depreciation and amortization	634		-	634	13		-	773
Share-based payments	2,486		-	2,486	22		-	2,708
	10,228		-	10,228	4,59		14,750	29,568

Loss from operations	(1,418)		-	(1,418)	(218		(14,750	(16,386)

Other income (expense)
Interest and other income	590		-	590	24		-	835
Finance and other costs	(2,016)	3 (f)	(243)	(4,308)	(225		-	(4,533)
		3 (g)	(2,049)
Foreign exchange	(247)	3 (i)	464	217	13		-	355
Unrealized gain on debenture	6,937		-	6,937			-	6,937
Unrealized gain on marketable securities	-	3 (h)	3,700	3,700			-	3,700
Unrealized gain on derivative	817	3 (h)	23,025	23,842	41		-	24,254
	6,081		24,897	30,978	57		-	31,548

Income (loss) before income taxes	4,663		24,897	29,560	35		(14,750	15,162

Income tax expense
Deferred, net	(1,103)		-	(1,103)	24		-	(860)
	(1,103)		-	(1,103)	24		-	(860)

Net income (loss)	3,560		24,897	28,457	59		(14,750	14,302

Other comprehensive income (loss)
Deferred tax	(1,632)		-	(1,632)			-	(1,632)
Unrealized gain on marketable securities	12,551		-	12,551			-	12,551
Foreign currency translation	(4)		-	(4)	12		-	122
Comprehensive income (loss)	14,475		24,897	39,372	72		(14,750	25,343

Net income (loss) per share:
Basic	$0.01				$0.03			$0.03
Diluted	$0.01				$0.03			$0.03

Weighted average number of shares outstanding:
Basic	368,631,60				21,281,00			485,951,512
Diluted	376,199,78				21,281,00			498,506,743

See accompanying notes to the unaudited pro forma consolidated financial statements.

AURORACANNABISINC.
ProformaCondensedInterimConsolidatedStatementsofComprehensiveLoss
TwelvemonthsendedSeptember30,2017andOctober31,2017
(Unaudited–InthousandsofCanadiandollars,exceptshareandpershareamounts)

			Adjustments	Adjusted
			For Aurora’s	Balance
	Aurora		Subsequent	Aurora	CanniMed
	Sept 30,		Material	Sept 30,	Oct 31,		Pro forma	Pro forma
	2017	Notes	Transactions	2017	2017	Notes	Adjustments	Consolidated
	$		$	$	$		$	$
Revenue	23,245		-	23,245	16,687		-	39,932

Unrealized gain on changes in fair value of biological assets	(13,342)		-	(13,342)	(9,780)		-	(23,122)
Inventory expensed to cost of sales	4,963		-	4,963	11,732		-	16,695
Production costs	6,844		-	6,844	3,579		-	10,423
Cost of sales	(1,535)		-	(1,535)	5,531		-	3,996

Gross profit	24,780		-	24,780	11,156		-	35,936

Expenses
General and administration	8,594		-	8,594	5,394		-	13,988
Sales and marketing	12,368		-	12,368	5,545		-	17,913
Research and development	381		-	381	1,484		-	1,865
Acquisition and project evaluation costs	1,891		-	1,891	-	4 (b)	14,750	16,641
Depreciation and amortization	1,191		-	1,191	939		-	2,130
Share-based payments	9,690		-	9,690	995		-	10,685
	34,115		-	34,115	14,357		14,750	63,222

Loss from operations	(9,335)		-	(9,335)	(3,201)		(14,750)	(27,286)

Other income (expense)
Interest and other income	1,423		-	1,423	606		-	2,029
Finance and other costs	(5,559)	3 (f)	(243)	(7,851)	(1,571)		-	(9,422)
		3 (g)	(2,049)
Foreign exchange	(462)	3 (i)	464	2	(221)		-	(219)
Unrealized gain on debenture	5,802		-	5,802	-		-	5,802
Unrealized gain on marketable securities	1,334	3 (h)	3,700	5,034	-		-	5,034
Unrealized gain (loss) on derivative	482	3 (h)	23,025	23,507	(1,896)		-	21,611
	3,020		24,897	27,917	(3,082)		-	24,835

Loss before income taxes	(6,315)		24,897	18,582	(6,283)		(14,750)	(2,451)

Income tax recovery
Current	12		-	12	-		-	12
Deferred, net	2,508		-	2,508	386		-	2,894
	2,520		-	2,520	386		-	2,906

Net loss	(3,795)		24,897	21,102	(5,897)		(14,750)	455

Other comprehensive income (loss)
Deferred tax	(2,517)		-	(2,517)	-		-	(2,517)
Unrealized gain on marketable securities	18,628		-	18,628	-		-	18,628
Foreign currency translation	(29)		-	(29)	(44)		-	(73)
Net and other comprehensive income (loss)	12,287		24,897	37,184	(5,941)		(14,750)	16,493

Net loss per share:
Basic	$(0.01)				$(0.28)			$0.00
Diluted	$(0.01)				$(0.28)			$0.00

Weighted average number of shares outstanding:
Basic	325,664,75				21,281,00			442,984,666
Diluted	325,664,75				21,281,00			447,462,561

See accompanying notes to the unaudited pro forma consolidated financial statements.

1.	Description of the Transaction

On November 13, 2017, Aurora Cannabis Inc. (“Aurora” or the “Company”) submitted a proposal to the board of directors of CanniMed Therapeutics Inc. (“CanniMed”) to acquire all of the issued and outstanding shares of CanniMed (the “Acquisition”), a licensed producer and distributor of medical cannabis pursuant to the Access to Cannabis for Medical Purposes Regulations (“ACMPR”). CanniMed is involved in plant biotechnology research, product development and the production of plant-based materials for biopharmaceutical, agricultural and environmental market applications. CanniMed and Aurora are listed on the Toronto Stock Exchange (“TSX”) under the symbol “ACB” and “CMED”, respectively.

On January 24, 2018, the Company and CanniMed entered into a support agreement whereby the Board of Directors and the Special Committee of the CanniMed Board have agreed to support a new offer (the “New Offer”) made by Aurora for the acquisition of all of the issued and outstanding shares of CanniMed not owned by Aurora.

Pursuant to the New Offer, Aurora will acquire all of the issued and outstanding shares of CanniMed on the basis that each CanniMed shareholder will receive 3.40 common shares of Aurora or a combination of cash and shares at the election of each CanniMed Shareholder subject to pro-ration with a maximum aggregate cash consideration of $140,000. The exchange ratio represents a maximum of $43.00 per share and a premium of 181% over the closing price of CanniMed shares on November 14, 2017, the day prior to Aurora’s announcement of its intention to pursue a combination with CanniMed.

2.	Basis of Presentation

The unaudited pro forma condensed consolidated statement of financial position as at September 30, 2017, the unaudited pro forma condensed interim consolidated statement of comprehensive income (loss) for the three months ended September 30, 2017, and the unaudited pro forma condensed interim consolidated statement of comprehensive income (loss) for the twelve months ended September 30, 2017 of Aurora were prepared in compliance with National Instrument 62-104F1 Takeover Bid Circular to reflect the Company’s proposal to purchase all of CanniMed’s issued and outstanding common shares.

The unaudited pro forma condensed consolidated statement of financial position and the unaudited pro forma condensed consolidated statements of comprehensive income (loss) of Aurora are comprised of information derived from:

•	the unaudited condensed interim consolidated statement of financial position of Aurora as at September 30, 2017;

•	the audited consolidated statement of financial position of CanniMed as at October 31, 2017;

•	the unaudited condensed interim consolidated statement of comprehensive income of Aurora for the three months ended September 30, 2017;

•	the audited consolidated statement of comprehensive loss of CanniMed for the twelve months ended October 31, 2017;

•	the audited consolidated statement of comprehensive loss of Aurora for the twelve months ended June 30, 2017; and

•	the unaudited condensed interim consolidated statement of comprehensive loss of CanniMed for the nine months ended July 31, 2017.

The unaudited pro forma condensed consolidated financial statements do not include all of the information disclosures required by International Financial Reporting Standards (“IFRS”) and should be read in conjunction with the unaudited condensed interim consolidated financial statements of Aurora as at and for the three months ended September 30, 2017, the audited consolidated financial statements of Aurora for the year ended June 30, 2017, and the audited consolidated financial statements of CanniMed for the year ended October 31, 2017.

2.	Basis of Presentation (Continued)

The pro forma condensed interim consolidated statement of comprehensive income (loss) for the twelve months ended September 30, 2017 of Aurora has been constructed using the audited consolidated statement of comprehensive loss for the year ended June 30, 2017, the unaudited condensed interim consolidated statement of comprehensive loss of Aurora for the three months ended December 31, 2016, the unaudited condensed interim consolidated statement of comprehensive loss of Aurora for the three months ended March 31, 2017, and the unaudited condensed interim consolidated statement of comprehensive loss of Aurora for the three months ended September 30, 2017.

The unaudited pro forma condensed consolidated statement of financial position gives effect to the proposed acquisition of CanniMed as if it had occurred on September 30, 2017. The unaudited pro forma condensed consolidated statements of comprehensive income (loss) for the three and twelve months ended September 30, 2017 give effect to the proposed acquisition as if it had occurred at October 1, 2016.

The accounting policies used in the preparation of the unaudited pro forma condensed consolidated financial statements are consistent with those described in the audited consolidated financial statements of Aurora for the year ended June 30, 2017. Certain historical CanniMed amounts have been reclassified to conform to Aurora’s presentation.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations that would have occurred had the acquisition of CanniMed been effected on the dates indicated, nor are the unaudited pro forma condensed consolidated financial statements indicative of future periods. Actual amounts recorded upon consummation of the proposed acquisition will differ from such unaudited pro forma condensed consolidated financial statements. Since the pro forma condensed consolidated financial statements have been developed to retroactively show the effect of a transaction that is expected to occur at a later date (even though this was accomplished by following generally accepted practice and using reasonable assumptions), there are limitations inherent in the very nature of such pro forma data.

3.	Adjustments for Subsequent Material Transactions of Aurora

The unaudited pro forma condensed interim consolidated statement of financial position of Aurora as at September 30, 2017 has been adjusted to reflect the following material transactions subsequent to September 30, 2017:

(a)

On November 28, 2017, the Company completed an offering of 115,000 special warrants at a price of $1,000 per special warrant for gross proceeds of $115,000. Each special warrant was exercisable into a $1,000 principal amount of convertible debentures of the Company following the Company obtaining a receipt from the applicable securities regulatory authorities in Canada for a final short form prospectus qualifying the distribution of the debentures.

On closing of the special warrant offering, the Company paid financing fees of $3,991 comprised of underwriters’ commissions of $3,734, legal fees of $217 and regulatory and transfer agent fees of $40.

Subsequent to December 31, 2017, the special warrants were exercised into a $115,000 principal amount of convertible debentures. The debentures are unsecured, bear interest at 6% per annum and mature on November 28, 2022. The principal amount of the debentures is convertible into common shares of the Company at a price of $6.50 per share subject to a forced conversion if after 4 months and 1 day following closing, the VWAP of the Company’s common share equals or exceeds $9.00 per share for 10 consecutive trading days.

The Company has adjusted the September 30, 2017 balance to account for the exercise of the special warrants into convertible debentures.

3.	Adjustments for Subsequent Material Transactions of Aurora (Continued)

(b)

On November 2, 2017, the Company closed a bought deal financing of 23,000,000 units at a price of $3.00 per unit for gross proceeds of $69,000. Each unit consisted one common share and one warrant exercisable at a price of $4.00 per share for a period of three years. Concurrently, the Company closed a non-brokered private placement of 2,000,000 units for gross proceeds of $6,000 having the same terms as the bought deal financing.

Total cash share issue costs amounted to $6,640 which consisted of underwriters’ commissions of $4,002, underwriters’ expenses of $10, professional fees of $316 and regulatory fees of $26. In addition, the Company issued an aggregate of 1,333,980 compensation warrants to the underwriters at a fair value of $2,286. The compensation warrants are exercisable into one common share at an exercise price of $3.00 per share and expires on February 28, 2019. The fair value of the compensation warrants at the date of grant was estimated at $1.71 per warrant based on the following weighted average assumptions: Stock price volatility – 85.49%; Risk-free interest rate – 1.40%; Dividend yield - 0.00%; and Expected life - 3 years.

(c)

On November 14, 2017, the Company acquired a 22.3% ownership interest in Hempco Food and Fiber Inc. (“Hempco”) by subscribing to its private placement of 10,558,676 units at $0.3075 per unit for gross proceeds of $3,247. Each unit consisted of one common share and one warrant exercisable at $0.41 per share for a period of two years, subject to accelerated expiry if Hempco’s shares trade at or above a VWAP of $0.65 for any 30-day period.

The Company also entered into a call option agreement to acquire up to an aggregate of 10,754,942 shares from the majority owners of Hempco, which, upon exercise, would bring the Company’s total ownership interest in Hempco to over 50.1% on a fully diluted basis. As a result, due primarily to potential voting rights, the Company has control over Hempco, and the results of Hempco have been consolidated in these financial statements. The non-controlling interest recognized at the acquisition date was recorded at its proportionate share of Hempco’s fair value of identifiable net assets.

$
Consideration
Cash paid at closing	946
Loans repayment	2,301
3,247

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

$
Cash	908
Trade receivables	286
Other receivables	1,102
Short-term investments	511
Inventories	2,606
Prepaid expenses and deposits	178
Equipment	2,876

Accounts payables and accrued liabilities	968
7,499

3.	Adjustments for Subsequent Material Transactions of Aurora (Continued)

The goodwill arising on the acquisition is as follows:

$
Consideration transferred	3,247
Non-controlling interest (77.7%)	6,503
Net assets	(7,499)
Goodwill	2,251

(d)

On November 30, 2017, the Company acquired 100% of the net assets of H2 Biopharma Inc. (“H2”). H2 is currently completing a state-of-the-art, purpose-built 48,000 square foot cannabis production facility which upon completion is projected to produce approximately 4,500 kilograms of high-quality cannabis per annum. The facility is located on 46 acres of land with significant expansion potential which H2 has the right to acquire for $136. The transaction was accounted for as an asset acquisition.

The Company acquired all of the common shares of H2 for a total consideration of $30,650 consisting of:

$
Consideration
1,910,339 common shares	15,283
Contingent consideration (1)	14,957
Acquisition costs	410
30,650

(1)

Contingent consideration payable of $14,957 represents the discounted of the $15,028 gross consideration to be paid out over a five-year period on achievement of future performance milestones related to completing the construction of the facility and obtaining the relevant licenses to cultivate and sell cannabis. This consideration is to be paid in common shares based on the VWAP of the Company’s shares for the last five trading days immediately prior to the Company confirming that the particular milestone has been achieved. On closing, the Company issued and deposited 2,878,934 common shares into escrow for the contingent consideration.

The allocation of the consideration to the fair value of the net assets acquired and liabilities assumed at the date of acquisition is as follows:

$
Cash	205
Taxes receivable	369
Accounts payable and accrued liabilities	(2,167)
Loan from Aurora	(3,000)
Deferred tax liability	(9,129)
(13,722)

Building under construction	8,304
Late-stage production license	26,345
Future expansion permit	594
Goodwill	9,129
30,650

3.	Adjustments for Subsequent Material Transactions of Aurora (Continued)

(e)

On December 4, 2017, the Company, through its wholly-owned subsidiary, Aurora Larssen, completed the acquisition of Larssen Ltd. (“Larssen”), a Canadian company that provides consulting on the design, engineering and construction oversight for advanced greenhouse cultivation facilities. The Company acquired all of the issued and outstanding shares of Larssen for aggregate consideration of $9,724. The transaction was accounted for as a business combination.

$
Consideration
Cash paid at closing	3,500
Future cash consideration payable (1)	3,057
Contingent consideration (2)	3,167
9,724

(1)	Future cash consideration payable represents the estimated discounted value of the $4,000 gross consideration to be paid out on the first and second anniversaries of the acquisition date.
(2)

Contingent consideration represents the estimated discounted value of the $6,000 gross consideration to be paid out on achievement of future performance milestones related to construction projects completed by Larssen. This consideration can be satisfied in cash or common shares based on the VWAP of the Company’s shares on the TSX for the first five trading days of the next calendar year when a milestone is met.

As of the acquisition date, Larssen had net assets of $nil. The purchase price was allocated as follows:

$
Net assets acquired	-
Goodwill	9,724
9,724

(f)

During the three months ended December 31, 2017, the remaining November 2016 8% debentures were converted into common shares. The Company issued 2,185,000 common shares on the conversion of $4,370 debentures and paid interest of $144.

(g)

During the three months ended December 31, 2017, the remaining May 2017 7% debentures were converted into common shares. The Company issued 22,750,747 common shares on the conversion of $74,850 debentures and paid interest of $2,131.

(h)

On December 11, 2017, the Company subscribed to 4,541,889 units of Radient at $1.37 per unit for a total cost of $6,222. Each unit consists of one common share and one common share purchase warrant exercisable at $1.71 for a period of 24 months. The total cost was allocated based on the relative fair value of the shares and warrants at inception, with $4,157 allocated to the shares and $2,065 allocated to the warrants. At inception, the shares had a fair value of $7,857 based on a quoted market price of $1.73 and the warrants had a fair value of $3,902 estimated using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 1.47%; dividend yield of 0%; stock price volatility of 92.32%; and an expected life of 2.00 years. The Company recognized an unrealized gain on marketable securities of $3,700 and an unrealized gain on derivatives of $1,837 related to the warrant component which is being amortized over 24 months.

On December 11, 2017, the Company also exercised an aggregate of 15,856,321 warrants of Radient for a total cost of $5,777. On exercise, the aggregate fair value of the warrants of $23,723 was estimated using the Black-Scholes pricing model with the following weighted average assumptions: risk-free interest rate of 1.49%; dividend yield of 0%; stock price volatility of 96.70%; and an expected life of 1.19 years.

3.	Adjustments for Subsequent Material Transactions of Aurora (Continued)

(i)

On December 11, 2017, the Company subscribed to an additional 7,200,000 ordinary shares of Cann Group at A$2.50 per share for a total investment of $17,577 (A$18,000). Upon closing of the investment, the Company obtained significant influence in Cann Group, and the investment was accounted for under the equity method. As a result, the cost of investment was reclassified to investment in associates, and the cumulative unrealized gains on changes in fair value of marketable securities of $18,939 and foreign exchange losses of $464 were reversed from comprehensive income.

(j)

On January 12, 2018, the Company subscribed for $55,000 subscription receipts in The Green Organic Dutchman Holdings Ltd. (“TGOD”) through a private placement which will automatically convert into 33,333,334 units of TGOD upon its listing on a Canadian stock exchange. Each unit, priced at $1.65, consists of one common share and one half of one share purchase warrant exercisable at $3.00 per share for a period of 36 months. The funds were transferred into a legal trust.

4.	Pro forma Consolidation Adjustments

The unaudited pro forma condensed interim consolidated statement of financial position of Aurora as at September 30, 2017 has been adjusted as if the acquisition of CanniMed had been completed on September 30, 2017:

(a)

The Acquisition will be accounted for as a business combination under IFRS 3. The estimated fair value of net assets acquired and consideration paid for 100% ownership of CanniMed is allocated as follows:

$
Cash and cash equivalents	48,378
Accounts receivable	1,065
Inventories	9,033
Biological assets	1,451
Prepaid expenses and other assets	58
Convertible debenture	1,003
Derivative assets	3,398
Property, plant and equipment	38,622
Intangible assets	2,654
Total assets	105,662

Accounts payable and accrued liabilities	3,063
Deferred revenue	136
Loans and borrowings	13,724
Deferred income tax liabilities	57
Total liabilities	16,980

Net assets acquired	88,682

Consideration paid	989,258

Goodwill	900,576

The shares issued for the transaction was determined based on an implied Aurora share price of $12.65, to result in an exchange ratio of 3.40 Aurora shares to each CanniMed share. Aurora will acquire all of the issued and outstanding shares of CanniMed by issuing up to 84,153,057 shares based on the exchange ratio, or a combination of cash and shares at the election of each CanniMed Shareholder, subject to a proration with the maximum aggregate cash consideration of $140,000. The pro forma assumes maximum cash elections with the balance of an estimated 73,085,863 shares issuable at $11.62 per share, being the fair value of Aurora’s shares on January 30, 2018, for a total consideration of $989,258.

4.	Pro forma Consolidation Adjustments (Continued)

In accordance with IFRS 3, the fair value of equity securities issued as part of the consideration transferred will be measured on the closing date of the acquisition at the then-current market price. Accordingly, it is likely that Aurora’s share price used to determine purchase consideration on closing of the acquisition will differ from the share price used in the estimate of purchase consideration, and that difference may be material. Aurora’s historical share price volatility was approximately 76%. Accordingly, it is reasonable to expect that Aurora’s share price on closing of the Acquisition may differ from the common share price used in these financial statements by an amount up to at least this share price volatility. A change in Aurora’s share price of 76% results in an increase or decrease to the estimate of purchase consideration totaling approximately $784,835, with a corresponding increase or decrease to goodwill.

The pro forma purchase price is subject to change based on the finalization of purchase price adjustments and completion of management’s assessment of the fair values of the assets and liabilities acquired. Due to the timing of the announcement of the Acquisition, Aurora has not yet obtained sufficient information to accurately determine the fair market value of CanniMed’s net assets by category and has therefore allocated the book values of the net assets acquired as a proxy of fair value as at October 31, 2017, except for the elimination of CanniMed’s historical goodwill of $492. Goodwill represents the amount by which the purchase price exceeds the book value, being a proxy of fair value of the assets acquired and liabilities assumed. The final calculation and allocation of the purchase price will be based on the net assets purchased as of the closing date of the Acquisition and other information available at that time. There may be material differences from this pro forma purchase price allocation as a result of finalizing the valuation. Based on management’s preliminary estimates, the goodwill may be allocated to other items such as certain identified intangible assets, including customer lists and a deferred tax asset.

As a result of the Acquisition, CanniMed’s equity accounts were eliminated on the pro forma consolidated statement of financial position.

(b)

Estimated acquisition related costs of approximately $14,750 consisting of the Newstrike Resources Ltd. termination fee of $9,500 and aggregate investment banker, legal and accounting fees of $5,250 are to be expensed on completion of the Acquisition. These costs have been recorded in deficit of the pro forma condensed consolidated statement of financial position as at September 30, 2017, and reflected in the pro forma condensed consolidated statements of comprehensive income (loss) for the three and twelve months ended September 30, 2017 and October 30, 2017, respectively.

(c)

Estimated share issuance costs of approximately $220 consisting of regulatory and transfer agent fees related to the issuance of shares for the Acquisition have been recorded against share capital on the pro forma consolidated statement of financial position.

5.	Pro forma Net Loss Per Share

The pro forma basic net income per share for the three and twelve months ended September 30, 2017 is as follows:

	Three Months Ended	Twelve Months ended
	Sept 30, 2017	Sept 30, 2017
Pro forma net income	$14,302	$455
Weighted average number of shares outstanding of Aurora as of September 30, 2017	368,631,600	325,664,754
Adjustment for shares issued by Aurora subsequent to September 30, 2017	44,234,049	44,234,049
	412,865,649	369,898,803
Pro forma shares issued to CanniMed	73,085,863	73,085,863
Pro forma weighted average shares outstanding - basic	485,951,512	442,984,666
Pro forma net loss per share – basic	$0.03	$0.00

5.	Pro forma Net Loss Per Share (Continued)

The pro forma diluted net income per share for the three and twelve months ended September 30, 2017 is as follows:

	Three Months Ended	Twelve Months Ended
	Sept 30, 2017	Sept 30, 2017
Pro forma net income	$14,302	$455
Dilutive effect on income	-	-
Pro forma net income – diluted	$14,302	$455

Weighted average number of shares outstanding of Aurora as of September 30, 2017 – basic	368,631,600	325,664,754
Adjustment for shares issued by Aurora subsequent to September 30, 2017	44,234,049	44,234,049
Pro forma shares issued to CanniMed	73,085,863	73,085,863
Pro forma weighted average shares outstanding – basic	485,951,512	442,984,666
Dilutive effect on shares	12,555,231	4,477,895
Pro forma weighted average shares outstanding – diluted	498,506,743	447,462,561
Pro forma net income per share – diluted	$0.03	$0.00

ANNEX B

GLOSSARY

“ACMPR” means Access to Cannabis for Medical Purposes Regulations;

“5% Restriction Order” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Background to the Improved Offer”; “Acquisition Proposal” means, other than the Contemplated Transaction, any offer, proposal, expression of interest, or inquiry (written or oral) from any person or group of persons acting “jointly or in concert” other than Aurora (or any of its affiliates) after the date of the Support Agreement relating to:

(a)

any direct or indirect sale, disposition, alliance, partnership or joint venture (or any lease, long- term supply agreement, option, license or other arrangement having the same economic effect as a sale), direct or indirect, in a single transaction or a series of related transactions, of assets representing 20% or more of the consolidated assets, or contributing 20% or more of the consolidated revenue or earnings of CanniMed and CanniMed affiliates, in each case taken as a whole, or of 20% or more of any class of voting, equity or other securities or any securities exchangeable for or convertible into voting, equity or other securities of CanniMed and CanniMed affiliates (or rights or interests therein or thereto);

(b)

any direct or indirect take-over bid, tender offer, exchange offer, treasury issuance or other transaction that, if consummated, would result in a person or group of persons (other than Aurora or its affiliates) beneficially owning 20% or more of any class of voting, equity or other securities or any other equity interests (including securities convertible into or exercisable or exchangeable for securities or equity interests) of CanniMed or CanniMed affiliates;

(c)

any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or exclusive license or other similar transaction involving CanniMed or CanniMed affiliates;

(d)

any other similar transaction or series of related transactions involving CanniMed or CanniMed affiliates or any other arrangement whereby effective operating control of CanniMed or its assets is granted to another person; or

(e)	any public announcement of an intention to do any of the foregoing.

“Additional Convertible Debentures” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Bought Deal Financing”;

“Affiliate” or “Affiliates” includes, in relation to a body corporate, any other corporation that is considered an affiliated corporation of that body corporate for purposes of the BCBCA and otherwise includes, in relation to a person, any other person that constitutes an affiliate of the first person for purposes of NI 62-104, and, unless the context requires otherwise, “Affiliate” or “Affiliates”, when used in relation to CanniMed, includes all general and limited partnerships in which CanniMed has a direct or indirect ownership interest, including a minority interest;

“Amended Letter of Transmittal” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Letter of Transmittal and Notice of Guaranteed Delivery”;

“AMF Order” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Time for Deposit”;

“AMF” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Time for Deposit”;

“APS” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Joint Venture with Alfred Petersen & Søn”;

“ARC” has the meaning ascribed to that term in the section of this Notice of Variation entitled “The Improved Offer – Conditions of the Offer”;

“associate” has the meaning ascribed thereto in National Instrument 62-104 – Take-Over Bids and Issuer Bids;

“Aurora Material Adverse Change” means any condition, event, circumstance, change, effect, development, occurrence or state of facts which, when considered either individually or in the aggregate, is, or would reasonably be expected to be, material and adverse to the condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations, or results of operations of Aurora and its subsidiaries, taken as a whole, other than any condition, event, circumstance, change, effect, development, occurrence or state of facts resulting from (i) the announcement of the execution of the Support Agreement or the transactions contemplated therein, any litigation or claim made against Aurora by Newstrike or the performance of any obligation of Aurora required to be performed by Aurora hereunder, (ii) changes in general economic or political conditions or securities, credit, financial, banking, commodity or currency markets in general, including in Canada or the United States, (iii) changes generally affecting the cannabis industry, (iv) any transaction, financing, acquisition or disposition by Aurora or its affiliates that has been publicly announced but not completed, prior to execution of the Support Agreement and is subsequently terminated or delayed, (iv) any natural disaster or the commencement or continuation of any war, armed hostilities or acts of terrorism, (v) any change in applicable Law or IFRS, or (vi) any decrease in the trading price or any decline in the trading volume of Aurora Shares (it being understood that the causes underlying such change in trading price or trading volume (other than those in clauses (i) to (vi) above) may be taken into account in determining whether a Aurora Material Adverse Change has occurred); unless such condition, event, circumstance, change, effect, development, occurrence or state of facts referred to in clause (v) primarily relates to (or has the effect of primarily relating to) Aurora and its subsidiaries, taken as a whole, or has a materially disproportionate and adverse effect on Aurora and its subsidiaries, taken as a whole, compared to other persons operating in the industry in which Aurora and its subsidiaries, taken as a whole, operate;

“Aurora Nordic” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Joint Venture with Alfred Petersen & Søn”;

“Aurora Shares” means the common shares in the capital of Aurora;

“Aurora” means Aurora Cannabis Inc., a corporation existing under the Business Corporations Act (British Columbia);

“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks located in Toronto, Ontario or Vancouver, British Columbia are open for the conduct of business;

“Canaccord Option” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Bought Deal Financing”;

“Canaccord” means Canaccord Genuity Corp. financial advisors to Aurora;

“CanniMed Board” means the board of directors of CanniMed;

“CanniMed Convertible Securities” or “Convertible Securities” means any securities of CanniMed exercisable or exchangeable for, convertible into or otherwise conferring a right to acquire, any CanniMed Shares, including, any Option, warrant or convertible debenture;

“CanniMed Meeting” means the special meeting of CanniMed Shareholders that was scheduled to be held on or about January 23, 2018 in connection with the approval of the issuance of CanniMed Shares in connection with the Newstrike Acquisition;

“CanniMed Notice of Change" means the notice of change of CanniMed dated February 5, 2018 to the Directors’ Circular.

“CanniMed Shareholders” means the holders of the CanniMed Shares;

“CanniMed Shares” means the common shares in the capital of CanniMed;

“CanniMed Stock Option Plan” means the stock option plan of CanniMed adopted on December 21, 2016, as the same may be amended, restated supplemented or otherwise modified from time to time;

“CanniMed” means CanniMed Therapeutics Inc., a corporation existing under the Canada Business Corporations Act;

“Cash Alternative” has the meaning ascribed to that term in the section of this Notice of Variation entitled “The Improved Offer – The Offer Consideration”;

“Cash Consideration” has the meaning ascribed to that term in the section of this Notice of Variation entitled “The Improved Offer – The Offer Consideration”;

“Cash Electing Shareholders” has the meaning ascribed to that term in the section of this Notice of Variation entitled “The Improved Offer – The Offer Consideration”;

“Cash Proration” has the meaning ascribed to that term in the section of this Notice of Variation entitled “The Improved Offer – The Offer Consideration”;

“CanniMed Special Committee” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Background to the Improved Offer”;

“CDS” means CDS Clearing and Depository Services Inc., or its nominee, which at the date hereof is CDS & CO;

“Circular” means take-over bid circular of Aurora dated November 24, 2017, as amended prior to the date of the Support Agreement;

“Commissioner of Competition” means the Commissioner of Competition appointed pursuant to the Competition Act or a person designated or authorized pursuant to the Competition Act to exercise the powers and perform the duties of the Commissioner of Competition;

“Competition Act Approval” means:

(a)	the issuance of an Advance Ruling Certificate and such Advance Ruling Certificate has not been rescinded prior to the Effective Time; or

(b)

Aurora and CanniMed have given the notice required under section 114 of the Competition Act with respect to the transactions contemplated by the Support Agreement and the applicable waiting period under section 123 of the Competition Act has expired or has been terminated in accordance with the Competition Act; or

(c)

the obligation to give the requisite notice has been waived pursuant to paragraph 113(c) of the Competition Act; and, in the case of (b) or (c), Aurora has been advised in writing by the Commissioner of Competition that, in effect, such person does not intend to make an application under section 92 of the Competition Act in respect of the transactions contemplated by the Support Agreement (“no-action letter”).

“Competition Act” means the Competition Act (Canada), as amended;

“Compulsory Acquisition” has the meaning given to that term in Section 15 of Circular;

“Consideration Election” has the meaning ascribed to that term in the section of this Notice of Variation entitled “The Improved Offer – The Offer Consideration”;

“Contemplated Transactions” means the varying of the Original Offer and the consummation of the transactions contemplated in the Support Agreement, including the Improved Offer, the take-up of CanniMed Shares under the Improved Offer, any Compulsory Acquisition and any Subsequent Acquisition Transaction;

“Conversion Price” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Bought Deal Financing”;

“Convertible Debentures” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Bought Deal Financing”;

“Danish JV” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Joint Venture with Alfred Petersen & Søn”;

“Deposit Period Order” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Background to the Improved Offer”;

“Deposit Period Reduction” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Time for Deposit”;

“Depositary and Information Agent” means Laurel Hill;

“Directors’ Circular” means the directors’ circular of CanniMed dated December 8, 2017 prepared in response to the Original Offer;

“directors” means the members of the CanniMed Board being, as of the date of this Notice of Variation, Donald Ching, Marianne Greer, Richard Hoyt, John L. Knowles, Dwanye L. Lashyn, Bruce F. Mackler, Brandon J. Price and Brent H. Zettl;

“Dissident Circular” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Background to the Improved Offer”;

“DRS Statement” means a statement evidencing CanniMed Shares issued under the name of the applicable Shareholder and registered electronically in CanniMed’s record;

“Eligible Holder” means a beneficial owner of CanniMed Shares that is (i) a resident of Canada for the purposes of the Tax Act other than a Tax Exempt Person, (ii) a partnership, any member of which is a resident of Canada for the purposes of the Tax Act (other than a partnership, all the members of which that are residents of Canada are Tax Exempt Persons), or (iii) a non-resident of Canada for the purposes of the Tax Act and any applicable income tax treaty whose CanniMed Shares constitute “taxable Canadian property” (as defined in the Tax Act) and who is not exempt from Canadian tax in respect of any gain realized on the disposition of CanniMed Shares by reason of an exemption contained in an applicable income tax treaty;

“Exchange Ratio” has the meaning ascribed to that term in the section of this Notice of Variation entitled “The Improved Offer – The Offer Consideration”;

“Expense Reimbursement” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Agreements Relating to the Improved Offer – Support Agreement”;

“Expiry Time” means 11:59 p.m. (Pacific Time) on Friday, March 9, 2018 unless the Improved Offer is extended, accelerated or withdrawn by Aurora in accordance with its terms;

“FCAAS” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Background to the Improved Offer”;

“forward-looking statements” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Forward-Looking Statements”;

“fully diluted basis” means, with respect to the number of outstanding CanniMed Shares, such number of outstanding CanniMed Shares calculated on the assumption that all existing or future rights, warrants or options or other rights to purchase, convert into, exchange into, exercise for or otherwise acquire CanniMed Shares are exercised in full;

“Governmental Authority” means any (i) multinational, federal, territorial, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau or agency, domestic or foreign, (ii) any stock exchange or over-the-counter marketplace, (iii) any subdivision or authority of any of the foregoing or (iv) any quasi- governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above;

“H2” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Acquisition of H2”;

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board and as adopted by the Chartered Professional Accountants of Canada in Part I of The CPA Canada Handbook – Accounting;

“Improved Offer” has the meaning ascribed to that term in the section of this Notice of Variation entitled “The Improved Offer – The Offer Consideration”;

“Improved Offer” means the amended Original Offer with the increased considerations and terms and conditions provided for in the Support Agreement between Aurora and CanniMed dated January 24, 2018 and as disclosed in this Notice of Variation;

“Initial Convertible Debentures” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Bought Deal Financing”;

“January 17 Proposal Alternatives” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Background to the Improved Offer”;

“January 18 Proposal Alternatives” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Background to the Improved Offer”;

“Larssen” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Acquisition of Larssen”;

“Laurel Hill” means Laurel Hill Advisory Group, the depositary and information agent retained by Aurora in connection with the Offer;

“Letter of Transmittal” means the letter of acceptance and transmittal in the form printed on yellow paper accompanying the Offer to Purchase and Circular;

“Laws” means any applicable laws, including international, national, provincial, state, municipal and local laws, treaties, statutes, ordinances, judgments, decrees, injunctions, writs, certificates and orders, by-laws, rules, regulations, ordinances, or other requirements of any regulatory authority having the force of law;

“Mandatory Extension Period” has the meaning ascribed to that term in the Original Offer and the Circular;

“Material Adverse Change” means any condition, event, circumstance, change, effect, development, occurrence or state of facts which, when considered either individually or in the aggregate, is, or would reasonably be expected to be, material and adverse to the condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, operations, or results of operations of CanniMed and its subsidiaries, taken as a whole, other than any condition, event, circumstance, change, effect, development, occurrence or state of facts resulting from (i) the announcement of the execution of the Support Agreement or the transactions contemplated therein, any litigation or claim made against CanniMed by Newstrike relating to the Newstrike Acquisition Agreement or the termination thereof, or the performance of any obligation of CanniMed required to be performed by CanniMed hereunder, (ii) changes in general economic or political conditions or securities, credit, financial, banking, commodity or currency markets in general, including in Canada or the United States, (iii) changes generally affecting the cannabis industry, (iv) any natural disaster or the commencement or continuation of any war, armed hostilities or acts of terrorism, (v) any change in applicable Law or IFRS, or (vi) any decrease in the trading price or any decline in the trading volume of CanniMed Shares (it being understood that the causes underlying such change in trading price or trading volume (other than those in clauses (i) to (vi) above) may be taken into account in determining whether a Material Adverse Change has occurred); unless such condition, event, circumstance, change, effect, development, occurrence or state of facts referred to in clause (v) primarily relates to (or has the effect of primarily relating to) CanniMed and its subsidiaries, taken as a whole, or has a materially disproportionate and adverse effect on CanniMed and its subsidiaries, taken as a whole, compared to other persons operating in the industry in which CanniMed and its subsidiaries, taken as a whole, operate;

“Maturity Date” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Bought Deal Financing”;

“Maximum Cash Consideration” has the meaning ascribed to that term in the section of this Notice of Variation entitled “The Improved Offer – Offer Consideration”;

“Maximum Take-Up Date Cash Consideration” has the meaning ascribed to that term in the section of this Notice of Variation entitled “The Improved Offer – Offer Consideration”;

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions;

“NDA” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Background to the Improved Offer”;

“New Lock-Up Agreements” means the support agreements, in the form attached to the Support Agreement, entered into by CanniMed’s directors and officers. Copies of which are available on CanniMed’s issuer profile on SEDAR at www.sedar.com, whereby such CanniMed Shareholders have agreed to tender their CanniMed Shares to the Improved Offer;

“Newstrike Agreement” means the arrangement agreement dated November 17, 2017 between Newstrike and CanniMed;

“Newstrike Arrangement” means the proposed plan of arrangement in respect of Newstrike and CanniMed;

“Newstrike” means Newstrike Resources Ltd., a corporation existing under the Business Corporations Act (Ontario);

“NI 62-104” means National Instrument 62-104 – Take-Over Bids and Issuer Bids, as amended or replaced from time to time;

“Notice of Change” means the notice of change of Aurora to the Original Offer and the Circular, dated January 12, 2018;

“Notice of Guaranteed Delivery” means the notice of guaranteed delivery in the form printed on green paper accompanying the Offer to Purchase and Circular;

“Notification” has the meaning ascribed to that term in the section of this Notice of Variation entitled “The Improved Offer – Conditions of the Offer”;

“Offering” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Bought Deal Financing”;

“officer” has the meaning ascribed thereto in the Securities Act (Ontario);

“Options” means the options to purchase CanniMed Shares granted under the CanniMed Stock Option Plan, or any predecessor plan;

“Original Locked-Up CanniMed Shareholders” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Intentions with Respect to the Improved Offer”;

“Original Lock-Up Agreements” means the agreements entered into by the Original Locked-Up CanniMed Shareholders with Aurora, copies of which are available on CanniMed’s issuer profile on SEDAR at www.sedar.com, whereby such CanniMed Shareholders have agreed to tender their CanniMed Shares to the Original Offer (and the Improved Offer) and to vote against certain other transactions;

“Original Offer” means the original offer, prior to the Support Agreement and Notice of Variation, made by Aurora to acquire all of the outstanding CanniMed Shares pursuant to the Circular;

“OSC” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Background to the Improved Offer”;

“Outside Date” means the date which is 90 after the date of this Notice of Variation; provided, however, that if Aurora’s take up and payment for CanniMed Shares deposited under the Improved Offer is delayed by (a) an injunction or order made by a court or regulatory authority of competent jurisdiction, or (b) Aurora not having obtained any regulatory waiver, consent or approval which is necessary to permit Aurora to take up and pay for CanniMed Shares deposited under the Improved Offer, then, provided that such injunction or order is being contested or appealed or such regulatory waiver, consent or approval is being actively sought, as applicable, the Outside Date shall be extended until the earlier of (i) 120 days after the date Aurora Notice of Variation is mailed, and (ii) the tenth business day following the date on which such injunction or order ceases to be in effect or such waiver, consent or approval is obtained, as applicable;

“Person” means an individual, general partnership, limited partnership, corporation, company, limited liability company, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, estate, administrator or other legal representative, government (including any regulatory authority), whether or not having legal status;

“Response Period” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Agreements Relating to the Improved Offer – Support Agreement”;

“Reverse Termination Payment” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Agreements Relating to the Improved Offer – Support Agreement”;

“Rights Plan” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Background to the Improved Offer”;

“Securities Regulators” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Background to the Improved Offer”;

“SEDAR” means the System for Electronic Document Analysis and Retrieval, a filing system developed for the Securities Regulatory Authorities and accessible at www.sedar.com;

“Share Alternative” has the meaning ascribed to that term in the section of this Notice of Variation entitled “The Improved Offer – The Offer Consideration”;

“Share and Cash Alternative” has the meaning ascribed to that term in the section of this Notice of Variation entitled “The Improved Offer – The Offer Consideration”;

“Share and Cash Electing Shareholder” has the meaning ascribed to that term in the section of this Notice of Variation entitled “The Improved Offer – The Offer Consideration”;

“Special Committee” means the special committee of independent directors of the CanniMed Board consisting of Donald Ching, Marianne Greer, Richard Hoyt, Dwanye Lashyn, Bruce F. Mackler and Brandon Price;

“Special Warrant Offering” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Special Warrant Financing”;

“Special Warrants” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Special Warrant Financing”;

“Standstill” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Background to the Improved Offer”;

“Statutory Minimum Tender Condition” means there shall have been validly deposited under the Improved Offer, and not withdrawn, that number of CanniMed Shares that constitutes more than 50% of the outstanding CanniMed Shares, excluding any CanniMed Shares beneficially owned or over which control or direction is exercised by Aurora or by any person acting jointly or in concert with Aurora;

“Subsequent Acquisition Transaction” has the meaning given to that term in Section 15 of the Original Aurora Circular;

“Superior Proposal” means any bona fide unsolicited written Acquisition Proposal made by an arm’s-length third party that is made after the date of the Support Agreement (and not obtained in violation of Section 6.1 of the Support Agreement), to acquire all or substantially all of the assets of CanniMed (on a consolidated basis) or 100% of the issued and outstanding CanniMed Shares not beneficially owned by the party making such Acquisition Proposal and any joint actor or any of their respective affiliates, whether by way of a single or multistep transaction or a series of related transactions, and that the CanniMed Board determines, in good faith (after consultation with its financial advisors and outside legal counsel):

(a)

is reasonably capable of being completed in accordance with its terms without undue delay, taking into account all legal, financial, regulatory and other aspects of such proposal and the person making such proposal;

(b)

is not subject to any financing condition or contingency and in respect of which adequate arrangements have been made and have been demonstrated to be available to ensure that the required funds or other consideration will be available to effect payment in full for all of CanniMed Shares or the assets of CanniMed to be acquired, as the case may be;

(c)	is not subject to a due diligence condition;

(d)

in the case of an offer to acquire all of the issued and outstanding CanniMed Shares, is made to all CanniMed Shareholders (other than the person making such Acquisition Proposal and any joint actor or any of their respective affiliates) in Canada on the same terms and conditions (including the form, the timing and the amount of consideration);

(e)

would, if consummated in accordance with its terms, but not assuming away any risk of non- completion, result in a transaction more favourable to CanniMed Shareholders from a financial point of view than the terms of the Improved Offer (including any adjustment to such terms proposed by Aurora as contemplated by Section 6.2 of the Support Agreement); and

(f)

in the event that CanniMed does not have the financial resources to pay the Termination Payment, the terms of such Acquisition Proposal provide that the person making such Acquisition Proposal shall advance or otherwise provide CanniMed with the cash for CanniMed to make the Termination Payment, and such amount will be advanced or provided on or before such Termination Payment becomes payable;

“Support Agreement” means the support agreement dated January 24, 2018 between Aurora and CanniMed, as the same may be amended, restated, supplemented or otherwise modified from time to time;

“SW Debentures” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Special Warrant Financing”;

“Take-Up Date” has the meaning ascribed to that term in the section of this Notice of Variation entitled “The Improved Offer – Cash Proration”;

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended;

“Tax Election Website Agent” means the agent appointed by Aurora for the management of the Tax Election Website and related purposes;

“Tax Exempt Person” means a Person who is exempt from tax under Part I of the Tax Act;

“Termination Agreement” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Background to the Improved Offer”;

“Termination Payment Event” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Agreements Relating to the Improved Offer – Support Agreement”;

“Termination Payment” means an amount equal to $43,500,000 upon the occurrence of a Termination Payment Event, which shall be paid by CanniMed within the time specified in respect of any such Termination Payment Event;

“TGOD Investment” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Investment in The Green Organic Dutchman Holdings Ltd.”;

“TGOD Investor Rights Agreement” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Investment in The Green Organic Dutchman Holdings Ltd.”;

“TGOD Listing Date” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Investment in The Green Organic Dutchman Holdings Ltd.”;

“TGOD Milestone Notice” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Investment in The Green Organic Dutchman Holdings Ltd.”;

“TGOD Milestone Options” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Investment in The Green Organic Dutchman Holdings Ltd.”;

“TGOD Milestones” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Investment in The Green Organic Dutchman Holdings Ltd.”;

“TGOD Units” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Investment in The Green Organic Dutchman Holdings Ltd.”;

“TGOD Quebec Project” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Investment in The Green Organic Dutchman Holdings Ltd.”;

“TGOD” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Recent Developments – Joint Venture with Alfred Petersen & Søn”;

“TSX” means the Toronto Stock Exchange;

“Updated Pro-Formas” has the meaning ascribed to that term in the section of this Notice of Variation entitled “Updated Pro-Formas”; and

“VWAP” means the volume weighted average price; .

The Depositary and Information Agent for the Offer is:

Laurel Hill Advisory Group

70 University Avenue, Suite 1440

Toronto, ON M5J 2M4

North American Toll Free Phone:

1-877-452-7184

Outside of North America:

1-416-304-0211

Facsimile: 1-416-646-2415

E-mail: assistance@laurelhill.com

Questions and requests for assistance may be directed to the Depositary and Information
Agent at the telephone numbers and location set out above.

TENDERYOURCANNIMEDSHARESTODAY.
FORASSISTANCEPLEASECONTACTLAURELHILLADVISORYGROUPAT:
1-877-452-7184TOLL-FREE(416-304-0211COLLECT),ORBYEMAILATASSISTANCE@LAURELHILL.COM
FORUPTODATEINFORMATIONVISITWWW.AURORAMJ.COM